Exhibit 99.1

=============================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      -------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)          October 1, 1999


                      -------------------------------------



                            CNA FINANCIAL CORPORATION



            (Exact Name of Registrant as Specified in Charter)

          Delaware                  1-5823                36-6169860
(State or Other Jurisdiction      (Commission           (IRS Employer
      of Incorporation)          File Number)        Identification No.)

 CNA Plaza, Chicago, Illinois                               60685
(Address of Principal Executive Offices)                  (Zip Code)

Registrant's telephone number, including area code       (312) 822-5000

          (Former Name or Former Address, if Changed Since Last Report)

===========================================================================

Item 5. Other Events.

On October 1, 1999, certain subsidiaries of CNA Financial Corporation's
(CNA or the Company) completed a previously announced transaction with The Allstate Corporation (Allstate) involving CNA's personal lines insurance business. As a result of the transaction, CNA received $139.5 million in cash which consisted of i) $120 million in premiums for the reinsurance of the CNA personal insurance business by Allstate and ii) $19.5 million for an option exercisable during 2002 to purchase common stock of five CNAF subsidiaries.

CNA will be primarily liable for personal insurance policies generated by the current CNA personal lines agents until the Allstate insurance companies meet regulatory qualifications to write such policies. The qualification process is expected to be substantially concluded on or before December 31, 2002. The policies written by CNA will be reinsured by Allstate companies. Prior to 2002, the Company will concentrate CNA's remaining personal lines insurance business in the optioned companies.

CNA will continue to have an ongoing interest in the profitability of CNA's personal lines insurance business and the related successor business through a $75 million equity linked note (attached hereto as Exhibit 10.8). In addition, the Company has licensed the "CNA Personal Insurance" trademark and personal insurance distribution system to Allstate for use in Allstate's personal insurance agency business for a period of five years. CNA will receive a royalty fee based on the business volume of personal insurance policies sold through the CNA agents and on some related business for a period of six years.

CNA believes there will be no material effect on its operating earnings in 1999 and 2000 as a result of this transaction.

Item 7.  Exhibits.

Exhibit  10.7      Asset Purchase and Investment Agreement

Exhibit  10.8      Equity-Linked Note

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 CNA FINANCIAL CORPORATION


Date:   October 19, 1999                     By:  S/ROBERT V. DEUTSCH
        ----------------------                    ----------------------------
                                                  Robert V. Deutsch
                                                  Senior Vice President and
                                                  Chief Financial Officer


Exhibit 10.7


                              AMENDED AND RESTATED

                     ASSET PURCHASE AND INVESTMENT AGREEMENT


                                  by and among


                           CNA FINANCIAL CORPORATION,


              EACH OF THE SUBSIDIARIES OF CNA FINANCIAL CORPORATION
                           LISTED ON EXHIBIT A HERETO,


                            THE ALLSTATE CORPORATION,


                           ALLSTATE INSURANCE COMPANY


                                       and


                         WILLOW INSURANCE HOLDINGS, INC.


                         Dated as of September 30, 1999

                                      -ix-
                                TABLE OF CONTENTS
                                                                   Page
ARTICLE I DEFINITIONS............................................   2
         1.01.  Definitions......................................   2

ARTICLE II TRANSFER AND ACQUISITION OF ASSETS....................  18
         2.01.  Transfer and Acquisition.........................  18
         2.02.  Payments on Closing..............................  18
         2.03.  Place and Date of Closing........................  21
         2.04.  Transactions to be Effected at the Closing.......  21
         2.05.  Nonassignability of Assets.......................  22
         2.06.  Cessation of Writings; Renewal Rights, Etc.......  22
         2.07.  No Assumption of Liabilities by Purchaser........  23

ARTICLE III HOLDCO...............................................  23
         3.01.  Acquisition of Newco Insurance Companies.........  23
         3.02.  Purchase and Sale of Note........................  24
         3.03.  Senior Adviser Appointment.......................  25

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLERS AND PARENT..  25
         4.01.  Organization, Standing and Authority.............  25
         4.02.  Authorization....................................  25
         4.03.  No Conflict or Violation, Etc....................  26
         4.04.  Financial Information; Books and Records.........  26
         4.05.  Reserves.........................................  27
         4.06.  Absence of Certain Changes.......................  27
         4.07.  Contracts........................................  27
         4.08.  Title to Assets; Sufficiency.....................  28
         4.09.  Litigation; Orders...............................  28
         4.10.  Compliance with Laws.............................  29
         4.11.  Employees and Employee Benefit Plans.............  29
         4.12.  Brokers..........................................  30
         4.13.  Licenses and Franchises..........................  30
         4.14.  Disputed Claims..................................  30
         4.15.  Year 2000........................................  30
         4.16.  Computer Software................................  31
         4.17.  Technology and Intellectual Property.............  32
         4.18.  Insurance Business...............................  33
         4.19.  Cancellations....................................  35
         4.20.  Regulatory Filings...............................  35
         4.21.  Real Property; Leases............................  35
         4.22.  Labor Relations and Employment...................  36
         4.23.  Tax Matters......................................  37
         4.24.  Reinsurance and Retrocessions....................  37
         4.25.  Environmental Matters............................  38
         4.26.  Investment Purpose...............................  38

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER,PURCHASER
PARENT AND HOLDCO................................................  38
         5.01.  Organization, Standing and Authority.............  38
         5.02.  Authorization....................................  38
         5.03.  No Conflict or Violation, Etc....................  39
         5.04.  Compliance with Laws.............................  40
         5.05.  Valid Issuance.  ................................  40
         5.06.  Brokers..........................................  40

ARTICLE VI COVENANTS.............................................  40
         6.01.  Conduct of Business..............................  40
         6.02.  No Solicitation..................................  42
         6.03.  Access to Information; Confidentiality...........  42
         6.04.  Reasonable Best Efforts..........................  43
         6.05.  Consents, Approvals and Filings..................  43
         6.06.  Notification.....................................  44
         6.07.  Further Assurances...............................  44
         6.08.  Expenses.........................................  44
         6.09.  Employees and Employee Benefits..................  45
         6.10.  Computer Software................................  50
         6.11.  Notice Regarding Employees.......................  54
         6.12.  Reinsurance Agreements...........................  54
         6.13.  Agent and Broker Agreements......................  54
         6.14.  Change of Control and Insolvency of Sellers......  54
         6.15.  Leased Premises..................................  55
         6.16.  Business Recovery Plan...........................  56
         6.17.  Equity-Linked Note...............................  57
         6.18.  Assigned and Assumed Contracts...................  57
         6.19.  Supplemental Schedules; Revised Schedules........  57
         6.20.  Licensed Marks...................................  58
         6.21.  CNA Solution.....................................  58
         6.22.  Termination of Progressive Quota Share Agreement.  58

ARTICLE VII CONDITIONS PRECEDENT TO THE OBLIGATIONSOF PURCHASER, PURCHASER
 PARENT AND HOLDCO...............................................  58
         7.01.  Representations and Covenants....................  58
         7.02.  Secretary's Certificate..........................  59
         7.03.  Other Agreements.................................  59
         7.04.  Governmental and Regulatory Consents and Approvals 59
         7.05.  Third Party Consents.............................  60
         7.06.  No Injunctions or Restraints.....................  60
         7.07.  No Material Adverse Effect.......................  60

ARTICLE VIII CONDITIONS PRECEDENT TO THE OBLIGATIONSOF PARENT
AND SELLERS......................................................  60
         8.01.  Representations and Covenants....................  60
         8.02.  Secretary's Certificate..........................  61
         8.03.  Other Agreements.................................  61
         8.04.  Governmental and Regulatory Consents and Approvals 61
         8.05.  No Injunctions or Restraints.....................  61

ARTICLE IX FURTHER AGREEMENTS....................................  61
         9.01.  Access to Books and Records......................  61
         9.02.  Use of Information...............................  62
         9.03.  Non-Competition..................................  62
         9.04.  Cooperation......................................  68
         9.05.  Taxes............................................  68
         9.06.  Internet and Intranet Usage......................  69
         9.07.  Right of First Offer.............................  69
         9.08.  Transition Services..............................  70
         9.09.  Post-Closing Confidentiality.....................  71

ARTICLE X SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND AGREEMENTS71
         10.01.  Survival of Representations and Warranties and
                 Agreements......................................  71

ARTICLE XI INDEMNIFICATION.......................................  72
         11.01.  Indemnification by Sellers and Parent...........  72
         11.02.  Indemnification by Purchaser....................  72
         11.03.  Indemnification Procedures......................  72
         11.04.  Limitation on Indemnification...................  74

ARTICLE XIIb. TERMINATION PRIOR TO CLOSING.......................  74
         12.01.  Termination of Agreement........................  74
         12.02.  Survival........................................  75

ARTICLE XIII GENERAL PROVISIONS..................................  75
         13.01.  Publicity.......................................  75
         13.02.  Dollar References...............................  76
         13.03.  Notices.........................................  76
         13.04.  Entire Agreement................................  77
         13.05.  Waivers and Amendments; Non-Contractual Remedies;
                 Preservation of Remedies........................  77
         13.06.  Governing Law; Choice of Forum..................  77
         13.07.  Binding Effect; Assignment......................  77
         13.08.  Interpretation..................................  78
         13.09.  No Third Party Beneficiaries....................  79
         13.10.  Counterparts....................................  79
         13.11.  Exhibits and Schedules..........................  79
         13.12.  Headings........................................  79
         13.13.  Severability....................................  79

                                    EXHIBITS

Exhibit A             -  Sellers

Exhibit B             -  Form of Administrative Services Agreement

Exhibit C             -  Form of Assumption Agreement

Exhibit D             -  Form of Bill of Sale and General Assignment

Exhibit E             -  Form of Report of Deloitte & Touche, LLP

Exhibit E-1           -  Form of Deloitte & Touche, LLP Engagement Letter

Exhibit F             -  Form of Pre-Closing Indemnity Reinsurance Agreement

Exhibit G             -  Form of Post-Closing Indemnity Reinsurance Agreement

Exhibit H             -  Form of Renewal Rights Agreement

Exhibit I             -  Form of Distribution and License Agreement

Exhibit J             -  Form of Equity-Linked Note

Exhibit K             -  Form of Amended and Restated Option Agreement

Exhibit L             -  Form of Aggregate Stop Loss Reinsurance Agreement

                                    SCHEDULES

Schedule 1.01(a)      -    Assigned and Assumed Contracts

Schedule 1.01(b)      -    Assumed Reinsurance Agreements

Schedule 1.01(c)      -    Insurance Policies

Schedule 1.01(d)(i)   -    Sellers' and Parent's Knowledge

Schedule 1.01(d)(ii)  -    Purchaser's Knowledge

Schedule 1.01(e)      -    Other Assumed Liabilities

Schedule 1.01(g)      -    Tangible Assets

Schedule 1.01(h)      -    CNA Commercial Agent List

Schedule 1.01(i)      -    CNA Commercial Companies

Schedule 3.01         -    Newco Insurance Company Licenses and Approvals

Schedule 4.03         -    Necessary Consents, etc.

Schedule 4.04(a)      -    Financial Information

Schedule 4.06         -    Absence of Certain Changes

Schedule 4.07         -    Contracts

Schedule 4.08(a)      -    Liens

Schedule 4.09         -    Litigation; Orders

Schedule 4.10         -    Compliance with Laws

Schedule 4.11(a)      -    Employees List

Schedule 4.11(b)      -    Employee Benefit Plans

Schedule 4.11(c)      -    Severance Plans

Schedule 4.13         -    Licenses and Franchises

Schedule 4.14         -    Disputed Claims

Schedule 4.16(a)      -    Computer Software:  Owned or Licensed Principally
                                               Used Software

Schedule 4.16(b)      -    Computer Software:  Owned or Licensed Generally Used
                                               Software

Schedule 4.17         -    Technology and Intellectual Property

Schedule 4.18         -    Insurance Business

Schedule 4.19         -    Cancellations

Schedule 4.20         -    Regulatory Filings

Schedule 4.21(a)      -    Leases

Schedule 4.21(b)      -    Leasehold Improvements

Schedule 4.21(e)      -    Environmental Matters

Schedule 4.22         -    Labor Relations and Employment

Schedule 4.24         -    Reinsurance and Retrocessions

Schedule 5.03         -    Necessary Consents, etc.

Schedule 5.04         -    Compliance with Laws

Schedule 6.02         -    Third Party Confidentiality Agreements

Schedule 6.09(c)      -    Employee Benefits Costs

Schedule 6.10(f)      -    Security Measures

Schedule 6.12(a)      -    Ceded Reinsurance

Schedule 6.12(b)      -    Assumed Reinsurance

Schedule 6.15(a)      -    Assumed Leases

Schedule 6.15(b)      -    Subleases

Schedule 9.03(c)      -    Real Estate Agents

          AMENDED AND RESTATED ASSET PURCHASE AND INVESTMENT AGREEMENT


                  This AMENDED AND RESTATED ASSET PURCHASE AND INVESTMENT AGREEMENT (this "Agreement"), dated as of September 30, 1999, is entered into by and among CNA Financial Corporation, a Delaware corporation ("Parent"), each of the Subsidiaries of Parent listed on Exhibit A hereto (each a "Seller" and collectively, "Sellers"), The Allstate Corporation, a Delaware corporation ("Purchaser Parent"), Allstate Insurance Company, a stock insurance company domiciled in Illinois ("Purchaser"), and Willow Insurance Holdings, Inc., a Delaware corporation and an affiliate of Purchaser ("Willow").


                              W I T N E S S E T H:


                  WHEREAS, Parent, Sellers, Purchaser Parent, Purchaser and Willow have previously entered into the Asset Purchase and Investment Agreement, dated as of June 9, 1999 (the "Asset Purchase Agreement");

                  WHEREAS, Parent, Sellers, Purchaser, Purchaser Parent and Willow desire to amend and restate the Asset Purchase Agreement as set forth herein;

                  WHEREAS, Sellers each conduct a personal lines insurance business (all capitalized terms used in these recitals and not otherwise defined having the respective meanings assigned to them in Section 1.01 below);

                                       -2-
                  WHEREAS,  upon the terms and subject to the conditions of this
Agreement, (i) each Seller desires to sell, and Purchaser desires to acquire, certain of the assets and rights associated with such personal lines insurance businesses of Sellers, (ii) Sellers and Purchaser desire that Sellers and Purchaser enter into indemnity reinsurance and administrative services arrangements, pursuant to which Purchaser will reinsure and service certain insurance policies related to such personal lines insurance business, (iii) Sellers and Purchaser acknowledge that some or all of the assets and rights and indemnity reinsurance obligations with respect to such personal lines insurance businesses of Sellers transferred to Purchaser hereby may be subsequently transferred by Purchaser to one or more insurance companies to be acquired (or otherwise made available) by Holdco, a holding company established by Purchaser to own the insurance companies to be acquired (or otherwise made available) and, in that regard, Purchaser desires to obtain and Parent desires to grant an option to Purchaser to buy all of the issued and outstanding capital stock of the Purchased Sellers, (iv) in connection with the capitalization of Holdco, Purchaser Parent desires to issue and Parent desires to purchase the Equity-Linked Note, and (v) Sellers and Purchaser desire that Sellers assist Purchaser and its permitted assigns hereunder in writing renewals and new business with respect to such personal lines insurance businesses;

                  WHEREAS,   in  order  to  effectuate  the  foregoing,   it  is
contemplated that, upon the terms and subject to the conditions of this Agreement, (i) Sellers and Purchaser will enter into the Indemnity Reinsurance Agreements providing, among other things, for the indemnity reinsurance as of the Inception Date of certain personal lines insurance policies, (ii) Parent, Sellers and Purchaser will enter into the Administrative Services Agreement, providing for Purchaser's provision of certain administrative services on behalf of Sellers with respect to the Business, (iii) Parent, Sellers and Purchaser will enter into a Transition Services Agreement, providing, among other things, for the provision of certain administrative and data processing services following the Closing, (iv) Parent, Sellers, Holdco and Purchaser will enter into the License Agreements and the Distribution and License Agreement, providing a license to Purchaser to use certain software, tradenames and other rights of Sellers in connection with Purchaser's operation of the Business, (v) Parent and Holdco will enter into the Option Agreement pursuant to which Parent will grant an option to Holdco to purchase all of the issued and outstanding capital stock of the Purchased Sellers, (vi) Purchaser will execute and deliver to Sellers the Assumption Agreement, providing for the assumption by Purchaser of certain liabilities and obligations relating to the Business, (vii) Sellers will execute and deliver to Purchaser the Bill of Sale and General Assignment, providing for the transfer to Purchaser of certain of the assets and rights relating to the Business, (viii) Continental Casualty Company will execute and deliver to Purchaser an Aggregate Stop Loss Reinsurance Agreement pursuant to which Continental Casualty Company and Purchaser will make certain payments to each other based on the development of certain Reinsured Liabilities, (ix) Purchaser Parent will execute and deliver to Parent the Equity-Linked Note and
(x) Sellers and Purchaser will execute and deliver such other agreements, instruments and documents as are described herein.

                  NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

     DEFINITIONS Section I.1. Definitions. The following terms shall have the respective meanings set forth below throughout this Agreement:

     "Accounting Principles" means the accounting principles described in
      Schedule 4.04(a) hereto.

     "Acquisition Proposal" shall have the meaning set forth in Section 6.02(c) hereof.

     "Action" shall have the meaning set forth in Section 4.09 hereof.

     "Additional Licenses" shall have the meaning set forth in Section 3.01(b) hereof.

     "Administrative Services Agreement" means an Administrative Services Agreement between Sellers and Purchaser substantially in the form of Exhibit B hereto. "Affiliate" means, with respect to any person, at the time in question, any other person controlling, controlled by or under common control with such person. For purposes of the foregoing, "control", including the terms "controlling", "controlled by" and "under common control with", means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an institution, whether through the ownership of voting securities, by contract or otherwise.

     "Aggregate Stop Loss  Reinsurance  Agreement" means the Aggregate Stop Loss
Reinsurance   Agreement  between  Continental  Casualty  Company  and  Purchaser substantially in the form of Exhibit L hereto.

  "Agreement" shall have the meaning set forth in the introductory paragraph.

     "Allocated Loss Adjustment Expenses" shall have the meaning set forth in Chapter 17 of the NAIC Accounting Practices and Procedures Manual for Property and Casualty Insurance Companies in effect for the year ended December 31, 1998 (with reference to guidance contained therein which became effective on January 1, 1998).

     "American Casualty Products" means the personal lines insurance products of American Surety and Casualty Insurance Company, a Florida domiciled stock insurance company.

     "Ancillary Agreements" means the Indemnity Reinsurance Agreements, the Administrative Services Agreement, the License Agreements, the Distribution and License Agreement, the Assumption Agreement, the Renewal Rights Agreement, the Option Agreement, the Equity-Linked Note, the Aggregate Stop Loss Reinsurance Agreement, the Letter of Parent regarding certain reinsurance matters dated September 30, 1999 and the Transfer Documents.

     "Antitrust Division" shall have the meaning set forth in Section 6.05(b) hereof.

     "Asset Purchase Agreement" shall have the meaning set forth in the Recitals.

     "Assignable Licensed Principally Used Software" means the Licensed Principally Used Software as to which (i) no consent to the assignment thereof is required or (ii) consent to the assignment thereof has been obtained on or prior to the Closing Date.

     "Assigned and Assumed Contracts" means those contracts and other agreements to which a Seller is a party and which are listed on Schedule 1.01(a) hereto and any other contracts and agreements that principally relate to the Business that is entered into by a Seller between the date hereof and the Closing Date as permitted hereunder; provided that the Assigned and Assumed Contracts under this Agreement shall not include (i) any Insurance Policies, (ii) any Outward Reinsurance Agreement or (iii) any contract or other agreement set forth on Schedules 4.16(a) and 4.16(b) hereto.

     "Assumed   Reinsurance   Contracts"   means  those   contracts  of  assumed
reinsurance of Personal Insurance Products listed on Schedule 1.01(b) hereto.

     "Assumption Agreement" means an Assumption Agreement between Sellers and Purchaser substantially in the form of Exhibit C hereto.

     "Bill of Sale and General Assignment" means a Bill of Sale and General Assignment between Sellers and Purchaser substantially in the form of Exhibit D hereto.

     "Books and Records" means the originals or copies of all records (including computer generated, recorded or stored records) relating primarily to the Business, including customer lists, policy information, insurance policy forms, rate filing information, rating plans, claim records, sales records, underwriting records, financial, tax and accounting records (provided, however, that state and federal income tax returns and work papers shall be excluded), personnel records (excluding performance reviews) related to Transferred Employees and compliance records in the possession or control of any Seller or any Seller's Affiliate and relating primarily to the operation of the Business, including the database maintained by any Seller relating to and containing the customer lists, claim records and underwriting records related to the Business and any other database or other form of recorded, computer generated or stored information or process relating primarily to the Business; provided, however, if any such financial, tax or accounting records contain information that does not relate to the Business such information which does not relate to the Business shall not constitute "Books and Records".

     "Business" means, collectively, the personal lines insurance business operations conducted by the Sellers, including those operations relating to the underwriting, issuance and administration of Personal Insurance Products, provided that the "Business" shall not include (i) any of the foregoing to the extent that it relates to any Excluded Liability or any asset other than a Transferred Asset, (ii) any insurance policies written, produced or assumed by or business operations conducted by (A) Galway, (B) any FICOH Company or (C) UniSource or any of their respective subsidiaries on the Signing Date, (iii) any insurance policies written by any Seller which were written, produced or assumed through Lydgate, (iv) any pleasure watercraft insurance written, produced or assumed through Marine Office of America, (v) any warranty business contracted or insured by the Parent Warranty Business Unit, (vi) any assumed reinsurance other than the Assumed Reinsurance Contracts and reinsurance assumed on a mandatory basis in connection with an Involuntary Mechanism and (vii) any structured settlement transactions.

     "Business Day" means any day other than a Saturday, Sunday, a day on which banking institutions in either of the States of Illinois or New York are permitted or obligated by law to be closed or a day on which the New York Stock Exchange is closed for trading.

 "Business Employees" shall have the meaning set forth in Section 4.11 hereof.

 "Change in Control" shall have the meaning set forth in Section 9.03(f) hereof.

 "CICS 2.1.2" shall have the meaning set forth in Section 6.10(h)

 "CICS 4.1" shall have the meaning set forth in Section 6.10(h).

 "Closing" means the closing of the transactions contemplated by this Agreement.

 "Closing Date" shall have the meaning set forth in Section 2.03 hereof.

 "CNA Brand" has the meaning set forth in Section 9.03(e)(iii) hereof.

 "CNA Commercial Agent List" means the list of appointed independent insurance agents and brokers of the CNA Commercial Companies that write Personal Insurance Products attached as Schedule 1.01(h) hereto.

 "CNA Commercial Companies" means the insurance companies listed in Schedule
  1.01(i) hereto.

 "CNA Commercial Distribution System" means the appointed independent insurance agents and brokers of the CNA Commercial Companies set forth on the CNA Commercial Agent List.

 "CNA Re" means the business carried on by the Reinsurance Operations Department of Parent.

 "CNA Solution" shall have the meaning set forth in Section 6.21 hereof.

 "COBRA" shall have the meaning set forth in Section 6.09(d)(i)(D) hereof.

 "Code" means the Internal Revenue Code of 1986, as amended.

 "Commissions" means all commissions, contingent agent bonuses, expense allowances, and other fees and compensation payable to producers or Independent Agents/Brokers with respect to the Insurance Policies.

 "Competing Products" means any primary insurance products (including self-funded arrangements) that are not Personal Insurance Products or Other Products.

"Confidentiality Agreement" shall have the meaning set forth in Section 6.03 hereof.

 "Consent Software" shall have the meaning set forth on Section 6.10(b) hereof.

 "Continental Casualty Company" means Continental Casualty Company, an Illinois domiciled stock insurance company.

 "Conversion Date" shall have the meaning set forth in Section 6.08 hereof.

 "Copyright Materials" means all materials contained in the Books and Records that are copyrighted, copyrightable or are in any other way protected under copyright law.

 "Deerbrook Products" means the non-standard personal auto product line of Deerbrook Insurance Company, an Illinois domiciled stock insurance company.

"Delayed Transferred Employees" shall have the meaning set forth in Section
 6.09(a).

 "Distribution and License Agreement" means the Distribution and License Agreement among Purchaser, Holdco, Parent and Sellers and certain of their Affiliates substantially in the form of Exhibit I hereto.

 "Due Diligence Period" shall have the meaning set forth in Section 9.03(h) hereof.

 "800 Numbers" shall have the meaning set forth in Section 4.17(b) hereof.

     "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of non-compliance or violation (written or oral) by any person or governmental authority, alleging liability for non-compliance, investigative costs, cleanup costs, response or removal costs, remedial costs, personal injury (including death), tangible or intangible property damage, damage to the environment or natural resources arising under or based on (A) Environmental Laws; or (B) a Release or threatened Release of Hazardous Materials.

     "Environmental Laws" means all applicable federal, state and local statutes, regulations, ordinances, rules and any binding administrative or judicial interpretations thereof, relating to pollution, protection of human health and safety as it relates to the environment, the protection, preservation or restoration of the environment (including, without limitation, indoor and outdoor air, surface water, groundwater, land, wetlands, surface and subsurface strata) or natural resources, including, without limitation, those relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transportation or handling of Hazardous Materials.

 "Equity-Linked Note" shall have the meaning set forth in the Recitals.

 "Equity-Linked Note Purchase Price" shall have the meaning set forth in Section
  3.02(a) hereof.

 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

 "Excluded Employees" shall have the meaning set forth in Section 4.11 hereof.

 "Excluded   Liability"  means  any  liability  or  obligation   arising  in
connection with the Business which does not constitute an Other Assumed Liability or a Reinsured Liability, including, without limitation: (i) premium taxes due in respect of premiums written prior to the Inception Date, (ii) any Extra Contractual Obligations, (iii) all Taxes imposed and all costs and expenses (including, without limitation, litigation costs and reasonable attorneys' and accountants' fees and disbursements) incurred as a result of a claim, notice of deficiency, or assessment by, or any obligation owing to, any Tax Authority with respect to the Transferred Assets and the Business for any period ending on or prior to the Closing Date or for the portion of any period including the Closing Date, (iv) any liability to any person related to or arising out of any litigation or proceeding (including, without limitation, any employment-related litigation or proceeding) in respect of the Business to which Parent, any Seller or any of their Affiliates is or becomes a party based on events occurring prior to the Inception Date including, without limitation, the litigation and proceedings set forth on Schedule 4.09 hereto, and (v) except as otherwise provided in Section 6.09, retirement and welfare benefit obligations under the employee benefit plans, policies and arrangements of any Seller or any of their Affiliates.

 "Excluded Purchased Sellers" shall have the meaning set forth in Section 3.01
 (b) hereof.

 "Exercise Notice" shall have the meaning set forth in Section 9.07(b) hereof.

 "Extra Contractual Obligations" means all liabilities not covered under the provisions of any Insurance Policy (and related Allocated Loss Adjustment Expenses) to the extent such liabilities arise from or relate to any alleged or actual act, error or omission by any Seller or any of such Seller's Affiliates on, prior to or after the Closing, whether intentional or otherwise, including the following: failure to settle within policy limits, or by reason of actual or alleged negligence, fraud or bad faith in rejecting an offer of settlement or in preparation of the defense of or in trial of any action against its insured or any appeal of any judgment with respect thereto, or from any alleged or actual reckless conduct or bad faith, in connection with the handling of any claim under any Insurance Policy or in connection with the issuance, delivery cancellation or administration of any Insurance Policy.

 "FICOH Company" means any of the First Insurance Company of Hawaii, Ltd., First Fire and Casualty Insurance Company of Hawaii, Inc. and First Indemnity Insurance of Hawaii, Inc.

 "Final Statement of Net Settlement Liability" shall have the meaning set forth in Section 2.02(d) hereof.

 "Financial Information" shall have the meaning set forth in Schedule 4.04(a hereto.

 "FTC" shall have the meaning set forth in Section 6.05(b) hereof.

 "Galway" means The Galway Insurance Company, a California domiciled stock insurance company.

 "Governmental Entity" shall have the meaning set forth in Section 4.03 hereof.

 "Hazardous Materials" means (a) any petrochemical or petroleum products, waste oil, radon gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and polychlorinated biphenyls or (b) any chemicals, materials or substances defined in or regulated by any Environmental Law as or included in the definition of "hazardous substances," "hazardous chemicals," "hazardous wastes," "hazardous materials," "toxic substances," "contaminants," or "pollutants" or words of similar meaning or regulatory effect.

 "Holdco" means Willow Insurance Holdings, Inc., or such other, direct or indirect, wholly-owned Subsidiary of Purchaser, as Purchaser may designate prior to Closing.

 "Home Security" means Home Security of America, Inc., a Wisconsin corporation.

 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

 "Inception Date" means 12:01 a.m., Central time, on the first day of the month following the Closing Date if the Closing Date is the last day of a month and, if not, then 12:01 a.m., Central time, on the first day of the month in which the Closing Date falls.

 "Indemnifiable Losses" shall have the meaning set forth in Section 11.01 hereof.

 "Indemnified Party" shall have the meaning set forth in Section 11.03(a) hereof.

 "Indemnifying Party" shall have the meaning set forth in Section 11.03(a) hereof.

     "Indemnity   Reinsurance   Agreements"  means  the  Pre-Closing   Indemnity
Reinsurance Agreement and the Post-Closing Indemnity Reinsurance Agreement.

     "Independent Agent/Broker" means an individual or entity designated by a policyholder as its broker of record in connection with such policyholder's Insurance Policy and shall also include any agent acting on behalf of a policyholder or any Seller regarding an Insurance Policy.

     "Independent Auditor Dispute Work Papers" shall have the meaning set forth in Section 2.02(f) hereof.

     "Initial Statement of Net Settlement Liability" means the statement of assets and liabilities of the Business as of the last day of the fiscal quarter which immediately precedes the Closing Date, or, in the event that such last day precedes the Closing Date by less than two months, then such statement of assets and liabilities shall be prepared as of the last day of the next preceding fiscal quarter, which shall be prepared and delivered by Parent to Purchaser not later than the fifth Business Day prior to the Closing Date substantially in the format set forth in Schedule 4.04(a) hereto.

     "Insurance Policies" means the treaties, policies, binders, slips and other agreements of insurance or assumed reinsurance, including insurance written and reinsurance assumed through Involuntary Mechanisms, listed on Schedule 1.01(c) hereto, written by any Seller in connection with the Business to the extent in effect on the Closing Date (including all supplements, endorsements, riders and ancillary agreements in connection therewith); provided, however, that Insurance Policies shall not include (i) any of the foregoing to the extent that they cover risks other than personal lines risks, (ii) any of the foregoing to the extent that they were insurance policies written, produced or assumed by Galway or any FICOH Company or any of their subsidiaries, (iii) any of the foregoing to the extent that they were written, produced or assumed through Lydgate or any of its subsidiaries, (iv) any of the foregoing to the extent that they were written, produced or assumed by UniSource, (v) any of the foregoing to the extent that they are personal watercraft insurance policies written, produced or assumed through Marine Office of America, (vi) any of the foregoing to the extent they are warranty contracts or policies written by the Parent Warranty Business Unit, (vii) any assumed reinsurance other than the Assumed Reinsurance Contracts and reinsurance assumed on a mandatory basis in connection with an Involuntary Mechanism and (viii) any of the foregoing to the extent they are written in connection with structured settlement transactions.

     "Intangible Assets" means those intangible assets owned by any Seller or any Seller's Affiliates and used primarily in connection with the Business, including all the customer lists and their associated intangibles that are primarily used or held for use in connection with the Business, and all Copyright Materials.

     "Intellectual Property Right" shall have the meaning set forth in Section 4.17(a) hereof.

     "Involuntary Mechanism" means any "Assigned Risk Pool," "Syndicate," "Association," "Fair Plans," "Boards," "Bureaus," "Joint Underwriting Associations (JUAs)," "Other government mandated programs," or other underwriting facility, including Commonwealth Automobile Reinsurers (CAR), to the extent that any such facility underwrites, on a mandatory basis, personal lines insurance included in the Business, and, subject to the foregoing, such writings by the Kansas Fair Plan, whether mandatory or voluntary.

     "Involuntary Reserves" means the aggregate reserves established by Sellers with respect to Loss arising out of or relating to Involuntary Mechanisms.

     "Knowledge" means, as to any Seller and Parent, the actual knowledge of any of the persons listed on Schedule 1.01(d)(i) hereto, and as to Purchaser, the actual knowledge of any of the persons listed on Schedule 1.01(d)(ii) hereto.

 "Leased Properties" shall have the meaning set forth in Section 4.21(a) hereof.

     "Leasing Period" shall mean the period of time commencing on the Closing Date and ending immediately prior to the Service Date.

     "License" shall have the meaning set forth in Section 3.01(b) hereof.

     "License Agreements" shall have the meaning set forth in Section 6.10(a) hereof.

     "Licensed Generally Used Software" shall have the meaning set forth in
      Section 4.16 hereof.

     "Licensed Marks" shall have the meaning set forth in the Distribution and License Agreement.

     "Licensed  Principally  Used Software"  shall have the meaning set forth in
      Section 4.16 hereof.

     "Lien" means any pledge, claim, lien, charge, mortgage, encumbrance, security interest of any nature, option, right of first refusal, warrant, or restriction of any kind, including any restriction on use, voting, transfer, alienation, receipt of income, or exercise of any other attribute of ownership.

     "Link" shall have the meaning set forth in Section 9.06 hereof.

     "Locations" shall have the meaning set forth in Section 6.15 hereof.

     "Loss" means the amount of liability paid or to be paid by or on behalf of Sellers with respect to claims arising under the Insurance Policies, after making deduction for all salvage and subrogation; provided, however, that Loss when applied in the context of an Involuntary Mechanism shall be limited solely to liability paid or to be paid with respect to Insurance Policies, after making deduction for all salvage and subrogation.

     "Lydgate" means J.M. Lydgate Ltd., a Hawaii corporation and wholly owned subsidiary of FICOH, which conducts business as a general agent of FICOH.

     "Marine Office of America" means Marine Office of America, Inc., a New York corporation and a wholly owned indirect subsidiary of Parent.

     "Newco Insurance Company" or "Newco Insurance Companies" means, as the context may require, a property and casualty insurance company acquired, organized or, to the extent a wholly owned subsidiary of Purchaser, designated in writing by Purchaser, following the Signing Date for the purpose of conducting the Business, including, without limitation, each Purchased Seller to the extent Holdco consummates its acquisition thereof.

     "1998 Statement of Net Settlement Liability" means the statement of assets and liabilities of the Business as of December 31, 1998, attached as Schedule 4.04(a) hereto.

     "Non-Compete Period" means the period commencing on the Closing Date and ending on the fifth anniversary of the Closing Date.

 "Non-Renewal Date" shall have the meaning set forth in the Renewal Rights
                                   Agreement.

     "Option" shall have the meaning set forth in Section 3.01(a) hereof.

     "Option Agreement" means the Option Agreement between Parent,
Holdco and TCC  substantially  in the form of Exhibit K hereto,  as described in
Section 3.01(a) hereof.

     "Option Period" shall have the meaning set forth in the Option Agreement.

     "Option Price" shall have the meaning set forth in Section 3.01(a) hereof.

     "Order" shall have the meaning set forth in Section 4.09 hereof.

     "Original Agreement" shall have the meaning set forth in Section 6.19(b) hereof.

     "Other Assumed Liabilities" means all liabilities and obligations of Sellers (a) required to be paid or performed by Purchaser from and after the Closing Date under the Assigned and Assumed Contracts and the Assignable Licensed Principally Used Software, in each case only if actually assigned to Purchaser and (b) in respect of insurance license fees for periods following the Closing Date, in each case as set forth on Schedule 1.01(e); provided that the Other Assumed Liabilities shall also include any obligation to pay any amounts due as of the Closing in respect of the period prior to the Closing if there has been an accrual for such obligation on the Final Statement of Net Settlement Liability; provided further that any liability attributable to a breach by any Seller under the terms of the Assigned and Assumed Contracts and the Assignable Licensed Principally Used Software shall not be an Other Assumed Liability.

     "Other Products" means warranty products, Deerbrook Products and American Casualty Products.

     "Outward Reinsurance" means the business ceded pursuant to the Outward
      Reinsurance Agreements.

     "Outward  Reinsurance  Agreements"  shall  have the  meaning  set  forth in
      Section 4.24 hereof.

     "Owned Generally Used Software" shall have the meaning set forth in Section
      4.16 hereof.

     "Owned  Principally  Used  Software"  shall have the  meaning  set forth in
      Section 4.16 hereof.

     "Parent" means CNA Financial Corporation.

     "Parent Acquiring Company" shall have the meaning set forth in Section
      9.03(e) hereof.

     "Permits" means all Federal, state, local or foreign governmental or regulatory licenses, permits, orders, approvals, registrations, authorizations, qualifications and filings.

     "Permitted Liens" means, as to any asset, (i) Liens for taxes not yet due and payable or being contested in good faith by appropriate proceedings as disclosed in Schedule 4.08(a) hereto, (ii) Liens arising by operation of law, and (iii) other Liens that do not in the aggregate materially detract from the value or materially interfere with the present or reasonably contemplated use of such asset in the Business.

     "Person" means any individual, corporation, partnership, firm, joint venture, association, limited liability company, limited liability partnership, joint-stock company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity.

     "Personal Insurance Products" means insurance product lines for all lines of personal insurance products which constitute the Business including personal auto, homeowners (including tenant), umbrella, personal fire, personal watercraft and all personal insurance products sold under the Universal Security Portfolio (USP) trademark or brand and workers compensation that is sold in connection with homeowners umbrella and other personal insurance products sold under the USP trademark or brand.

     "Plans" shall have the meaning set forth in Section 4.11 hereof.

     "PMSC Software" has the meaning set forth in Section 6.10(b) hereof.

     "Post-Closing Extra Contractual Obligations" means all liabilities not covered under the provisions of any Insurance Policy to the extent such liabilities arise from or relate to any alleged or actual act, error or omission after the Closing by Purchaser or any of Purchaser's Affiliates, whether intentional or otherwise, including the following: failure to settle within policy limits, or by reason of actual or alleged negligence, and fraud or bad faith in rejecting an offer of settlement or in preparation of the defense of or in trial of any action against its insured or any appeal of any judgment with respect thereto, or from any alleged or actual reckless conduct or bad faith, in connection with the handling of any claim under any Insurance Policy or in connection with the issuance, delivery, cancellation or administration of any Insurance Policy. Acts or omissions of the Business Employees under the supervision of Purchaser or any of its Affiliates on and after the Closing Date shall be attributed to Purchaser for purposes of this definition.

     "Post-Closing Indemnity Reinsurance Agreement" means each Post-Closing Indemnity Reinsurance Agreement to be executed by Purchaser and each of the Sellers substantially in the form of Exhibit G hereto.

     "Post-Closing Policy" shall have the meaning set forth in the Post-Closing Indemnity Reinsurance Agreement.

     "Pre-Closing Benefits Liabilities" shall have the meaning set forth in
       Section 6.09(c)(i)(D) hereof.

     "Pre-Closing   Indemnity  Reinsurance   Agreement"  means  the  Pre-Closing
Indemnity Reinsurance Agreement between Purchaser and Sellers substantially in the form of Exhibit F hereto.

     "Preliminary Statement of Net Settlement Liability" shall have the meaning set forth in Section 2.02(c) hereof.

     "Prevailing Interest Rate" means the London Interbank Offered Rate quoted for six-month periods as reported in The Wall Street Journal on the Closing Date plus 100 basis points; provided that the Prevailing Interest Rate shall increase by an additional 100 basis points for each six-month period during which any payment under Section 2.02(g) shall not be timely made when due and the highest such rate shall be applied to the entire period for which such payment shall be due; provided, further, in no event shall the Prevailing Interest Rate (as herein defined) exceed 10%.

     "Purchased Seller" or "Purchased Sellers" means, individually or collectively, as the case may be, Kansas City Fire & Marine Insurance Company, a Missouri domiciled stock insurance company, The Glen Falls Insurance Company, a Delaware domiciled stock insurance company, Commercial Insurance Company of Newark, New Jersey, a New Jersey domiciled stock insurance company, The Mayflower Insurance Company Ltd., an Indiana domiciled stock insurance company, and National-Ben Franklin Insurance Company of Illinois, an Illinois domiciled stock insurance company.

     "Purchaser" shall have the meaning set forth in the introductory paragraph.

     "Purchaser Acquired Company" shall have the meaning set forth in Section
      9.0 (e)(ii) hereof.

     "Purchaser Acquiring Company" shall have the meaning set forth in Section
      9.03 (e)(ii) hereof.

     "Purchaser Material Adverse Effect" means any material adverse effect in the business, financial condition or results of operations of Purchaser and its subsidiaries taken as a whole.

     "Purchaser Offer" shall have the meaning set forth in Section 9.07(b) hereof.

     "Purchaser Parent" shall have the meaning set forth in the introductory paragraph.

     "Purchaser's Website" shall have the meaning set forth in Section 9.06.

     "Qualifying Event" shall have the meaning set forth in Section 6.09(d) hereof.

     "Reading Facility" shall mean the office building referred to in Section 4.18(h) hereof.

     "Reinsured Liabilities" means the following liabilities and obligations arising out of or relating to the Insurance Policies: (i) the amount of all liabilities for Loss related to unpaid claims, whether such claims were incurred before or after the Inception Date, including reopened claims, (ii) the amount of all liability for unpaid Allocated Loss Adjustment Expenses, whether such amounts were incurred before or after the Inception Date, (iii) the amount of all liability for unpaid Unallocated Loss Adjustment Expenses, (iv) premium taxes due in respect of premiums written on or after the Inception Date, (v) assessments and similar charges in connection with participation by any Seller or Purchaser, whether voluntary or involuntary, in any Involuntary Mechanism established or governed by any state or other jurisdiction, whether arising on account of premiums written before or after the Inception Date, (vi) assessments and similar charges (net of accrued premium tax credits) in connection with participation, whether voluntary or involuntary, in any guaranty association established or governed by any state or other jurisdiction, arising on account of any bankruptcy, insolvency, rehabilitation, liquidation or similar proceeding, whether commenced before or after the Inception Date, (vii) Commissions payable in respect of premiums written, whether before or after the Inception Date, (viii) all liabilities for amounts payable for returns or refunds of premiums, and (ix) any Post-Closing Extra Contractual Obligations, including a fair and equitable portion of any liabilities that constitute both Post-Closing Extra Contractual Obligations and Extra Contractual Obligations, in each instance of (i) through (ix) above, net of all reinsurance recoverables under the Outward Reinsurance Agreements (except for those set forth on Schedule
6.12 hereto), whether or not actually collected or collectible, including an allocable portion determined on a fair and equitable basis of any reinsurance receivables that relate to both the Business and the other operations of Sellers and their Affiliates.

     "Release" means any release, spill, emission, leaking, injecting, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor air, surface water, groundwater, land, wetlands, surface and subsurface strata.

     "Renewal Rights Agreement" means a Renewal Rights Agreement between Purchaser and Sellers substantially in the form of Exhibit H hereto.

     "Representatives" shall have the meaning set forth in Section 6.02(a) hereof.

     "Restricted Area" shall have the meaning set forth in Section 9.03(c) hereof.

     "Review Period" shall have the meaning set forth in Section 2.02(f) hereof.

     "Revised Statement of Net Settlement Liability" shall have the meaning set forth in Section 2.02(d) hereof.

     "Rights" shall have the meaning set forth in Section 6.10(b) hereof.

     "Rule of 65" shall have the meaning set forth in Section 6.09(d) hereof.

     "Sale Notice" shall have the meaning set forth in Section 9.07(b) hereof.

     "SAP" means, with respect to any insurance company, statutory accounting practices prescribed or permitted by the applicable insurance regulatory authority in the state of domicile of such insurance company, applied on a basis consistent with prior periods.

 "Scheduled Facilities" shall have the meaning set forth in Section 6.15 hereof.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Seller" and "Sellers" have the meanings set forth in the introductory paragraph.

     "Seller Acquired Company" shall have the meaning set forth in Section 9.03(e)(iii) hereof.

     "Seller Material Adverse Effect" means any material adverse effect on the business, financial condition or results of operations of the Business taken as a whole; provided, however, that the following shall be excluded from the definition of "Seller Material Adverse Effect" and from the determination of whether such Seller Material Adverse Effect has occurred: (i) the effects of conditions or events that are generally applicable to (A) the Property/Casualty Insurance Industry (including any event that is designated to be a "catastrophe" by the Insurance Services Organization) or (B) the capital, financial, banking, currency or capital markets in general, (ii) changes in laws (including common law or regulations) and (iii) changes in the relationship of the Business with the Business Employees and the Independent Agent/Brokers constituting the CNA Commercial Distribution System, which changes result from the announcement of the transactions described in this Agreement; provided further, that in the case of clauses (i) and (ii) above (except for "catastrophes") the effects of such conditions, events or changes in law shall not be excluded from the definition of "Seller Material Adverse Effect" and from the determination of whether a "Seller Material Adverse Effect" has occurred if such effects would disproportionately affect the Business as compared generally with the personal lines insurance business of other insurance companies constituting the Property/Casualty Insurance Industry.

     "Seller Parent" shall have the meaning set forth in Section 9.08(c) hereof.

     "Sellers Website" shall have the meaning set forth in Section 9.06.

     "Service Date" means 12:01 a.m., local time, on January 1, 2000.

     "Severance Plans" shall have the meaning set forth in Section 4.11 hereof.

     "Signing Date" means June 9, 1999.

     "Stock Purchase Agreements" means, collectively, each Stock Purchase Agreement between Holdco and Parent, or a Parent Affiliate, for the purpose of transferring all of the capital stock of a Purchased Seller to Holdco, each substantially in the form of Exhibit A to the Option Agreement.

 "Subsequent Contract" shall have the meaning set forth in Section 4.07 hereof.

     "Subsidiary" means, with respect to any person on a given date, any other person of which a majority of the voting power of the equity securities or equity interests is owned directly or indirectly by such person.

 "Supplemental Items" shall have the meaning set forth in Section 6.19(b)
                                    hereof.

     "Supplemental Schedules" shall have the meaning set forth in Section 6.19(a) hereof.

     "Systematic Assistance" shall have the meaning set forth in Section 9.03 hereof.

     "Tangible Assets" means the furniture, fixtures, equipment (computer and other), supplies and other tangible personal property used or held for use or ordered for use primarily in connection with the Business listed on Schedule 1.01(g) hereto; provided, that (i) if any such Tangible Asset is identified on
Schedule 1.01(g) as "ordered and received" as of the date hereof, any unpaid purchase price therefor shall not be included in the applicable account balances on the Preliminary Statement of Net Settlement Liability and such unpaid purchase price shall be payable by Purchaser, either directly to the vendor or as reimbursement to CCC to the extent that CCC shall have made payment therefor and (ii) if any such Tangible Asset is identified on Schedule 1.01(g) as "ordered and not received" as of the date hereof, any purchase contract therefor shall be an Assigned and Assumed Contract.

     "Tax" means all taxes, charges, fees, levies or other assessments, including, without limitation, any net income tax or franchise tax based on net income, any alternative or add-on minimum taxes, any gross income, gross receipts, premium, sales, use, ad valorem, value added, transfer, profits, license, payroll, employment, withholding, excise, severance, stamp, occupation, property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment, together with any interest credit or charge, penalty, addition to tax or additional amount imposed by any Tax Authority.

     "Tax Authority" means the Internal Revenue Service and any other domestic or foreign Governmental Entity responsible for the administration of any Tax.

     "Tax  Returns"  means  all  returns,  reports,   estimates  or  information
statements relating to or required to be filed in connection with any Tax.

     "TCC" means The Continental Corporation, a New York corporation.

     "Third Party Claim" shall have the meaning set forth in Section 11.03(a) hereof.

     "Third Party Confidentiality Agreements" shall have the meaning set forth in Section 6.02(a) hereof.

     "Total Assets" shall have the meaning set forth in Section 2.02(b) hereof.

     "Total Liabilities" shall have the meaning set forth in Section 2.02(b) hereof.

     "Transfer Documents" means the Bill of Sale and General Assignment, any lease or sublease contemplated by Section 6.15 hereof and such other documents and instruments reasonably necessary in order to transfer all of the right, title and interest of Sellers and Parent (or their Affiliates) in the Transferred Assets to Purchaser and Purchaser's designees.

     "Transferred Assets" means all of the right, title and interest of Sellers in (i) the Assigned and Assumed Contracts, (ii) the Tangible Assets, (iii) the Intangible Assets, (iv) the Assignable Licensed Principally Used Software, (v) the Owned Principally Used Software, (vi) the Books and Records, (vii) the Intellectual Property Rights, and (viii) all guaranties, warranties, indemnities and other rights against third parties of each Seller with respect to any asset referred to in clause (i), (ii), (iii), (iv), (v), (vi) or (vii) of this definition; provided that the "Transferred Assets" shall not include any of the foregoing to the extent they are terminated, transferred or otherwise disposed of as permitted by Section 6.01 of this Agreement between the date hereof and the Closing Date.

     "Transferred Employees" shall have the meaning set forth in Section 6.09(a) hereof.

     "Transition Period" shall have the meaning set forth in Section 9.08(a) hereof.

     "Transition Services" shall have the meaning set forth in Section 9.08(c) hereof.

     "Transition Services Agreement" means the Transition Services Agreement among Parent, Sellers and Purchaser contemplated by Section 9.08 hereof.

     "Unallocated Loss Adjustment Expenses" means all expenses incurred in connection with the adjusting, recording and paying of claims under the Insurance Policies, other than Allocated Loss Adjustment Expenses.

     "UniSource" means Parent UniSource of America, Inc., a Delaware corporation, and the following subsidiaries: Interlogic Systems, Inc., an Indiana corporation, CNA Unisource, Inc., a Delaware corporation, CNA Unisource Management, Inc., a Delaware corporation, and CNA Unisource of Florida, a Florida corporation.

     "Western National" means Western National Warranty Corporation, an Arizona corporation and its subsidiary Western National Warranty Corp., a Florida corporation.

     "Willow" shall have the meaning set forth in the introductory paragraph.


                                   ARTICLE II

                       TRANSFER AND ACQUISITION OF ASSETS

     Section II.1. Transfer and Acquisition. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, Sellers shall sell, assign and transfer to Purchaser, and Purchaser shall purchase from Sellers, all of the right, title and interest of Sellers in the Transferred Assets. All sales, assignments and transfers of the Transferred Assets shall be effected by the Transfer Documents.

     (b) Upon the terms and subject to the conditions of this Agreement, at the Closing, Purchaser shall assume the Other Assumed Liabilities pursuant to the Assumption Agreement.

     (c) Upon the terms and subject to the conditions of this Agreement, at the Closing, Purchaser and Sellers shall enter into the Indemnity Reinsurance Agreements.

     (d) Any transfer or sales tax imposed in connection with the transfer, sale, assumption or recording of the Transferred Assets to be transferred pursuant to Section 2.01(a) or the Other Assumed Liabilities or the Reinsured Liabilities to be assumed pursuant to Section 2.01(b) or 2.01(c) (or in connection with any transfer of cash under Section 2.02(b) or 2.02(g)) shall be paid by Sellers.

     Section II.2. Payments on Closing. (a) Not later than the fifth Business Day prior to the Closing Date, Parent and Sellers will deliver to Purchaser the Initial Statement of Net Settlement Liability, and a certification of the Principal Accounting Officer of Parent that the Initial Statement of Net Settlement Liability was prepared from and in accordance with the Books and Records of each Seller and in accordance with the Accounting Principles applied consistently with the application thereof in the preparation of the 1998 Statement of Net Settlement Liability, included in Schedule 4.04(a) except when calculation methods or amounts are specified in Part B of the Accounting Principles for the Initial Statement of Net Settlement Liability. The Initial Statement of Net Settlement Liability shall be calculated by Parent in accordance with the Accounting Principles.

     (b) At the Closing, (i) in consideration for the entry by Purchaser into the Pre-Closing Indemnity Reinsurance Agreement, Sellers shall transfer to Purchaser cash equal to the amount by which (A) the amount set forth as "Total Liabilities" on the Initial Statement of Net Settlement Liability exceeds (B) the amount set forth as "Total Assets" on the Initial Statement of Net Settlement Liability, (ii) in consideration for the entry of Sellers into the Pre-Closing Indemnity Reinsurance Agreement, Purchaser shall pay to Sellers in cash an amount in the aggregate equal to $120 million and (iii) in consideration for the entry of TCC into the Option Agreement, Purchaser shall pay to TCC in cash an amount equal to $19.5 million. The amount of cash to be transferred pursuant to clause (i) of this Section 2.02(b) shall be subject to adjustment in accordance with Section 2.02(g). Cash shall be transferred by Sellers and Parent to Purchaser by wire transfer of immediately available funds in U.S. dollars pursuant to written wire transfer instructions delivered to Parent by Purchaser not less than three days prior to the Closing Date. Cash shall be transferred by Purchaser to Sellers and TCC by wire transfer of immediately available funds in U.S. dollars pursuant to written wire transfer instructions delivered to Purchaser by Parent on behalf of Sellers and TCC not less than three days prior to the Closing Date.

     (c) Sellers shall prepare, in accordance with the Accounting Principles, a preliminary statement of net settlement liability for the Business as of the close of business on September 30, 1999 (the "Preliminary Statement of Net
Settlement  Liability")  in  the  same  format  as  the  1998  Statement  of Net
Settlement Liability. The Preliminary Statement of Net Settlement Liability shall be delivered to Purchaser and Deloitte & Touche LLP, the independent auditors jointly engaged by Purchaser and Sellers for purposes of conducting the audit contemplated hereby, on or before the 60th day after the Closing Date. Purchaser and Sellers shall instruct Deloitte & Touche LLP to audit the Preliminary Statement of Net Settlement Liability in accordance with generally accepted auditing standards. For purposes of this audit, materiality will be deemed to be $500,000. The joint engagement of Deloitte & Touche LLP will be pursuant to the engagement letter substantially in the form of Exhibit E-1 hereto. The professional fees and expenses of this audit will be shared equally by Purchaser and Sellers.

     (d) On or before a date that is not more than ninety days after the delivery of the Preliminary Statement of Net Settlement Liability, Deloitte & Touche LLP shall deliver to Sellers and Purchaser its draft report addressed to each of Purchaser and Sellers in the general form set forth in Exhibit E, and Seller shall deliver a revised statement of net settlement liability prepared by Sellers (the "Revised Statement of Net Settlement Liability"). The Revised Statement of Net Settlement Liability will be the Preliminary Statement of Net Settlement Liability with any adjustments that are identified as part of the audit (only to the extent that such adjustments exceed $500,000 in the aggregate) and are recorded by Sellers in order to make the Revised Statement of Net Settlement Liability be in compliance with the Accounting Principles. Within 60 days after receipt of the draft report from Deloitte & Touche LLP and the Revised Statement of Net Settlement Liability, Purchaser and Sellers and their respective representatives shall review the draft report and the Revised Statement of Net Settlement Liability. If Purchaser and Sellers agree with the draft report and the Revised Statement of Net Settlement Liability, then the Revised Statement of Net Settlement Liability shall be deemed to be the final statement of net settlement liability (the "Final Statement of Net Settlement Liability") and within ten days of receipt of such agreement in writing from Purchaser and Sellers, Deloitte & Touche LLP shall deliver to Purchaser and Sellers its final report on the audit of the Final Statement of Net Settlement Liability addressed to each of Purchaser and Sellers.

     (e) Purchaser and its representatives shall have the right to review all of Sellers' and their auditors' workpapers and any other relevant accounting and financial records of Sellers. Purchaser and Sellers may dispute any amount as shown on the Revised Statement of Net Settlement Liability; provided that to the extent that an amount in dispute was an amount stipulated to in the Accounting Principles to be final, Purchaser and Sellers shall not be entitled to dispute such amount.

     (f) If during the 60-day review period after receipt of the Revised Statement of Net Settlement Liability and the draft report of Deloitte & Touche LLP thereon, Purchaser or Sellers disagree with the Revised Statement of Net Settlement Liability, Purchaser or Sellers, as the case may be, shall give written notice of objection to Sellers or Purchaser, as the case may be, and to Deloitte & Touche LLP prior to the end of such 60-day review period. Neither Purchaser nor Sellers shall be entitled to invoke the dispute resolution procedure of this subsection unless the amount to be disputed is $500,000 or more. Sellers and Purchaser agree to use reasonable best efforts to resolve the difference within 30 days of delivery of such notice by Purchaser or Sellers, as the case may be. If the dispute is resolved by mutual agreement, Purchaser and Sellers will give notice to Deloitte & Touche LLP to issue the Final Statement of Net Settlement Liability. If the dispute is not resolved within the 30-day period, Purchaser or Sellers, as the case may be, shall give notice of any claim in writing to Sellers or Purchaser, as the case may be, and to Arthur Andersen LLP on or before a date that is not more than 105 days after delivery by Sellers to Purchaser of the Revised Statement of Net Settlement Liability. Such notice shall specify the amount claimed and a brief statement of the basis for Purchaser's or Seller's claim. The professional fees and expenses of Arthur Andersen LLP will be shared equally by Purchaser and Sellers. Within 15 days following receipt of such written information from Purchaser or Sellers, as the case may be, Sellers or Purchaser, as the case may be, shall submit to Arthur Andersen LLP and to Purchaser or Sellers, as the case may be, all of the material written information upon which Purchaser or Sellers, as the case may be, intend to rely in rebutting Purchaser's or Sellers' claim. Arthur Andersen LLP may, but is not required to, request a meeting of Purchaser and Sellers and their representatives to discuss Purchaser's or Sellers' claim. Arthur Andersen LLP may request additional information from either Sellers or Purchaser, and copies of any such requested information shall also be provided to the other party to the dispute. All materials provided by Sellers and Purchaser to Arthur Andersen LLP are referred to herein as the "Independent Auditor Dispute Work Papers." Both Sellers and Purchaser shall have the right to review all of either Sellers' or Purchaser's Independent Auditor Dispute Work Papers, as the case may be. Within thirty days of Arthur Andersen LLP's receipt of all information (including any information requested by Arthur Andersen LLP from Purchaser or Sellers), Arthur Andersen LLP shall provide as an expert and not as an arbitrator its written decision on the dispute to Purchaser and Sellers. The decision by Arthur Andersen LLP on Purchaser's or Sellers' claim under this Section shall be final and binding upon Purchaser and Sellers and neither Purchaser nor Sellers shall have the right to obtain indemnification therefor under Article XI, or to make a claim for breach of any other provision of this Agreement or to any other remedy at law or equity with respect to any matter determined by Arthur Andersen LLP in accordance with this Section. If Purchaser or Sellers do not timely dispute the Revised Statement of Net Settlement Liability in accordance with this Section, Purchaser or Sellers, as the case may be, shall be foreclosed and shall be deemed to have waived any of Purchaser's or Sellers' other remedies described in the preceding sentence for any matter that would have been subject to resolution under this Section 2.02 had Purchaser or Sellers made a timely claim hereunder except to the extent that Sellers or Purchaser, as the case may be, are not materially prejudiced by any such failure to timely dispute a matter and such failure is cured within a five-day period.

     (g) If the cash transferred to Purchaser pursuant to Section 2.02(b)(i) is less than the excess of total liabilities over total assets shown on the Final Statement of Net Settlement Liability as of the close of business on September 30, 1999, or as determined by Arthur Andersen LLP under Section 2.02(f), then Sellers shall pay Purchaser such difference within five Business Days after the earlier of (i) issuance of the Final Statement of Net Settlement Liability or
(ii) delivery of the decision of Arthur Andersen LLP under Section 2.02(f). If cash transferred to Purchaser pursuant to Section 2.02(b)(i) is greater than the excess of total liabilities over total assets shown in the Final Statement of Net Settlement Liability, or as determined by Arthur Andersen LLP under Section 2.02(f), then Purchaser shall pay to Sellers such difference within five
Business Days after the earlier of (i) issuance of the Final Statement of Net Settlement Liability or (ii) delivery of the decision of Arthur Andersen LLP under Section 2.02(f). All cash transferred pursuant to this Section 2.02(g) shall be transferred by wire transfer of immediately available funds in U.S. dollars pursuant to wire transfer instructions delivered to Purchaser or Sellers, as the case may be, no less than three days prior to the day on which payment must be made.

     (h) Any amount due pursuant to Section 2.02(g) shall include interest thereon from the Closing Date through the payment date at the Prevailing Interest Rate then in effect.

     Section II.3. Place and Date of Closing. Subject to satisfaction or waiver of all the conditions set forth in Articles VII and VIII hereof, the Closing shall take place at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603 as of 12:01 a.m. Central Time, October 1, 1999 (the "Closing Date").

     Section II.4. Transactions to be Effected at the Closing. (a) At the Closing, Parent and Sellers shall execute (where appropriate) and deliver to
Purchaser: (i)(A) the Pre-Closing Indemnity Reinsurance Agreement, which shall be executed collectively by the Sellers and (B) a Post-Closing Indemnity Reinsurance Agreement to be executed by each Seller, (ii) the Administrative Services Agreement, (iii) the Transition Services Agreement, (iv) the License Agreements, (v) the Renewal Rights Agreement, (vi) the Bill of Sale and General Assignment and the other Transfer Documents, (vii) the Assumption Agreement,
(viii) the Aggregate Stop Loss Reinsurance Agreement, (ix) the Option Agreement,
(x) the Distribution and License Agreement, and (xi) such other agreements, instruments and documents as are required by this Agreement to be delivered by Parent or Sellers at the Closing.

     (b) At the Closing, Purchaser Parent, Purchaser and Holdco shall execute (where appropriate) and deliver to Parent: (i) the Indemnity Reinsurance Agreements, (ii) the Administrative Services Agreement, (iii) the Transition Services Agreement, (iv) the License Agreements, (v) the Renewal Rights Agreement, (vi) the Transfer Documents, (vii) the Assumption Agreement, (viii) the Aggregate Stop Loss Reinsurance Agreement, (ix) the Option Agreement, (x) the Distribution and License Agreement, (xi) the Equity-Linked Note, and (xii) such other agreements, instruments and documents as are required by this Agreement to be delivered by Purchaser, Purchaser Parent or Holdco at the Closing.

     Section II.5. Nonassignability of Assets. Notwithstanding anything to the contrary contained in this Agreement, to the extent that the assignment or transfer or attempted assignment or transfer to Purchaser of any Assigned and Assumed Contract, Licensed Principally Used Software or Licensed Generally Used Software or any benefit arising thereunder or resulting therefrom is prohibited by any applicable law or would require any governmental or third party authorizations, approvals, consents or waivers and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Closing, this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery, or any attempted sale, assignment, transfer, conveyance or delivery, thereof. Following the Closing, the parties shall use reasonable best efforts, and cooperate with each other, to obtain promptly such authorizations, approvals, consents or waivers; provided, however, that, except as otherwise expressly stated herein, neither Parent, Sellers, Purchaser nor Purchaser Parent shall be required to pay any consideration therefor. Pending such authorization, approval, consent or waiver, the parties shall cooperate with each other in any mutually agreeable, reasonable and lawful arrangements designed to provide to Purchaser the benefits of any such Assigned and Assumed Contracts, Licensed Principally Used Software or Licensed Generally Used Software. Once authorization, approval, consent or waiver for the assignment or transfer of any such Assigned and Assumed Contract, Licensed Principally Used Software or Licensed Generally Used Software not assigned, subleased or transferred at the Closing is obtained, such Seller and Parent shall assign or transfer such Assigned and Assumed Contract, Licensed Principally Used Software or Licensed Generally Used Software to Purchaser at no additional cost. To the extent that any such Assigned and Assumed Contract, Licensed Principally Used Software or Licensed Generally Used Software cannot be transferred or the full benefits of use of any such Assigned and Assumed Contract cannot be provided to Purchaser following the Closing pursuant to this Section 2.05, then Purchaser, such Seller and Parent shall enter into such arrangements (including subleasing or subcontracting if permitted) to provide to the parties the economic (taking into account Tax costs and benefits) and operational equivalent, to the extent permitted, of obtaining such authorization, approval, consent or waiver and the performance by Purchaser of the obligations thereunder to the extent that entering into any such arrangements would not be materially burdensome to such Seller, Parent or Purchaser.

     Section II.6. Cessation of Writings; Renewal Rights, Etc. (a) For the period commencing on the Closing Date until the Non-Renewal Date, Sellers shall continue to write new and renewal Insurance Policies in connection with the Business pursuant to and in accordance with the terms, conditions and guidelines set forth in the Administrative Services Agreement between Purchaser and Sellers. Any policy or endorsement issued or renewed by any Seller shall be in accordance with the Administrative Services Agreement and each such Seller's underwriting practices and policies in effect on the Signing Date consistent with past practice, or as otherwise set forth in the Administrative Services Agreement or consented to by Purchaser.

     (b) Following the Non-Renewal Date, each Seller shall cooperate with each Newco Insurance Company to assist such company in writing such renewals of the Insurance Policies and the Post-Closing Policies as it shall seek to write, in accordance with the terms of the Renewal Rights Agreement.

     Section II.7. No Assumption of Liabilities by Purchaser. It is expressly understood and agreed that neither Purchaser nor any of its Affiliates is assuming, and none of them shall be liable to pay, any Excluded Liabilities.

                                   ARTICLE III

                                     HOLDCO

     Section III.1. Acquisition of Newco Insurance Companies. (a) In consideration of the agreements herein, Parent, TCC, certain Affiliates of TCC and Holdco are, on the date hereof, entering into an Amended and Restated Option Agreement in substantially the form attached hereto as Exhibit K (the "Option Agreement"), pursuant to which TCC and certain Affiliates of TCC have granted to Holdco the option (each, an "Option") to purchase all (but not less than all) of the issued and outstanding capital stock of the Purchased Sellers, for the purchase price set forth in the Option Agreement (the "Option Price"). Holdco and each Purchased Seller shall make or cause to be made a joint election under
Section 338(h)(10) of the Code and under equivalent provisions under state or local law with respect to the purchase of such capital stock. Without limiting the generality of the foregoing, Holdco may, in its sole discretion, acquire control of, organize or otherwise have available one or more property and casualty insurance companies in addition to or in lieu of one or more of the Purchased Sellers; provided that, notwithstanding the provisions of this Section 3.01(a), other than with respect to Holdco's obligations under any Stock Purchase Agreement, Holdco shall not be obligated to acquire any such property and casualty insurance company in the event that it is unable to consummate such acquisition(s) on terms and conditions which are reasonably satisfactory to Holdco in its sole discretion. In addition, Purchaser shall have no obligation to reinsure any of the Reinsured Liabilities with any Newco Insurance Company.

     (b) In the event that (i) at any time prior to the end of the Option Period (as defined in the Option Agreement) the Purchased Sellers shall collectively have fewer than 112 valid, unimpaired and effective licenses or certificates of authority from states of the United States to conduct a multi-line property and casualty insurance business (each a "License") or (ii) at any time after the exercise of the Option and prior to the closing of the applicable Stock Purchase Agreements, (a) those Purchased Sellers as to which Holdco has exercised an Option shall have collectively fewer Licenses than those held on the respective dates of exercise of the Options and (b) the Purchased Sellers shall have collectively fewer than 112 Licenses or (iii) a Material Adverse Effect (as defined in the Stock Purchase Agreement) occurs with respect to a Purchased Seller during the Option Period or (iv) following the exercise of an Option the transaction contemplated by the applicable Stock Purchase Agreement is not consummated due to the failure of one or more conditions to Holdco's obligations under such Stock Purchase Agreement, Parent and TCC shall, as soon as practicable following the request of Holdco, cause to be substituted during the Option Period for one or more of the Purchased Sellers not purchased by Holdco because of any of the reasons set forth in clauses (i) through (iv) above (the "Excluded Purchased Sellers"), or, if the Option Period has expired, otherwise make available as soon as practicable for purchase by Holdco on substantially the same terms and conditions as those set forth in the Stock Purchase Agreements, one or more multi-line property-casualty insurance companies reasonably acceptable to Holdco whose Licenses, when aggregated with the Licenses possessed by the Purchased Sellers, other than the Excluded Purchased Sellers, will constitute at least 112 Licenses, which Licenses shall be sufficient, including in geographic disbursement, to allow Holdco to operate the Business through the Purchased Sellers in all U.S. jurisdictions in substantially the same manner as conducted by Parent and Sellers on the Signing Date. Upon such substitution or addition, such substituted or added insurer shall for all purposes of this Agreement thereafter become a Purchased Seller as defined above.

     In addition, upon the occurrence of any of the events specified in (i) through (iv) above, Parent and TCC shall use their reasonable best efforts to substitute or add insurance companies as set forth above during the Option Period and if the Option has expired, otherwise consummate sales to Holdco, upon substantially the same terms and conditions as those included in the Stock Purchase Agreements, of additional multi-line property-casualty insurance companies reasonably acceptable to Holdco containing in the aggregate a number of Licenses equal to the excess of 184 over the aggregate number of Licenses possessed by the Purchased Sellers other than the Excluded Purchased Sellers (the "Additional Licenses"); provided, however, that the number of Additional Licenses may be reduced by up to five Licenses, to the extent that such five Licenses in the aggregate are not material in the reasonable judgment of Holdco to the future conduct of the Business. Parent and TCC shall use their reasonable best efforts to consummate such sales as soon as reasonably practical and shall continue to use such reasonable best efforts for a period of at least five years following the Inception Date.

     In connection with their obligations under this Section 3.01, Parent and TCC shall have no obligation to convey to Purchaser the outstanding stock of The Continental Insurance Company, a stock insurance company domiciled in New Hampshire, The Fidelity and Casualty Company of New York, a stock insurance company domiciled in New Hampshire, and Continental Casualty Company, a stock
insurance   company   domiciled  in  Illinois,   and  its  direct  and  indirect
subsidiaries.

     On or prior to the consummation of the transactions contemplated by the Stock Purchase Agreements, Parent shall cause the Purchased Sellers to have such Licenses and deposits required by applicable insurance regulatory authorities, in each case, as shall be necessary to conduct the Business in each jurisdiction listed on Schedule 3.01 hereto.

     Section III.2. Purchase and Sale of Note. (a) Upon the terms and subject to the conditions set forth herein, Purchaser Parent agrees to issue and sell to Parent and Parent agrees to purchase, or cause its subsidiaries to purchase, from Purchaser Parent at the Closing $75 million aggregate principal amount of the Equity-Linked Note for a total purchase price (the "Equity-Linked Note Purchase Price") of $75 million. The Equity-Linked Note shall be substantially in the form of Exhibit J.

     (b) At the Closing, Purchaser Parent shall issue and deliver to Parent or Parent's designated purchaser in accordance with Section 3.02(a) the Equity-Linked Note registered in the name of Parent or such designated purchaser against delivery of the Equity-Linked Note Purchase Price in U.S. dollars and in immediately available funds by wire transfer to the account of Purchaser Parent designated in writing by Purchaser Parent to Parent not less than one Business Day prior to the Closing.

     Section III.3. Senior Adviser Appointment. Purchaser agrees that, not later than the first meeting of the Board of Directors of Holdco that occurs after the Closing, it will cause one person proposed by Parent, which person shall be an officer of Parent, to be appointed Senior Adviser to the Board of Directors of Holdco until the earlier of (i) receipt by Purchaser of written notification from Parent that it no longer intends to exercise its rights under this Section
3.03 and (ii) receipt by Parent of written notification that neither Purchaser nor any of its Affiliates is using the "CNA" name in connection with the marketing of Insurance Policies. In the event that any person designated by Parent shall no longer act as Senior Adviser to the Board of Directors of Purchaser for any reason other than his resignation due to the termination of the rights provided by this Section 3.03, Purchaser shall cause the vacancy resulting thereby promptly to be filled by another designee of Parent, which designee shall be an officer of Parent. The Senior Adviser to the Board of Directors of Holdco shall be entitled to attend meetings of the Board of Directors of Holdco and receive copies of statistical and other written information provided to the members of the Board of Directors except to the extent that legal counsel to Holdco shall advise Holdco that such attendance at Board of Directors' meetings and receipt of such information could result in a waiver of the attorney-client and any other similar privilege, in which case such attendance and information will be permitted to the fullest extent possible without impairing any such privilege.


                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF SELLERS AND PARENT

     Sellers and Parent hereby jointly and severally make the following representations and warranties to Purchaser, Purchaser Parent and Holdco.

     Section IV.1. Organization, Standing and Authority. Each Seller and Parent is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on the operations of the Business as they are now being conducted.

     Section IV.2. Authorization. Each Seller and Parent has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and under each of the Ancillary Agreements to be executed by it. The execution and delivery by each Seller and Parent of this Agreement and of the Ancillary Agreements to be executed by it, and the performance by each Seller and Parent of its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action on the part of each Seller and its stockholders and Parent and its stockholders. This Agreement has been duly executed and delivered by each Seller and Parent and, subject to the due execution and delivery hereof by Purchaser and Holdco, this Agreement is a valid and binding obligation of each Seller and Parent, enforceable against each Seller and Parent in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights. As of the Closing Date, each Ancillary Agreement executed and delivered by each Seller and Parent will have been duly executed and delivered by each Seller and Parent and, subject to the due execution and delivery of such agreements by the other parties thereto, each Ancillary Agreement executed by each Seller and Parent is a valid and binding obligation of each Seller and Parent, as the case may be, enforceable against each Seller and Parent in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights.

     Section  IV.3.  No Conflict  or  Violation,  Etc.  Except as  disclosed  in
Schedule 4.03 hereto, the execution and delivery by each Seller and Parent of this Agreement and of the Ancillary Agreements to which it is a party do not, and the consummation by each Seller and Parent of the transactions contemplated by this Agreement and by such Ancillary Agreements, including the purchase of the Equity-Linked Note, and compliance with the provisions hereof and thereof will not, (i) conflict with any of the provisions of the Articles of Incorporation or By-laws of any Seller or Parent, (ii) subject to the matters referred to in the next sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, modification, cancellation or acceleration of any obligation or loss of a benefit under, require the consent of any person under, or result in the creation of any Lien on any property or asset of any Seller or Parent (including the Transferred Assets), under, any indenture or other agreement, permit, franchise, license or other instrument or undertaking to which any Seller or Parent is a party or by which any Seller or Parent or any of their assets is bound or affected, or (iii) subject to the matters referred to in the next sentence, contravene any statute, law, ordinance, rule, regulation, order, judgment, injunction, decree, determination or award applicable to any Seller or Parent or any of their subsidiaries or any of their respective properties or assets. No consent, approval or authorization of, or declaration or filing with, or notice to, any court or governmental or regulatory authority or agency, domestic or foreign (a "Governmental Entity"), is required to be obtained or made by or with respect to any Seller or Parent or any of their Subsidiaries, in connection with the execution and delivery of this Agreement or any Ancillary Agreement by any Seller or Parent or the consummation by any Seller or Parent of the transactions contemplated hereby or thereby, except for
(i) the filing of  premerger  notification  and report  forms under the HSR Act,
(ii) the approvals, filings or notices required under the insurance laws of the jurisdictions set forth in Schedule 4.03 hereto, and (iii) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in
Schedule 4.03 hereto.

     Section IV.4. Financial Information; Books and Records. (a) The 1998 Statement of Net Settlement Liability presents fairly, in all material respects, the net settlement liabilities of Sellers as of December 31, 1998 and was prepared in accordance with the Accounting Principles. The Initial Statement of Net Settlement Liability will be prepared in accordance with the Accounting Principles applied in a manner consistent with the 1998 Statement of Net Settlement Liability except to the extent that agreed upon calculation methods or amounts specified in the Accounting Principles are applicable only to the 1998 Statement of Net Settlement Liability.

     (b) The Books and Records are true and correct in all material respects, have been maintained in accordance with sound business practices and accurately present and reflect in all material respects all of the transactions and actions therein described. Each Seller and Parent has provided or made available to Purchaser on or prior to the Signing Date copies of all written policies, procedures and guidelines relating to the Business, including all underwriting policies, procedures and guidelines other than those policies, procedures and guidelines which are not material to the conduct or operation of the Business.

     Section IV.5. Reserves. Each Seller has delivered to Purchaser a true and complete copy of such Seller's actuarial reports or actuarial opinions relating to the valuation of the loss and loss adjustment expense reserves of such Seller with respect to the Business for the applicable fiscal quarter most recently completed for which such a report was prepared and made available prior to the Signing Date to Purchaser. All factual information in the possession of Seller that would be considered in the ordinary course of preparing such a valuation report was considered by the actuary preparing such report, and all of such information was accurately and completely recorded in the Books and Records of Sellers.

     Section IV.6.  Absence of Certain Changes.  Except as disclosed in Schedule
4.06 hereto, since December 31, 1998, Sellers and Parent have conducted the Business only in the ordinary course, and since such date, there has not been any change, event or state of circumstances or facts that (i) could, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect or (ii) would prevent or materially delay the performance by Sellers of their obligations hereunder.

     Section IV.7. Contracts. Schedule 4.07 hereto contains a complete and correct list, specifying each by type, of (i) all Outward Reinsurance Agreements, (ii) all leases of real property which relate primarily to the Business and all leases of personal property or contracts for the deferred payment of the purchase price in respect of any Tangible Assets, (iii) all agreements in connection with the Business with or for the benefit of (A) any Business Employee or (B) any Seller's Affiliate to the extent any such contract is material to the Business, (iv) any contract or agreement limiting the ability of any person (including Seller or any assignee) to compete in respect of the Business, (v) all pooling and similar reinsurance arrangements with respect to which any Seller is a party and any amendment, supplement or other modification thereto and (vi) all other material contracts, agreements and commitments to which any Seller or any Seller's Affiliate is a party as of the date hereof which primarily relate to the Business, other than (A) contracts, agreements and commitments that relate exclusively to any asset that is not a Transferred Asset and (B) contracts, agreements and commitments that relate to Owned Principally Used Software, Owned Generally Used Software, Licensed Principally Used Software and Licensed Generally Used Software. True and complete copies of each contract, agreement or commitment listed on any Schedule hereto including Schedule 1.01(a) have been made available to Purchaser for its review. Schedules 1.01(a) and 4.07 hereto (and, as of the Closing Date, any contract or agreement entered into after the date hereof which would have been so listed if in effect as of the date hereof (a "Subsequent Contract")) are in full force and effect and are the valid and binding obligation of each party thereto, except as the enforceability of any thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except as set forth in the Schedules hereto, no Seller or any of such Seller's Affiliates or to the knowledge of any Seller or Parent any other person is (or, with the giving of notice or the lapse of time or both, will be) in violation or breach of or default under any of the contracts, agreements and commitments listed on Schedules 1.01(a) and 4.07 hereto (and, as of the Closing Date, any Subsequent Contract).

     Section IV.8. Title to Assets; Sufficiency. (a) Sellers and Parent, as the case may be, have good title to all of the Transferred Assets free and clear of all Liens, except for (i) Liens disclosed in Schedule 4.08(a) hereto and (ii) Permitted Liens. At the Closing, Purchaser will acquire the Transferred Assets, free and clear of all Liens, except for Liens disclosed in Schedule 4.08(a) hereto and Permitted Liens and except for any Liens arising from acts of Purchaser or any of its Affiliates.

     (b) The sale and transfer of Toshiba(R), Panasonic(R) and Compaq(R) laptop and desktop computers comprising part of the Tangible Assets pursuant to the terms of this Agreement will not void or render inoperable any manufacturer's warranty in respect of such asset.

     (c) Other than insurance licenses and qualifications necessary to conduct the Business, the Transferred Assets together with the rights of Purchaser and its Affiliates under the Ancillary Agreements constitute all the assets, properties and rights of Sellers necessary for Purchaser to conduct the Business immediately following the Closing as conducted as of the Signing Date. All of the Tangible Assets, taken as a whole, are in all material respects in reasonable and usable operating condition and in a reasonable state of maintenance and repair and are adequate for the conduct of the Business. Without limiting the generality of the foregoing, all of the hardware included in the Tangible Assets comprises all of the EDP hardware dedicated to the Business as it was conducted prior to the Signing Date.

     Section IV.9. Litigation; Orders. Except as disclosed in Schedule 4.09 hereto, and except for claims arising under insurance policies in the ordinary course of business, and claims (other than Extra Contractual Obligations) under the Insurance Policies, which individually or in the aggregate, could not reasonably be expected to have a Seller Material Adverse Effect, there is no action, suit, proceeding or arbitration (each, an "Action") pending or, to the knowledge of any Seller or Parent, threatened against or affecting the Business, or with respect to the employment and/or termination of any individual currently or formerly employed by any Seller or any of such Seller's Affiliates in connection with the Business, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator (each, an "Order") outstanding against any of such persons or otherwise affecting the Business. Sellers and Parent have delivered or made available to Purchaser copies of all pleadings, correspondence and other documents relating to each Action and Order listed in
Schedule 4.09 hereto.

     Section  IV.10.  Compliance  with Laws. (a) Except as disclosed in Schedule
4.10 hereto, each Seller has, since May 10, 1995, conducted the Business in compliance with all applicable statutes, laws, ordinances, rules, regulations and orders of any Governmental Entity, and Sellers and Parent have not received any currently effective notice or other communication whether oral or written from any Governmental Entity, arbitrator or any other person regarding any such violation or failure.

     (b) Except as set forth in Schedule 4.10 hereto, all deficiencies or violations with respect to the Business in all reports (including, but not limited to, draft reports) of examinations of the affairs of each Seller and Parent with respect to the Business (including, but not limited to, market conduct examinations) issued by any insurance regulatory authority for any period ending on a date on or after May 10, 1995 have been resolved.

     (c) Except as set forth in Schedule 4.10 hereto, no Seller or Parent is a party to any contract with or other undertaking to, or subject to any order by, or the recipient of any supervisory letter or other written communication of any kind from, any Governmental Entity which contract, undertaking, order, letter or communication is currently in effect and relates to its reserve adequacy or its claims, marketing, sales, trade, jurisdictional inspection practices or underwriting practices or policies in respect of the Business, nor, to the knowledge of any Seller or Parent, has any Seller or Parent been notified by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, contract, undertaking, letter or other written communication.

     Section IV.11. Employees and Employee Benefit Plans. Schedule 4.11(a) hereto contains a true and complete list of all of the current employees of each Seller or any Seller's Affiliate who provides substantial services to the Business (excluding, as "Excluded Employees" (i) any such employees assigned to the corporate staff and technology departments of Parent and (ii) those such employees identified on Schedule 4.11(a) hereto as contemplated by Sellers for termination prior to the commencement of negotiations with respect to the transactions contemplated by this Agreement) ("Business Employees"), including each such Business Employee's title, job description (including classification), hire date and current annual salary and most recent annual (or other) bonus or incentive compensation awarded. Schedule 4.11(b) hereto contains a true and complete list of each employee benefit plan, practice, agreement, policy and arrangement maintained by any Seller or any Seller's Affiliate and which provides benefits, payments or compensation for any Business Employee ("Plans"). Each Plan is being maintained in substantial compliance with all applicable laws and pursuant to the terms thereof. No Seller or any entity required to be aggregated therewith pursuant to the requirements of Section 414(b) or (c) of the Code and/or Section 4001(b) of ERISA has incurred or could reasonably be expected to incur any material liability under Title IV of ERISA (other than for the payment of Pension Benefit Guaranty Corporation premiums payable in the ordinary course) and/or any accumulated funding deficiency under the minimum funding requirements of Section 412 of the Code. Schedule 4.11(c) hereto contains a true and complete list of each plan, practice, agreement, policy and arrangement which provides for severance, termination and/or outplacement benefits and/or payments for any Business Employee ("Severance Plans"). Sellers have provided to Purchaser a true and complete copy of each of the Severance Plans. Except as set forth on Schedule 4.11(c) hereto, during the 12-month period immediately preceding the Signing Date, no material modifications have been made to any of the Severance Plans.

     Section IV.12. Brokers. No broker, investment banker, financial advisor or other person, other than Morgan Stanley Dean Witter, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, Sellers or any Seller's Affiliate.

     Section IV.13. Licenses and Franchises. Schedule 4.13 hereto lists (i) all jurisdictions in which each Seller is licensed to issue the Insurance Policies and (ii) the lines of business which each Seller is authorized to transact in each such jurisdiction. Except as set forth on Schedule 4.13 hereto, (i) each Seller has been duly authorized by the relevant state insurance regulatory authorities to issue the Insurance Policies that it is currently writing, and was duly authorized to issue the Insurance Policies that it is not currently writing at the time such Insurance Policies were issued in the respective states in which it conducts the Business, and (ii) each Seller has all other Permits and authorizations necessary to conduct the Business in the manner and in the areas in which the Business is presently being conducted by each such Seller and all such Permits and authorizations are valid and in full force and effect.

     Section IV.14. Disputed Claims. Schedule 4.14 hereto sets forth a complete and accurate list of all claims as of March 31, 1999 where the aggregate amount of such payment is not determinable and there is a specific reserve established with respect to such claim, the amount of such reserve exceeds $250,000.

     Section IV.15. Year 2000. Sellers and Parent hereby represent and warrant that each hardware, software and firmware product (including embedded microcontrollers in computer and non-computer equipment and products involved in electronic data interchange and integration with third parties) utilized in any capacity in connection with the Business will correctly differentiate between years in different centuries and will accurately process date/time data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, including leap year calculations. Sellers and Parent hereby further represent and warrant that the Year 2000 compliance status of material third parties upon whom Sellers and Parent rely in connection with the Business, including insurance agents, software vendors, security providers and utility companies, has been investigated with due inquiry and that all reasonable steps, if necessary, have been undertaken by Sellers and Parent to the extent any such material third parties pose a risk of Year 2000 non-compliance to mitigate said risks. Sellers and Parent have and are implementing a Year 2000 remediation plan in connection with the Business. Sellers and Parent shall devote no less effort with respect to remediation for the Business than the effort devoted to remediation with respect to any other business carried on by Sellers and Parent.

     Section IV.16. Computer Software. Schedule 4.16(a) hereto sets forth a true and complete listing of all computer software programs and databases and external data sources used principally in the conduct of the Business. Schedule 4.16(a) hereto also sets forth whether each such computer software program is
(i) owned by such Seller or Parent (the "Owned  Principally  Used  Software") or
(ii) licensed by such Seller or Parent from a third party (the "Licensed Principally Used Software"). Schedule 4.16(b) hereto sets forth a true and complete listing of all computer software programs used in both the conduct of the Business and also in the conduct of such Seller's and Parent's other businesses and not used principally in the conduct of the Business. Schedule 4.16(b) hereto also sets forth whether each such computer software program is
(i) owned by such Seller or Parent (the "Owned Generally Used Software") or (ii) licensed by such Seller or Parent from a third party (the "Licensed Generally Used Software"). Other than as set forth on Schedule 4.16(b) hereto, on the Closing Date Purchaser will have (A) ownership of all rights whatsoever in the Owned Principally Used Software, including all copyright and other rights in its source code, object code, documentation and all physical copies thereof, free and clear of any royalty or other payment obligations or Liens, (B) pursuant to the License Agreements as stated in Section 6.10, below, the right to use in the same manner as used by such Seller or Parent prior to the Closing Date, solely in connection with the conduct of the Business, free and clear of any royalty or other similar payment obligations or pledges, claims, liens, charges, mortgages, encumbrances, security interests of any nature, options, rights of first refusal or warrants, all Owned Generally Used Software, (C) pursuant to an assignment of all of such Seller's and Parent's rights to the Licensed Principally Used Software if Purchaser requests at any time such assignment, subject to the terms and conditions of the assigned licenses to the Licensed Principally Used Software, the right to use, in the same manner as used by such Seller and Parent prior to the Closing Date and free and clear of any pledges, claims, liens, charges, mortgages, encumbrances, security interests of any nature, options, rights of first refusal or warrants, the Licensed Principally Used Software, for which Purchaser requests such assignment and (D) pursuant to a sub-license granted by such Seller or Parent to Purchaser, if Purchaser requests such sub-license, the right to use in the same manner as used by such Seller and Parent prior to the Closing Date, solely in connection with the conduct of the Business, free and clear of any pledges, claims, liens, charges, mortgages, encumbrances, security interests of any nature, options, rights of first refusal or warrants, all Licensed Generally Used Software, for which Purchaser requests such sub-license. Nothing in the Owned Principally Used Software and the Owned Generally Used Software, and to the knowledge of Sellers and Parent, nothing in such Licensed Principally Used Software and/or the Licensed Generally Used Software which if use thereof would be restricted, such restriction would materially affect the use of such software in whole or in part, infringes the rights of any other person, including, without limitation, rights of copyright, trademark, patent, trade secret or any other proprietary right. Neither Parent nor any Seller is in conflict with or violation or infringement of, nor has Parent or any Seller received any notice of any such conflict with, or violation or infringement of, any patent, copyright, trade secret or any proprietary rights of any other person with respect to any Owned Principally Used Software, Owned Generally Used Software, Licensed Principally Used Software or Licensed Generally Used Software. No use of any Owned Principally Used Software, Owned Generally Used Software, Licensed Principally Used Software or Licensed Generally Used Software by any Seller or Parent as provided hereunder breaches, violates or infringes any rights of any third party or (except for the payment of computer software licensing or maintenance fees) requires any payment for the use of any patent, trade name, service mark, trade secret, trademark, copyright or other intellectual property right or technology owned by any third party. As to all Owned Principally Used Software and all Owned Generally Used Software, such Seller and Parent have full right, title and interest in and to such software free and clear of any pledges, claims, liens, charges, mortgages, encumbrances, security interests of any other nature, options, rights of first refusal, warrants or encumbrances whatsoever. With respect to Licensed Generally Used Software for which a Seller or Parent grants a sub-license to Purchaser, Purchaser's pro rata share of such actual maintenance fees, if applicable, shall be the same proportion thereof as used for purposes of allocating a share of such fees to the Business on an historical basis. Purchaser shall have the right to inspect such Seller's and Parent's books and records with respect to these fees. All Consent Software (as defined in Section 6.10(b)) is (i) Licensed Generally Used Software and (ii) is not used directly by the Business in its line business functions, including but not limited to, processing policies, underwriting, and recording and processing losses. At Sellers' and Parent's option, instead of sub-licensing the Licensed Generally Used Software to Purchaser, such Seller or Parent may assign such licenses to Purchaser on a novation basis. In the event that the Owned Generally Used Software, Owned Principally Used Software, Licensed Generally Used Software or Licensed Principally Used Software is the subject of a claimed or alleged infringement of another person's patent, copyright, trade secret, or any other proprietary rights on the Closing Date and such software is included in the Transferred Assets or has been requested to be used by Purchaser in the conduct of the Business, then such Seller and Parent, at Purchaser's option but at Seller's and Parent's sole cost, will either (i) indemnify, hold harmless and defend Purchaser against such infringement claim, (ii) secure a license to such person's software for the benefit of Purchaser on terms reasonably satisfactory to Purchaser, (iii) modify the software so as to make it non-infringing without affecting its performance, or (iv) secure a license to reasonably comparable substitute software for Purchaser on terms reasonably satisfactory to Purchaser.
     Section IV.17. Technology and Intellectual Property. (a) Except as set forth on Schedule 4.17, Sellers, Parent or their affiliates are the sole and exclusive owner, free and clear of all Liens or encumbrances of any kind or licenses to third parties, or have valid and enforceable rights or licenses to use, the (w) patents, (x) such trademarks, service marks, and trade names as do not include the mark "CNA" and as are used or have been used within five (5) years prior to the Closing Date solely on or in connection with the Business,
(y) the copyrights (including with respect to each of the foregoing clauses (w),
(x) and (y) any registrations, applications, licenses or rights relating to any of the foregoing), technology, trade secrets, inventions, know-how and confidential or proprietary information of Sellers and Parent or third parties each of which are necessary to carry on their respective businesses as presently conducted and are the sole and exclusive owner of all rights and all physical copies, free of any royalties, Liens, fees or other charges, of all of Sellers' or Parent's systems (exclusive of software) and data required to operate the Business, including, but not limited to, (i) actuarial information for pricing personal lines coverages (e.g., homeowners and private passenger automobile liability) of the type which has been provided to the actuaries for the Business on or prior to the Closing Date, including increased limits factors, premium and loss trends and loss development factors, (ii) claims settlement systems and other information with respect to the settlement of claims regarding personal lines insurance coverages for the Business, in both cases including any reproduction thereof or derivative work based thereon, and (iii) other information related to the Business, including information contained in databases or in electronic, optical or other formats (each, an "Intellectual Property Right"), and no Seller or Parent has received any written notice of any infringement of the rights of others with respect to any such Intellectual Property Right. Schedule 4.17 sets forth a complete and correct list, as of the date hereof, and a brief description (including whether such is licensed or owned) of, (a) patents, patentable inventions, trademarks, service marks, trade names, common law trademarks, common law service marks, common law trade names currently in use in connection with the Business or in use at any time within five (5) years prior to the Closing Date, copyrights (including any registrations, applications and licenses or rights relating to any of the foregoing) and (b) Internet or Intranet domain registrations that are material to any Seller and Parent and all registrations and applications for registration of any such Intellectual Property Rights. Sellers and Parent hereby represent and warrant that Purchaser will have the right to use all confidential or proprietary information currently used in the Business, except that such representation and warranty does not extend to Licensed Principally Used Software and Licenced Generally Used Software.

     (b) Schedule 4.17 sets forth all incoming 800 telephone numbers (the "800 Numbers") used exclusively by Sellers or Seller's Affiliates in the operation of the Business. At the Closing, Sellers will transfer to Purchaser all of Sellers' right, title and interest in and to the 800 Numbers, subject to all rights of the service providers of the 800 Numbers reserved under their terms of service. Sellers and Sellers' Affiliates have taken no action prior to the Closing that would either (i) grant to any third person any right, title or interest in the 800 Numbers, or (ii) constitute a material breach of the terms of service applicable to the 800 Numbers. Neither Parent nor any Seller has received notice that, and neither Parent nor any Seller have any knowledge that, any use or ownership of the 800 Numbers by Sellers, Parent or Purchaser, or transfer of ownership to Purchaser, breaches, violates or infringes upon or would breach, violate or infringe upon any rights of any third party, provided that Sellers and Purchaser comply with the Service Providers' applicable terms of service. In the event that an incoming 800 Number is principally utilized in connection with the sale of both commercial insurance products and personal insurance products by Parent and any of its Affiliates, Parent and Sellers agree, to the extent that such 800 Number is used primarily in connection with personal insurance products and, to the extent requested by Purchaser, to cause such 800 Number to cease being used in connection with the sale of such commercial insurance products.

     (c) No use of any Intellectual Property Right by any Seller, Parent or Purchaser, or transfer of ownership to Purchaser, hereunder breaches, violates or infringes any rights of any third party or requires any payment for the use of any patent, trade name, service mark, trade secret, trademark, copyright or other intellectual property right or technology owned by any third party.

 Section IV.18. Insurance Business. Except as set forth on Schedule 4.18 hereto:

     (a) The Insurance Policies, as well as any related application form, written advertising material and rate or rule currently marketed by Sellers and Parent in the Business, the use or issuance of which requires filing or approval, have been appropriately filed, and if required, approved by the insurance regulatory authorities of any state in which such policies and forms are required to be filed and not objected to by such authorities within the period provided for objection. All such policies and certificates, forms, applications, advertising materials and rates or rules are in compliance with all applicable laws and regulations;

     (b) Since March 1, 1999, no form of personal lines insurance coverage written by Sellers has been amended and no sales of personal lines insurance coverage using any new forms have been commenced;

     (c) There is no dispute, action, suit, proceeding or arbitration pending or, to the knowledge of Sellers or Parent, threatened, between any Seller or Parent and any reinsurer involving claims or losses relating to the Business or any reinsurance policy issued in connection therewith;

     (d) Except in the ordinary course of business, (i) Sellers are not liable to pay commissions upon the renewal of any Insurance Policy or Post-Closing Policy and (ii) Sellers are not a party to any agreement providing for the collection of insurance premiums payable to Sellers by any other person in connection with the Insurance Policies;

     (e) The underwriting standards utilized and ratings applied by each Seller with respect to its in force Insurance Policies outstanding as of the Signing Date and as of the Closing Date have been provided to Purchaser and conform, with respect to any such contract reinsured in whole or in part, to the standards and ratings required pursuant to the terms of the related reinsurance or other similar contracts, and such standards are in accordance with generally accepted insurance practices. Sellers and Parent have provided Purchaser with copies of all written underwriting policies in connection with the Business;

     (f) To the knowledge of Sellers and Parent: (i) each insurance agent or broker, at the time such agent or broker wrote, sold or produced any Insurance Policy, was duly licensed as an insurance agent or broker (for the type of business written, sold or produced by such insurance agent or broker) in the particular jurisdiction in which such agent or broker wrote, sold or produced such business for any such Seller in connection with the Business and (ii) no such insurance agent or broker violated (or with notice or lapse of time or both would have violated) any term or provision of any law or order in connection with any Insurance Policy;

     (g) Parent, Sellers and employees, agents (including agents and brokers acting through general agents), regional directors, brokers, representatives or persons acting on their respective behalf are not subject to any market conduct claim relating to in force Insurance Policies; Parent and Sellers have not received notice of or are not aware of any action by Parent, Sellers or any of their respective employees, agents (including agents acting through general agents), brokers, regional directors, representatives or persons acting on their behalf that could reasonably be expected to give rise to a market conduct claim relating to in force Insurance Policies; and the sales practices of Parent and Sellers and their respective agents (including agents acting through general agents and brokers), regional directors, brokers, representatives or persons acting on their behalf in connection with in force Insurance Policies are and have been in compliance with all applicable laws and regulations from and after January 1, 1998; and

     (h) As of the Signing Date the Sellers' Reading Facility is processing Insurance Policies in accordance with property and casualty industry standards.

     Section IV.19. Cancellations. Since December 31, 1997 through the Signing Date, except as set forth on Schedule 4.19 hereto, no person or group of persons acting in concert writing, selling or producing insurance business, which in the aggregate accounted for one percent or more of the gross premium income of the Business for the year ended December 31, 1997 has terminated or substantially reduced, or threatened to terminate or substantially reduce, its relationship with Seller or Parent. Since December 31, 1997 through the Signing Date, except as set forth on Schedule 4.19 hereto, no policyholder or group of policyholders acting in concert has canceled or nonrenewed or given notice of its intent to cancel or nonrenew, any policy representing in excess of one percent of the gross earned premiums of the Business for the year ended December 31, 1997.

     Section IV.20. Regulatory Filings. Except as set forth on Schedule 4.20 hereto, Sellers and Parent have filed all reports, statements, documents, registrations, filings or submissions required to be filed by Sellers or Parent to the extent they relate to the Business. All such registrations, filings and submissions since January 1, 1994 were in compliance in all material respects with applicable law when filed or as amended or supplemented, and, to the knowledge of Sellers and Parent, no material deficiencies have been asserted by any Governmental Entity with respect to such registrations, filings or submissions that have not been satisfied.

     Section IV.21. Real Property; Leases. (a) Schedule 4.21(a) hereto sets forth a true and complete list and summary description (stating the name of lessor, name of lessee, expiration date, renewal option regarding each lease and any consent of the lessor or other third party required to maintain the effectiveness of the lease in connection with the transactions contemplated hereby) of all real estate currently occupied or leased by Sellers or Sellers' Affiliates in connection with the Business together with a brief description of the structures located thereon (the "Leased Properties"). All of such leases are valid and in full force and effect, all rents and additional rents and other assessments due to date on each such lease have been paid. No Seller or Affiliate lessee is in default under any of such leases and, to the knowledge of Parent and Sellers, no lessor is in default under any of such leases. No material waiver, indulgence or postponement of the obligations of any Seller or Affiliate lessee under such leases has been granted by the lessor, and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default thereunder by any Seller or Affiliate lessee.

     (b) No Seller or Affiliate lessee owns any real property in respect of the leases set forth on Schedule 4.21(a) hereto, except for the leasehold improvements listed on Schedule 4.21(b) hereto and the capital improvements set forth on Schedule 4.21(b).

     (c) Sellers enjoy peaceful and undisturbed possession under all such applicable leases, none of which contain any provisions that will impair or adversely affect its ability to operate as it has in the past. No notice of violation of any ordinance or administrative regulation (including any zoning or building law) has been received by any Seller or Parent with respect to any real property leased by any Seller or Parent. If the consents specified in Schedule 4.21(a) are obtained, the continuation, validity and effectiveness of such leases under the current terms thereof will in no way be affected by the consummation of the transactions contemplated herein. No Seller or Affiliate lessee has any capital expenditure obligations under such leases. The property leased by each Seller or Affiliate lessee in respect of the Business is in a state of reasonable maintenance and repair and is adequate and suitable for the Business as it is currently being conducted. Neither the whole nor any portion of the real property occupied by any Seller or Affiliate lessee in respect of the Business is being condemned or otherwise taken by any public authority, nor is any such condemnation or taking to the knowledge of Parent and Sellers, threatened or contemplated.

     (d) Each of the premises leased to any Seller or Parent consists of conventional office space, appropriate for use in the Business. None of the leases involve rentable square footage exceeding 10,000 square feet and/or base rental payments in excess of $150,000 per year. No Seller or Parent has received notice, and no Seller or Parent is aware, of any default, litigation or any other matters (including, without limitation, environmental matters) or conditions, with respect to any of the leases, which threaten to expose any Seller to liability on account thereof.

     (e) Except for matters set forth in Schedule 4.21(e):

     (i) Each Seller's and Parent's operations in respect of the Business and the Leased Properties are in compliance with all Environmental Laws and Sellers and Parent have obtained and are in compliance with all permits, licenses and other authorizations required by governmental authorities pursuant to Environmental Laws for the Leased Properties as well as each Seller's and Parent's operations in respect of the Business.

     (ii) To the knowledge of Sellers no Hazardous Materials have been Released, or threatened to be Released, on at, under, onto, or from the Leased Properties, nor were any Hazardous Materials generated, used, stored, treated or disposed of on the Leased Properties.

     (iii) There are no Environmental Claims pending or, to the knowledge of Sellers and Parent threatened against: (A) any Seller or any Seller's Affiliate relating to the Business; (B) the Leased Properties; or (C) any persons or entities whose liability any Seller or Parent may have assumed or retained contractually or by operation of law relating to the Business.

     Section IV.22. Labor Relations and Employment. (a) Except to the extent set forth in Schedule 4.22 hereto, (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending or, to the knowledge of Sellers and Parent, threatened against or affecting any Seller in connection with the Business, and, since January 1, 1997, there has not been any such action, (ii) to the knowledge of Sellers and Parent, there have been no union claims to represent the employees of any Seller or any Seller's Affiliate in connection with the Business and there are no current union organizing activities among such employees, (iii) no Seller is a party to or bound by any collective bargaining or similar agreement with any labor organization applicable to any Seller's or any Seller's Affiliates' employees in connection with the Business, and (iv) there are no material written personnel policies, rules or procedures applicable to any Seller's or any Seller's Affiliates' employees in connection with the Business, true and correct copies of which have not heretofore been made available to Purchaser.

     (b) Except as set forth on Schedule 4.22 hereto, since January 1, 1998, each Seller and each Seller's Affiliates have been in compliance with respect to the Business with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment, age and sex discrimination of wages and hours, except where the failure to so comply would not, individually or in the aggregate, have a Seller Material Adverse Effect, and none of Sellers or any Seller's Affiliates has engaged in or is engaged in any unfair labor practices. Except as noted on Schedule 4.22 hereto, since January 1, 1998, no unfair labor practice complaints have been filed against any Seller or any Seller's Affiliates with any governmental or regulatory agency and none of Sellers has received any notice or communication reflecting an intention or threat to file any such complaint. Since January 1, 1998, no person has made any claim, and, to the best knowledge of Sellers and Parent, there is no basis for any claim, against any of Sellers or Parent arising out of any statute, ordinance or regulation relating to discrimination with respect to employees or employment practices.

     Section IV.23. Tax Matters. Other than as referenced in Section 2.01(d), Sellers and Parent have no liability or obligation in respect of Taxes that would adversely affect Purchaser, the Business or the consummation of the transactions contemplated hereby.

     Section IV.24. Reinsurance and Retrocessions. Schedule 4.24 sets forth a true and complete list of all voluntary or involuntary ceded reinsurance and retrocession treaties, agreements or other contracts of ceded reinsurance in force and relating to the Business as of the date hereof to which any Seller or any Seller's Affiliate is a party, any terminated or expired treaty or agreement of ceded reinsurance relating to the Business under which there remains any outstanding liability from one reinsurer with respect to paid or unpaid case reserves and any treaty or agreement of ceded reinsurance relating to the Business with any Seller or any Seller's Affiliates (collectively, the "Outward Reinsurance Agreements"), the effective date of each Outward Reinsurance Agreements, and the termination date of Outward Reinsurance Agreements which has a definite termination date. Except as set forth on Schedule 4.24, there have been no changes since December 31, 1998 in the way ceded reinsurance premiums are allocated among the Sellers or their lines of business. All Outward Reinsurance Agreements are in full force and effect to the respective dates noted on such Schedule, and no Seller or Parent is in default in any respect as to any provision of any Outward Reinsurance Agreements or has failed to meet the underwriting standards required for any business reinsurance thereunder. Except as set forth on Schedule 4.24, no Outward Reinsurance Agreements contains any provision providing that the other party thereto may terminate such agreement by reason of the transactions contemplated by this Agreement. All allocations of premiums and receivables with respect to Outward Reinsurance which covers one or more Sellers and any Seller's Affiliates which are not Sellers are fairly and equitably allocated among such entities.

     Section IV.25. Environmental Matters. (a) The Business and the Transferred Assets are in compliance with all Environmental Laws and have obtained and complied with all permits, licenses and other authorizations required by any Governmental Authorities pursuant to Environmental Laws.

     (b) No Hazardous Materials have been Released, or threatened to be Released, on, at, under, onto, or from any of the Transferred Assets, nor were any Hazardous Materials generated, used, stored, treated or disposed of or on the Tangible Assets.

     (c) There are no Environmental Claims pending or, to the knowledge of Sellers and Parent, threatened against (i) Sellers or Parent arising out of Sellers' and Parent's investment in or ownership of the Transferred Assets.

     Section IV.26. Investment Purpose. Parent, or each designated purchaser of Parent in accordance with Section 3.02(a), will acquire the Equity-Linked Note for investment only and not with a view to resale in connection with any distribution thereof except in compliance with the Securities Act and all other applicable securities laws. Parent and each such designated purchaser understands that the Equity-Linked Note will not be registered under the Securities Act or under the securities laws of any state and that such notes may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of in the absence of an effective registration under the Securities Act except pursuant to a valid exemption from such registration.


                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER,
                           PURCHASER PARENT AND HOLDCO

     Purchaser Parent, Purchaser and Holdco hereby jointly and severally make the following representations and warranties to Parent and Sellers.

     Section V.1. Organization, Standing and Authority. Each of Purchaser Parent, Purchaser and Holdco is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on the operations of its business as it is now being conducted.

     Section V.2. Authorization. Each of Purchaser Parent, Purchaser and Holdco has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and under each of the Ancillary Agreements to be executed by it. The execution and delivery by Purchaser Parent, Purchaser and Holdco of this Agreement and the execution and delivery by Purchaser Parent, Purchaser and Holdco of the Ancillary Agreements to be executed by it, and the performance by Purchaser Parent, Purchaser and Holdco of its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action on the part of Purchaser Parent, Purchaser and Holdco and its stockholders. This Agreement has been duly executed and delivered by Purchaser Parent, Purchaser and Holdco and, subject to the due execution and delivery hereof by each Seller and Parent, this Agreement is a valid and binding obligation of Purchaser Parent, Purchaser and Holdco, enforceable against Purchaser Parent, Purchaser and Holdco in accordance with its terms, subject to enforceability as to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights. As of the Closing Date, each Ancillary Agreement executed and delivered by Purchaser Parent, Purchaser and Holdco will have been duly executed and delivered by Purchaser Parent, Purchaser and Holdco, and, subject to the due execution and delivery of such agreements by the other parties thereto, each Ancillary Agreement executed by Purchaser Parent, Purchaser and Holdco is a valid and binding obligation of Purchaser Parent, Purchaser and Holdco, enforceable against Purchaser Parent, Purchaser and Holdco, in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights.

     Section V.3. No Conflict or Violation, Etc. Except as disclosed in Schedule
5.03 hereto, the execution and delivery by Purchaser, Purchaser Parent and Holdco of this Agreement and of the Ancillary Agreements to which it is a party do not, and the consummation by each of Purchaser Parent, Purchaser and Holdco of the transactions contemplated by this Agreement, including the issue and delivery of the Equity-Linked Note, and of such Ancillary Agreements and compliance with the provisions hereof and thereof will not, (i) conflict with any of the provisions of the Certificate of Incorporation or By-laws of Purchaser Parent, Purchaser or Holdco, (ii) subject to the matters referred to in the next sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, require the consent of any person under, or result in the creation of any Lien on any property or asset of Purchaser Parent, Purchaser or Holdco under, any indenture or other agreement, permit, franchise, license or other instrument or undertaking to which Purchaser Parent, Purchaser or Holdco is a party or by which any of them or any of their assets is bound or affected, or (iii) subject to the matters referred to in the next sentence, contravene any statute, law, ordinance, rule, regulation, order, judgment, injunction, decree, determination or award applicable to Purchaser Parent, Purchaser or Holdco or any of its subsidiaries or any of their respective properties or assets, except in the case of clauses (ii) and (iii) above, for such conflicts, breaches, defaults, terminations, cancellations, accelerations and contraventions which would not individually or in the aggregate have a Purchaser Material Adverse Effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity, is required to be obtained or made by or with respect to Purchaser Parent, Purchaser or Holdco or any of their Subsidiaries, in connection with the execution and delivery of this Agreement or any Ancillary Agreement by Purchaser Parent, Purchaser or Holdco or the consummation by Purchaser Parent, Purchaser or Holdco of the transactions contemplated hereby or thereby, except for (i) the filing of premerger notification and report forms under the HSR Act, (ii) to the extent required, the approvals, filings or notices required under the insurance laws of the State of Illinois and the filing of Form E Statements in the jurisdictions in which the Business currently conducts operations, or (iii) such other consents, approvals, authorizations, declarations, filings or notices the failure of which to make or obtain would not have a Purchaser Material Adverse Effect.

     Section V.4. Compliance with Laws. Except as disclosed in Schedule 5.04 hereto, each of Purchaser Parent, Purchaser and Holdco is in compliance with all applicable statutes, laws, ordinances, rules, regulations and orders of any Governmental Entity, except for such noncompliance which individually or in the aggregate would not reasonably be expected to have a Purchaser Material Adverse Effect.

     Section V.5. Valid Issuance. Upon the issuance to Parent, the Equity-Linked Note will have been duly authorized and validly issued and will be a valid and binding obligation of Purchaser Parent.

     Section V.6. Brokers. No broker, investment banker, financial advisor or other person, other than Goldman, Sachs & Co., the fees and expenses of which will be paid by Purchaser, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser or an Affiliate.


                                   ARTICLE VI

                                    COVENANTS

     Section VI.1. Conduct of Business. Except as contemplated by this Agreement, during the period from the Signing Date to the Closing Date, Sellers and Parent shall carry on the Business only in the ordinary course of business consistent with past practice and, to the extent consistent therewith, use their reasonable best efforts to preserve intact the current business organization of the Business, preserve the rights, franchises, goodwill and relations of their customers, preserve the Permits issued to any Seller in full force and effect consistent with past practice, keep available the services of the Business Employees and other employees directly involved in the Business (provided, however, that Sellers and Parent shall have no obligation to pay stay bonuses) and preserve their relationships with agents, brokers, intermediaries, insureds, reinsureds and others having business dealings with the Business. Without limiting the generality of the foregoing, during the period from the Signing Date to, except as otherwise provided in clause (i) of this Section 6.01, the Closing Date, except as expressly permitted by this Agreement, Sellers and Parent shall not, without the prior written consent of Purchaser:

     (a) (i) other than in the ordinary course of business consistent with past practice terminate, transfer or otherwise dispose of any assets which would otherwise be Transferred Assets; (ii) without the prior written consent of Purchaser (which consent shall not be unreasonably withheld), (A) enter into, modify or change in any material respect any material Assigned and Assumed Contract, (B) acquire any assets in an amount which in the aggregate exceeds $1,000,000, or (C) reallocate any assets currently owned, used or held for use by one line of business, unit or division of the Business to any other line of business, unit or division of the Business or to any Affiliate of any Seller or Parent or any line of business, unit or division of such Affiliate;

     (b) (i) permit or allow any of the Transferred Assets to become subject to any Liens except Permitted Liens, (ii) waive any claims or rights relating to the Business, except in the ordinary course of business consistent with past practices, (iii) grant any increase in the compensation or benefits of or increase or promise to increase, or establish any new, employee benefit plan or plan of compensation for any of the Business Employees (including any such increase pursuant to any wage, salary, incentive, bonus, pension, profit-sharing or other plan or commitment), except for increases in the ordinary course of business consistent with past practices, or (iv) adopt, enter into or materially amend any Severance Plan;

     (c) make any change, in a manner which would be adverse to the Business, in accounting methods, principles or practices used by any Seller or Parent in connection with the Business, including without limitation any change with respect to establishment of reserves for losses and loss adjustment expenses, except insofar as may be required by a change in generally accepted accounting principles, tax accounting principles or statutory accounting practices prescribed by applicable Governmental Entities or as may be required by law or any Governmental Entity;

     (d) enter into or renew, in a manner which would be adverse to the Business, any Assigned and Assumed Contract;

     (e) make or propose to make any change, in a manner which would be adverse to the Business, in its personal lines underwriting, pricing, claims, risk retention, marketing and reinsurance practices or policies or make any change, in a manner which would be adverse to the Business, in depreciation or amortization policies or rates adopted by such Seller, except as required under applicable regulatory requirements;

     (f) issue, amend or renew any personal lines insurance coverage which would be reinsured under any Indemnity Reinsurance Agreement which does not conform to any Seller's underwriting, pricing and risk retention standards, practices and policies in effect on the Signing Date and as provided to Purchaser;

     (g) permit any Business Employee's employment to be transferred to or shared with any trade or business of any Seller or any Seller's Affiliate other than the Business or any other person or entity at any time from the Signing Date to the date which is one day after the Service Date;

     (h) enter into, renew, terminate or commute any Outward Reinsurance Agreement or other reinsurance or retrocession agreement relating to the Business or fail to maintain in effect any Outward Reinsurance Agreement relating to the Business; or

     (i) except as may be required by any Governmental Entity, commit or agree to take any of the foregoing actions.

     Section VI.2. No Solicitation. (a) Each Seller and Parent shall not, nor shall it permit any of its Affiliates or any of their respective officers, directors, employees, agents, investment bankers, attorneys, financial advisors or other representatives (collectively, "Representatives") to (i) solicit, initiate or knowingly encourage the submission of any Acquisition Proposal (as defined below), (ii) enter into any agreement with respect to any Acquisition Proposal, or (iii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes or would reasonably be expected to lead to, an Acquisition Proposal. Promptly after the execution of this Agreement, each Seller and Parent will use its reasonable best efforts to pursue, pursuant to the terms of any confidentiality agreements under which information concerning the Business has been provided to potential purchasers of the Business ("Third Party
Confidentiality Agreements"), the return from all third parties and their representatives of all confidential information provided to them in connection with or concerning the Business. On or prior to the Closing, each Seller and Parent will assign to Purchaser its rights under any Third Party Confidentiality Agreements, except to the extent that any such assignment is prohibited by the terms of any such Third Party Confidentiality Agreement, in which case the parties hereto shall cooperate to provide Purchaser, to the fullest extent practicable, the benefits thereof. Schedule 6.02 hereto is a true and complete list of all Third Party Confidentiality Agreements.

     (b) Sellers and Parent shall promptly notify Purchaser of any Acquisition Proposal, the person making such Acquisition Proposal, and all material terms and conditions of such Acquisition Proposal.

     (c) For purposes of this Agreement, "Acquisition Proposal" means a proposal or offer to acquire or cause to be acquired in any manner, directly or indirectly, including without limitation through any reinsurance transaction, all or any substantial portion of the Business.

     Section VI.3. Access to Information; Confidentiality. Each Seller and Parent shall afford to Purchaser and to the officers, employees, counsel, financial advisors, accountants, actuaries and other representatives of Purchaser reasonable access during normal business hours during the period prior to the Service Date to all of the (i) Insurance Policies, Books and Records and Transferred Assets and (ii) personnel involved in the Business and, during such period, shall furnish as promptly as reasonably practicable to Purchaser such information concerning the Business as Purchaser may from time to time reasonably request, provided that such access shall not unreasonably interfere with Sellers' and Parent's continuing operations. From the Closing Date to the Service Date, Sellers shall make reasonable accommodation to permit such representatives to effectively monitor and supervise the Business Employees. Purchaser agrees that it will hold, and will cause its Affiliates and each of their respective directors, officers, employees, partners, counsel, financial advisors, accountants, actuaries and other representatives to hold, any information so obtained in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement, dated December 15, 1998 (the "Confidentiality Agreement"), between Parent and Purchaser. No investigation or review by Purchaser or any of its representatives shall affect or be deemed to modify any of the representations, warranties, covenants or agreements of Sellers or Parent under this Agreement or otherwise; it being understood that, notwithstanding any right of Purchaser to fully investigate the affairs of any Seller or Parent and notwithstanding any knowledge of facts determined or determinable by Purchaser pursuant to any such investigation or right of investigation, Purchaser has the right to rely fully upon the representations, warranties, covenants and agreements of Sellers or Parent contained in this Agreement, any Ancillary Agreement or any Schedule, Exhibit or certificate in respect thereof.

     Section VI.4. Reasonable Best Efforts. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     Section VI.5. Consents, Approvals and Filings. (a) Sellers, Parent and Purchaser will make and cause their respective subsidiaries to make all necessary filings with Governmental Entities, as soon as practicable, including, without limitation, any filing required under state insurance laws in order to facilitate prompt consummation of the transactions contemplated by this Agreement. In addition, each Seller, Parent and Purchaser will each use its reasonable best efforts (without the payment of money or the commencement of litigation), and will cooperate fully with each other (i) to comply as promptly as practicable with all governmental requirements applicable to the transactions contemplated by this Agreement and (ii) to obtain as promptly as practicable all necessary consents, approvals, permits or authorizations of Governmental Entities and consents or waivers of all third parties necessary or advisable for the consummation of the transactions contemplated by this Agreement. Each of Seller, Parent and Purchaser shall use its reasonable best efforts to provide such information and communications to Governmental Entities as such Governmental Entities may reasonably request.

     (b) Sellers, Parent and Purchaser will, as promptly as practicable, file, or cause to be filed, Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") in connection with the transactions contemplated by this Agreement, and each will use its respective reasonable best efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date. Each Seller, Parent and Purchaser will each furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of necessary filings or submissions to any governmental or regulatory agency, including any filings necessary under the provisions of the HSR Act.

     (c) Each of the parties shall notify the other party and keep it advised as to the status of all applications to, and proceedings before, Governmental Entities in connection with the transactions contemplated by this Agreement. Other than with respect to any filings under the HSR Act, each of the parties shall provide to the other parties copies of all applications or other correspondence or materials relating to the Business in advance of filing or submission thereof to Governmental Entities in connection with the transactions contemplated by this Agreement.

     Section VI.6. Notification. Each Seller, Parent, Purchaser and Holdco shall each notify the other and keep it advised as to (i) any litigation or administrative proceeding pending and known to it or, to its knowledge, threatened which challenges or seeks to restrain or enjoin the consummation of any of the transactions contemplated hereby, (ii) the occurrence of any Seller Material Adverse Effect or Purchaser Material Adverse Effect, and (iii) the occurrence of any breach by the other party hereto of such party's representations, warranties or covenants under this Agreement or any Ancillary Agreement.

     Section VI.7. Further Assurances. On and after the Closing Date, Sellers, Parent, Purchaser and Holdco shall take all reasonably appropriate action and execute any additional documents, instruments or conveyances of any kind which may be reasonably necessary to carry out any of the provisions of this Agreement or any Ancillary Agreement or consummate any of the transactions contemplated by this Agreement or any Ancillary Agreement, it being expressly understood, however, that the foregoing shall not be construed to obligate Parent, Sellers or any of Seller's Affiliates to (i) take any action following the Closing not expressly required under this Agreement or any Ancillary Agreement which would be materially burdensome to Parent, Sellers or any of Seller's Affiliates, or
(ii) incur any additional expense in furtherance of any action not expressly required in this Agreement or in any Ancillary Agreement. Following the Closing, if any asset or employee of Sellers or any Seller's Affiliate is identified that should have been a Transferred Asset or should have been a Business Employee, Sellers shall, or shall cause such Affiliate to, (i) in the case of an asset, transfer such asset to Purchaser and (ii) in the case of an employee, permit
Purchaser to offer to employ such employee and if Purchaser makes such offer, actively encourage such employee to accept such offer.

     Section VI.8. Expenses. Except as otherwise specifically provided in this Agreement, the parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement or any Ancillary Agreement and consummation of the transactions contemplated hereby and thereby, including all fees and expenses of agents, representatives, counsel, financial advisors, actuaries and accountants, provided, that all costs and expenses incurred in the separation of the Business from Sellers, Parent or any of their Affiliates, other than those costs and expenses contemplated by Section 6.10(f) hereof and those costs and expenses relating to the provisional Transition Services described in Section 9.08(a) hereof, but including without limitation costs and expenses incurred in connection with transferring the Transferred Assets to the possession of Purchaser and Holdco, transferring the Transferred Employees, claim file separation, policy file separation, physically separating hardware and software and security, shall be paid by Sellers. With respect to separation of data and systems, Sellers agree to take only actions necessary to enable Purchaser to operate all of the data processing systems used in the Business as of the Conversion Date on an environment functionally identical to the environment on which such systems are operated as of the Conversion Date and physically separate from such environment, using the same application software used in the Business on the Conversion Date, which shall be substantially equivalent to those used as of the Closing Date. Sellers further agree to deliver to Purchaser machine readable files containing all data of the Business that is contained in machine readable files as of the Conversion Date, with each transferred file to be prepared for reading and manipulation using the application, operating system, machine language, data field format, and field content to the file in which such data resides as of the Conversion Date (a file conversion process commonly referred to as a "flat file"). Sellers and Purchaser each agree to take reasonable actions to minimize the cost of the foregoing work. To the extent Purchaser requires Seller to perform work beyond the scope of this paragraph, Seller shall provide such services subject to availability of resources and at commercially reasonable rates. The "Conversion Date" shall be a date as soon as practicable but in no event more than five years after the Closing Date.

     Section  VI.9.  Employees  and Employee  Benefits.  The  provisions of this
Section 6.09 shall govern the treatment of the Excluded Employees, the Business Employees, the Transferred Employees (as defined below), and the Delayed Transferred Employees (as defined below).

     (a) Not less than two weeks prior to the Service Date, Purchaser shall make a written offer of employment, either individually and or as a group, effective as of the Service Date for Transferred Employees (as defined below) or effective the day following the date the Business Employee returns to active employment with Sellers or any of their Affiliates for Business Employees who are receiving short term disability benefits, workers compensation benefits, sick day benefits or who are on a leave of absence on the last business day of 1999, to all of the Business Employees identified on Schedule 4.11(a) hereto who are not Excluded Employees and who are Business Employees as of the time of Purchaser's offer. Each such offer shall be for employment at generally the same salaries and wages, and with severance benefits and employee benefits, including medical, disability and life insurance and retirement benefits, that are generally no less favorable in the aggregate than those provided by Purchaser to its other similarly-situated employees. The Business Employees who are actively at work in connection with the Business (other than if on vacation or personal holiday) on the last business day of 1999, and who accept, on or prior to the Service Date, employment with Purchaser, effective as of the Service Date, shall be referred to as the "Transferred Employees." Business Employees who (i) are receiving short term disability benefits, workers' compensation benefits, sick day benefits, or who are on leave of absence on the last business day of 1999, (ii) return to active employment with Sellers or any of their Affiliates within a fifty-two week continuous cumulative period of absence, which absence is approved by Sellers or any of their Affiliates, (iii) accept employment with Purchaser (effective the day following the date the Business Employee returns to active employment with Sellers or any of their Affiliates), and (iv) are actively at work for Purchaser on that date, shall be referred to as "Delayed Transferred Employees." Sellers shall terminate the employment of all Transferred Employees effective as of December 31, 1999, all Delayed Transferred Employees effective the date they return to active employment with Sellers or any of their Affiliates or (except as otherwise prohibited by law) the expiration of the 52 week cumulative approved period of absence, whichever is sooner, and may terminate any remaining Business Employees who are not Transferred Employee or Delayed Transferred Employees on or before such date. Nothing in this Agreement shall be construed as limiting in any way the right of Purchaser on and after the Service Date, to terminate the employment of any Transferred Employee or Delayed Transferred Employee, to change his or her salary or wages or to modify benefits or other terms and conditions of employment of Transferred Employees or Delayed Transferred Employees to the extent that any changes to salary or wages are done in accordance with Purchaser's normal compensation practices and apply generally to similarly-situated employees or former employees of Purchaser's business.

     (b) Excluded Employees and Delayed Transferred Employees. Excluded Employees shall be the sole responsibility of Sellers at all times. Delayed Transferred Employees shall be the sole responsibility of Sellers until they commence employment with Purchaser (effective the day following the date the Business Employee returns to active employment with Sellers or any of their Affiliates).

     (c) Business Employees During Leasing Period. The Transition Services Agreement shall provide for Sellers and Purchaser to enter into an employee leasing arrangement for the duration of the Leasing Period pursuant to which the Business Employees shall remain on Sellers' payroll and shall continue to perform services for the Business.

     (i) Sellers' Obligations During Leasing Period. Sellers agree to:

     (A)Have exclusive responsibility for any and all retention, disciplinary and termination decisions with respect to Business Employees; provided, however, that Purchaser shall direct Business Employees with respect to their provision of services to the Business and, upon the request of Purchaser, Sellers shall reassign (or in Sellers' discretion, terminate) any Business Employee that Purchaser requests be removed from the operation of the Business, provided that Purchaser shall cooperate with Sellers in an assessment of such Business Employee's performance for the purpose of determining whether such individual should be terminated for "cause" as defined under Sellers' regular personnel policy;

     (B)Maintain the same benefit plans and programs of Sellers and/or their Affiliates, under the same terms and conditions applicable to participation therein throughout the six-month period immediately preceding the Closing Date;

     (C)Continue to pay the same compensation and provide the same employee benefits (with the same level of employer subsidies) to the Business Employees as were in effect as of the Closing in a timely manner and consistent with past practices;

     (D)Be responsible for all payments made to or with respect to any Business Employee with respect to all wages, salary and compensation (including, but not limited to, the amount of any required payroll taxes, Social Security, and unemployment taxes), vacation, workers' compensation claim, bonus and/or pension or profit sharing benefit accrued or welfare benefit claim incurred prior to the Closing that are not reflected as accruals on the Final Statement of Net Settlement Liability ("Pre-Closing Benefits Liabilities") but paid during the Leasing Period (and for this purpose, a welfare benefit claim shall be deemed to have been incurred when the medical or other service giving rise thereto is performed, except that in the case of death, the claim shall be deemed to have been incurred on the date of death, it being understood and agreed that all bonuses under the Annual Incentive Bonus Plan will be paid on or prior to the Closing);

     (E)Pay such stay bonuses to the Business Employees as Purchaser shall deem appropriate to maintain an adequate level of service to the Business during the Leasing Period, provided that Sellers shall be responsible for the cost of any such stay bonus the payment of which was not approved in advance by Purchaser;

     (F)Provide the Business Employees with the same resources and cooperation as they had throughout the six-month period ending prior to the Signing Date; and

     (G)Refrain from assigning any responsibility or duty to any Business Employee that is not directly connected to the Business.

     (ii) Purchaser's Obligations During Leasing Period. Purchaser agrees to promptly reimburse Sellers, after receiving written request from Sellers (no more frequently than monthly) setting forth the details and providing reasonable documentation thereof, for all compensation, payroll and/or other taxes, vacation and holiday pay and employee benefit costs (the categories of which have been identified on Schedule 6.09(c) hereto) and stay bonuses approved or directed by Purchaser incurred by Sellers in the ordinary course with respect to the Business Employees, excluding Pre-Closing Benefits Liabilities and stay bonuses which the Purchaser did not approve in advance.

     (d) Obligations Related to Termination of Leasing Arrangement. The employment with Sellers and/or their Affiliates of all Business Employees who become Transferred Employees shall be terminated as of 11:59 p.m. on the day immediately preceding the Service Date. The employment with Sellers and/or their Affiliates of any Business Employee who becomes a Delayed Transferred Employee shall be terminated as of 11:59 p.m. on the day such Business Employee returns to active employment or (except as otherwise prohibited by law) the date such Business Employee exceeds the 52 week cumulative approved period of absence approved by Sellers or any of their Affiliates, whichever is later.

     (i) Sellers' Obligations After Leasing Period. In connection with the transfer of employment of Business Employees who become Transferred Employees or Delayed Transferred Employees from Sellers and/or their Affiliates to Purchaser, Sellers agree to:

     (A)In the case of Transferred Employees recognize service with Purchaser on and after the Service Date as though it were service with Sellers for purposes of vesting in the benefits accrued as of the Service Date or in the case of Deferred Transferred Employees, accrued as of the first date of the active employment with Purchaser under Sellers' 401(k) profit sharing, pension and retirement plans (both qualified and non-qualified) and for purposes of attaining the "Rule of 65" (which determines eligibility for early retirement benefits under Sellers' defined benefit pension plans (both qualified and non-qualified) and for post-retirement medical benefits), up to a maximum amount of five years of service with Purchaser; from the Service Date.

     (B)Pay severance benefits pursuant to the terms of the Severance Plans and provide outplacement services under their customary practice to Business Employees whose employment with a Seller or an Affiliate of a Seller is terminated during the Leasing Period under circumstances which satisfy the requirements for the payment of benefits under the Severance Plans, or who do not become Transferred Employees on or prior to the Service Date, subject to reimbursement by Purchaser for the cost of any such benefits; provided, Purchaser will not reimburse Sellers or their Affiliates for severance benefits, if any, paid to Business Employees who were not actively at work in connection with the Business (other than if on vacation or personal holiday) on the last business day of 1999, and who do not become Delayed Transferred Employees by December 31, 2000;

     (C)Permit a distribution from Sellers' and/or their Affiliates' Section 401(k) profit sharing plan, in accordance with the exception for the sale of a business under Section 401(k)(10) of the Code, but only if Sellers in their discretion (and upon advice of counsel) determine that such exception is applicable; and

     (D)Provide  continuation  coverage  under  Section 601 et seq. of ERISA and
Section 4980B of the Code ("COBRA") to or with respect to (I) any Business Employee who does not become a Transferred Employee or Delayed Transferred Employee, his or her spouse or his or her dependents, and (II)(a) any Transferred Employee, his or her spouse or his or her dependents but only with respect to any "qualifying event" occurring before the Service Date, including any employer-provided subsidies with respect to such COBRA coverage; (b) any Delayed Transferred Employee, his or her spouse or his or her dependents but only with respect to any "qualifying event" occurring on or before the Delayed Transferred Employee's last day of employment with Sellers and/or their Affiliates, including any employer-provided subsidies with respect to such Cobra coverage;

     (ii) Purchaser's Obligations After Leasing Period. Purchaser agrees to:

     (A)With respect to all Transferred Employees, reimburse Sellers for the cost of any compensation or benefits that have not previously been reimbursed under Section 6.09 (c)(ii) above, other than Pre-Closing Benefits Liabilities and stay bonuses which Purchaser did not approve in advance;

     (B)With respect to all Transferred Employees and Delayed Transferred Employees, to:

     (I) Waive pre-existing condition exclusions, evidence of insurability provisions, and waiting period requirements under any welfare benefit plans maintained or sponsored by or contributed to by Purchaser for such Transferred Employee or Delayed Transferred Employee on or after the Service Date; provided that such conditions, waiting periods, or exclusions did not preclude coverage for such Transferred Employee as of December 31, 1999, or for Delayed Transferred Employee as of his/her last day of employment with Sellers or any of their Affiliates;

     (II) Recognize the service of each Transferred Employee or Delayed Transferred Employee with Sellers or any of their Affiliates on or prior to the Transferred Employee's or Delayed Transferred Employee's last day of employment with Sellers or any of their Affiliates for purposes of (A) eligibility and vesting (and not for purposes of benefit accrual or for retiree medical or retiree life insurance coverage credit) under all of Purchaser's employee benefit plans, and (B) Purchaser's vacation and severance policies for purposes of calculating the amount of each Transferred Employee's or Delayed Transferred Employee's vacation entitlement and severance benefits;

     (III) Be responsible for satisfying obligations under COBRA and to provide continuation coverage to or with respect to any Transferred Employee or Delayed Transferred Employee in accordance with law with respect to any "qualifying event" which occurs on or after the Service Date for Transferred Employees or on or after the Delayed Transferred Employee's last day of employment with Sellers or any of their Affiliates for Delayed Transferred Employees;

     (IV) Be responsible for all severance and outplacement payments and benefits of terminated Transferred Employees or Delayed Transferred Employees pursuant to the terms of Purchaser's severance plans, policies and/or arrangements in effect on the date of the applicable Transferred Employee's or Delayed Transferred Employee's date of termination;

     (V) Use its best efforts, in its sole discretion, to permit any Transferred Employee who has an outstanding loan under Sellers' and/or their Affiliates' 401(k) plan to effect a direct rollover, to the extent legally permissible, to Purchaser's 401(k) plan that includes such loan; and

     (VI) Be responsible for all vacation and holiday pay entitlements of all Business Employees and Transferred Employees accrued prior to the Closing and set forth as accruals on the Final Statement of Net Settlement Liability, and reimburse Sellers for any such payments made thereby on behalf of any Business Employee or Transferred Employee on or after the Closing.

     (e) Indemnification. (A) Purchaser shall be responsible for, and shall indemnify and hold harmless Sellers against, any action, claim or proceeding brought by or on behalf of any Business Employee or Transferred Employee at any time with respect to any event occurring or condition arising after the Closing Date, (B) Sellers shall be responsible for, and shall indemnify and hold harmless Purchaser against, any action, claim or proceeding brought by or on behalf of any Business Employee or Transferred Employee at any time with respect to any event occurring or condition arising (i) prior to the Closing Date, and
(ii) after the Closing Date but prior to the Service Date if such event occurred or condition arose solely pursuant to the action or direction of Sellers or Sellers' Affiliates' employees who are not Business Employees and (C) Sellers shall be responsible for, and shall indemnify and hold harmless Purchaser against, any action, claim or proceeding brought by or on behalf of any Delayed Transferred Employee at any time with respect to any event occurring or condition arising on or after the Service Date but prior to the Delayed Transferred Employee commencing employment with Purchaser (effective the day following the date the Business Employee returns to active employment with Sellers or any of their Affiliates)

     Section VI.10. Computer Software. (a) On or prior to the Closing Date, Sellers, Parent and Purchaser shall enter into one or more license agreements (the "License Agreements") that shall include normal and customary terms and conditions, including confidentiality terms, and terms required by Sections 4.16, 6.10(d) and 6.10(e) hereof, pursuant to which Parent and Sellers will grant, from and after the Closing Date, to Purchaser a royalty free, non-exclusive, irrevocable, perpetual, worldwide license to use, operate, modify, perform, display and copy, solely in connection with the Business, the Owned Generally Used Software, which license will be assignable in Purchaser's sole discretion in connection with any sale of any portion of the Business by Purchaser to any transferee, subject to the written agreement of such transferee to be subject to the terms of the License Agreement. Under the License
Agreements, at Purchaser's request, Sellers and Parent shall deliver to Purchaser copies of the source code (but only to the extent that such utilities are owned by Sellers and Parent), object code, utilities required to compile code, executables and documentation related to the Owned Generally Used Software.

     (b) (i) With respect to Licensed Generally Used Software and the Licensed Principally Used Software listed on Schedules 4.16(a) and 4.16(b) hereto as requiring consents to assignment or sub-license, at Purchaser's request, Parent and Sellers shall use their reasonable best efforts to obtain from the licensors of the Licensed Generally Used Software and the licensors of the Licensed Principally Used Software the right for Purchaser to operate the Licensed Generally Used Software and the Licensed Principally Used Software as stated herein and in Section 4.16 above, which license, in the case of the Licensed Generally Used Software, shall not be required by this Section 6.10 to grant Purchaser the right to use such software other than solely in connection with the conduct of the Business; (ii) with respect to Licensed Generally Used Software and the Licensed Principally Used Software listed on Schedules 4.16(a) and 4.16(b) hereto as requiring consents for Sellers to perform services for the benefit of third parties, Parent and Sellers shall use their reasonable best efforts to obtain from the licensors of the Licensed Generally Used Software and the licensors of the Licensed Principally Used Software the right for Sellers to operate the Licensed Generally Used Software and the Licensed Principally Used Software for the benefit of Purchaser solely in connection with the conduct of the Business; and (iii) with respect to the Licensed Generally Used Software listed on Schedule 4.16(b) hereto and identified as requiring "consent" for Sellers or Parent to perform services for the benefit of third parties ("Consent Software"), Parent and Sellers shall use their reasonable best efforts to obtain from the Licensors of the Licensed Generally Used Software the right to use such Consent Software to provide as a Transition Service all services which are currently performed in the Business using the Consent Software; provided, that if Sellers and Parent are unable to obtain the right to use any such Consent Software to perform a Transition Service, Sellers and Parent shall not be relieved of their obligation hereunder to provide such Transition Service through the use of an operational equivalent. Sellers and Parent shall bear the costs and expenses associated with obtaining such rights (the "Rights") as provided in the foregoing clauses (i),(ii) and (iii), from the licensors of the Licensed Generally Used Software and the Licensed Principally Used Software; provided, however, that if such costs (other than any costs associated with obtaining such rights with respect to the Licensed Principally Used Software licensed from PMSC, Inc. (the "PMSC Software") exceed $1 million, up to $1 million of such costs in excess of such $1 million amount shall be shared equally by Purchaser and Sellers; it being acknowledged and agreed that Parent shall indemnify and hold Purchaser harmless from any and all costs and expenses in excess of $500,000 (not including any costs associated with obtaining such Rights with respect to the PMSC Software) incurred by Purchaser in connection with obtaining the Rights; provided, further, however, that Purchaser shall only be responsible for one-half of the costs associated with obtaining such rights with respect to the PMSC Software up to a maximum amount of $800,000 and Sellers and Parent shall be solely responsible for all amounts in excess thereof once Purchaser's one-half share totals $800,000. Purchaser shall be entitled to participate fully in any negotiation with any such licensors. With respect to the Licensed Generally Used Software and the Licensed Principally Used Software for which Purchaser obtains licenses pursuant to this Section 6.10, Purchaser shall assume responsibility for complying with the terms and conditions of the licenses governing such software, including responsibility for the payment of the costs and expenses of all ongoing contractual responsibilities, including licensing, and maintenance fees incurred after the Closing Date; provided that Parent and Sellers shall be responsible for the payment of all costs and expenses of all ongoing contractual responsibilities, including licensing, upgrade and maintenance fees associated with activities other than the conduct of the Business; provided, further, that Sellers and Purchaser shall allocate responsibility for the payment of the costs and expenses of all ongoing contractual responsibilities for system upgrades and developments on a fair and equitable basis. If a vendor refuses to assign, license or sub-license the Licensed Principally Used Software to Purchaser, which Purchaser has requested, Sellers and Parent shall assist Purchaser in attempting to locate suitable substitute software at Sellers' and Parent's expense. If a vendor refuses to consent to Seller's use of any Licensed Principally Used Software or Licensed Generally Used Software to perform services for the benefit of Purchaser, Sellers and Parent shall use their best efforts to locate suitable substitute software at Sellers' and Parent's expense.

     (c) With respect to the Owned Principally Used Software, each Seller and Parent hereby irrevocably sells and transfers all right, title, interest and ownership in and to such software to Purchaser, effective on the Closing Date, including, without limitation, the source code, object code, utilities required to compile code, executables and documentation related thereto, and each Seller and Parent shall retain no rights whatsoever in and to such software and shall cooperate with Purchaser in the execution of all necessary documents to effect the purposes of this Section 6.10(c); provided, however, that Purchaser agrees that Sellers and any Seller's Affiliates may retain a royalty free license, pursuant to the terms and conditions of one or more License Agreements for use of such software that shall include the terms and conditions set forth in
Section 6.10(a) hereof, to use such software in their business solely for internal use and for purposes not in violation of any contractual obligation to Purchaser and Holdco or their Affiliates, it being understood that neither Sellers, Seller's Affiliates nor Parent shall retain any right to such software other than rights of use granted pursuant to such License Agreements.

     (d) At Purchaser's option, commencing on the Closing Date and ending upon the expiration of the term of the Transition Services Agreement, Sellers and
Parent shall provide, in accordance with Section 9.08 hereof maintenance services to support the Owned Principally Used Software and/or the Owned
Generally Used Software, both through 24 hour telephone support and, as requested, on-site support (at Purchaser's site), to address and resolve any errors, malfunctions, viruses, incompatibilities, Year 2000 concerns and all other substantial or insubstantial operational concerns that Purchaser encounters in the operation of the Owned Principally Used Software and/or the Owned Generally Used Software other than in conformance with its respective documentation and specifications, copies of each of which shall have been furnished to Purchaser.

     (e) Each Seller and Parent shall ensure that for the Licensed Principally Used Software, upon Purchaser's request provided in writing and with reasonable notice, Purchaser shall have a copy of the object code, executables and documentation therefor and a right of access to the source code equivalent to such Seller's and Parent's right to such source code, if any and to the extent that Sellers and Parent retain copies of such object code, executables and documentation and retain a right of access to the source code therefor, Sellers and Parent shall limit any use of or access to such object code, executables, documentation and source code solely as necessary for back-up and updating and for the sole purpose of performing the Transition Services. As to the Owned Generally Used Software, Purchaser shall have a copy of the object code, executables and documentation therefor and a right of access to the source code in accordance with an escrow agreement approved by Purchaser. Each Seller and Parent shall ensure that for the Licensed Generally Used Software, upon Purchaser's request provided in writing and reasonable notice, Purchaser and Holdco shall have a copy of the object code, executables and documentation therefor and that each Seller, Parent or their Affiliates will, if needed and as requested by Purchaser, use its reasonable best efforts to exercise all rights that it possesses for the benefit of Purchaser and Holdco to access the source code for such software. In the event the escrow for any source code for any Licensed Generally Used Software is triggered and any Parent or any Seller thereby acquires the right of access to or a copy of such source code, such Seller, Parent or any of their Affiliates shall exercise all rights it possesses to provide Purchaser and Holdco equal access to or copies of such source code. To the extent that Parent or any Seller or any of their Affiliates are listed on a master list for an escrow agreement regarding the source code for any Licensed Generally Used Software, such Parent, Seller or Affiliate will use its reasonable best efforts (including the payment of money, provided such payment is reimbursed by Purchaser) to place Purchaser's name on such master list on or immediately following the Closing Date. Upon request, Sellers and Parent shall provide Purchaser with copies of all license agreements, sub-licenses and assignments to Purchaser regarding the Licensed Generally Used Software and the Licensed Principally Used Software.

     (f) Sellers and Purchaser shall share equally the cost and expense not later than thirty (30) days after the Closing Date, of implementing security codes and systems (including without limitation by establishing a firewall to the extent commercially reasonable or by changing security access codes and passwords) approved by Purchaser to prevent Sellers and Parent, on the one hand, and Purchaser on the other, from accessing each other's data and systems when operating the Licensed Generally Used Software and Owned Generally Used Software or otherwise and, with respect to all data and systems as to which Purchaser shall have acquired ownership to prevent access thereto by Sellers and Parent after Closing and to provide Purchaser with sole access thereto. The parties agree that among Sellers' and Parent's responsibilities to carry out the purpose of this Section 6.10(f), but not in limitation thereof, shall be the items set forth on Schedule 6.10(f) hereto.

     (g) Parent will provide, or will cause Sellers to provide, to Purchaser no later than sixty (60) days following the Signing Date a listing of all royalty or similar payment obligations with respect to the Licensed Principally Used Software and the Licensed Generally Used Software, as well as the renewal or expiration dates for such licenses.

     (h) Based upon its own investigations and testing, Purchaser has identified to Sellers a potential risk involving the Year 2000 compliance of the application known as "USP Pledge" based on its dependency upon that certain software program licensed to Sellers and/or Parent by IBM Corporation at the request of Purchaser, known as CICS Version 2.1.2 ("CICS 2.1.2") and currently in use in the Business . In order to confirm to Purchaser's reasonable satisfaction that USP Pledge will function properly when required to process dates including the year 2001, Sellers agree to retest, at Sellers' sole expense, the limited USP Pledge transaction set comprising 10 transactions:
AUAF; ACRI; EICP/EUCP; EINQ/PINQ; EIFL/PIFL/; PMSD; EISA/PISA; PISC/PUSC; EUCL/PUCL; and Sign, all of which require CICS 2.1.2 to perform in a Year 2000 test environment utilizing dates incorporating the years 2000 and 2001, to revalidate Sellers' previous test results. Such tests will be completed by October 31, 1999 and Sellers will furnish the results thereof to Purchaser by November 15, 1999, including, if necessary, any plans for corrective action Sellers have developed in connection with such tests. However, if CICS 2.1.2 fails a Year 2000 compliance test the design and administration of which test is approved by Purchaser the parties recognize that CICS 2.1.2 poses a serious risk of Year 2000 non-compliance. Accordingly, no later than December 31, 1999, Parent and Sellers shall (i) acquire an appropriate license from IBM for CICS
Version 4.1 ("CICS 4.1") which license will (a) permit Parent and Sellers to provide through use of CICS 4.1 all Transition Services as it would have provided using CICS 2.1.2, (b) will, by its terms, be assignable to Purchaser;
(ii) run all necessary systems and data tests to ensure that CICS 4.1 achieves and retains the functionality that had been provided by CICS 2.1.2 for the data and operations currently run on CICS 2.1.2; and (iii) move all data and operations that are currently run on CICS 2.1.2 and that are related to the Business to CICS 4.1.

     Section VI.11. Notice Regarding Employees. During the period from the Signing Date until the Service Date, Sellers and Parent shall promptly notify Purchaser if any Business Employee notifies any Seller, Parent or any Affiliate or if any Seller otherwise receives notice or obtains knowledge of a Business Employee's actual or pending termination of employment with any Seller or any Seller's Affiliate.

     Section VI.12. Reinsurance Agreements. (a) Following the Closing Date, Purchaser shall have no Rights or obligations under those Outward Reinsurance Agreements identified on Schedule 6.12 hereto to be terminated with respect to such
Seller.

     (b) Following the Closing Date, and except as set forth above in Section 6.12(a), without the prior written consent of Purchaser which shall not be unreasonably withheld, Parent shall not, and shall cause each of its Affiliates to not, (i) enter into any new reinsurance or retrocession treaties, agreements or arrangements with respect to the Business or (ii) commute or otherwise terminate any Outward Reinsurance Agreement with respect to the Business.

     (c) Following the Closing Date, each Seller and Seller's Affiliates shall use reasonable best efforts to cause all Insurance Policies which constitute assumed reinsurance, including but not limited to those identified on Schedule 6.12(b) hereto, to be endorsed to substitute Purchaser for the applicable Seller, as the assuming reinsurer, effective as of the Closing Date.

     Section VI.13. Agent and Broker Agreements. Following the Closing Date, each Seller and Parent hereby agrees that it shall exercise its rights for the Purchaser's benefit under any agreement with an Independent Agent/Broker (including under any agency agreement or security agency agreement) as reasonably requested by Purchaser to the extent such rights relate to or arise in respect of the Business.

     Section VI.14. Change of Control and Insolvency of Sellers. (a) Parent hereby covenants and agrees that for the period following the Closing Date until the occurrence of every Non-Renewal Date applicable to a particular Seller, in the event that Parent shall sell, transfer or otherwise dispose of (including by merger or by operation of law) such Seller, Parent shall cause any Business of Seller reinsured pursuant to the Indemnity Reinsurance Agreements to continue to be written as contemplated by the Ancillary Agreements by Seller or such other company designated by Parent, reasonably satisfactory to Purchaser and having an A.M. Best rating of at least A-, upon terms, conditions and circumstances no less favorable to Purchaser as those contemplated by the Ancillary Agreements. Nothing contained in this Section 6.14 shall be construed to limit or modify the terms of any Ancillary Agreement.

     (b) Parent hereby covenants and agrees that as of the Closing Date, Parent shall cause each Seller to maintain its statutory capital and surplus at such levels as shall be necessary or required to maintain an A.M. Best rating of no less than A-.

     Section VI.15. Leased Premises. (a) During the twenty business days following the execution of this Agreement, an advisory Facilities Transition Committee composed of representatives appointed by Sellers and Sellers' Affiliates and by Purchaser will collaboratively review the office locations, staffing and leases for the Leased Properties set forth on Schedule 6.15(a) and 6.15(c) (the "Scheduled Facilities") and prepare a mutually acceptable draft Facilities Plan for the Business to become effective as of the Closing Date. The draft Facilities Plan will contain the following elements with respect to each of the Scheduled Facilities: (i) the estimated number of Business Employees (and, after the Service Date, the estimated number of Transferred Employees) to be sited at each of the geographical locations at which there is a Scheduled Facility (the "Locations"), (ii) the estimated cost of providing physical separation of the Business Employees (and, after the Service Date, the Transferred Employees) from any co-located employees of Sellers, and a recommendation as to the feasibility and usefulness of physical separation,
(iii) the lease expiration date, the square footage currently occupied by the Business Employees, and such other information about the lease as the Facilities Transition Committee may determine to include, (iv) the estimated date upon which Purchaser shall vacate the Scheduled Facility, (v) a review of the advantages and disadvantages to Sellers and Sellers' Affiliates and to Purchaser of the continued occupancy of the Scheduled Facility or relocation of the Business Employees within a brief period after the Closing Date to another property within the Location, whether provided by Seller and Sellers' Affiliates or by Purchaser, including the cost of such a relocation and the likely term of occupancy of the alternate location, (vi) a recommendation, with associated costs to Sellers and Sellers' Affiliates and to Purchaser, with respect to the continued housing of the Business Employees at the Location (whether in the Scheduled Facilities or alternate facilities mutually acceptable to the Sellers and Sellers' Affiliates and to Purchaser), and (vii) such other information and recommendations as the Facilities Transition Committee may determine to include in the draft Facilities Plan. Within ten business days of delivery, Sellers and Sellers' Affiliates and Purchaser shall either (i) approve the Facilities Plan, in whole or in part, with or without modifications, or (ii) reject the Facilities Plan or parts thereof.

     (b) If the Facilities Plan is mutually approved, in whole or in part, the plan or the approved portions thereof shall be incorporated into an agreement of Sellers and Sellers' Affiliates and Purchaser with respect to the affected Locations, to be effective upon the Closing Date. Any continued occupancy by Purchaser of any Scheduled Facilities included in the Facilities Plan after the Closing Date shall be subject to the obtaining of any applicable consents of persons in the position of landlord, which the entity in the position of tenant (whether a Seller or Affiliate) agrees to use reasonable best efforts to obtain.

     (c) If the Facilities Plan or any portion thereof is rejected, as to any Location, Sellers and Sellers' Affiliates agree to sublease to Purchaser any space occupied at such Location by the Business, subject to the consent of the persons in the position of landlord with respect to the applicable master lease, at a cost equal to the proportional cost under the master lease for such space, for a term equal to the lesser of (i) two years from the Closing Date, subject to any further extension as may be agreed by the parties to such sublease or
(ii) the expiration date of the current term of the master lease without considering any renewal or extended terms. If the consent of the person in the position of lessor is obtained, Sellers will at Sellers' expense cause to be partitioned from the other operations of Sellers' Affiliates the space occupied by the Business as of the Closing Date in such a manner that Purchaser shall have access from such space directly into the common areas of the building and there shall be no direct access to such space by Sellers' Affiliates or others except through a lockable entrance controlled exclusively by Purchaser and the person in the position of landlord; provided, however, (w) Sellers and Sellers' Affiliates shall not be obligated to guarantee the consent of the persons in the position of lessor with respect to any such premises, if required, to any renewal or optional extension of the terms of such leases for the benefit of Purchaser, (x) Seller or Seller's Affiliate in the position of tenant will use reasonable best efforts to obtain any necessary consents of persons in the position of landlord to subleases and demising walls, (y) the cost to Sellers and Sellers' Affiliates of demising walls and any other construction required to permit Purchaser to operate from such premises in substantially the same manner as the Business is currently using such Scheduled Facility, shall be borne exclusively by Sellers to the extent that the aggregate cost of all such construction at all Scheduled Facilities does not exceed $250,000. Seller and Purchaser shall share equally with respect to any such amount in excess of $250,000 and (z) Sellers and Sellers' Affiliates will not be obligated to perform any construction for the benefit of Purchaser at any Scheduled Facility at which fewer than six Business Employees are located, or at any Scheduled Facility to be occupied by Purchaser for a term of less than one year. With respect to any property for which demising walls are not constructed, either party if requested by the other, shall adopt commercially reasonable measures to separate their operations from Purchaser's physically within the Scheduled Facility and to provide for separately signed areas within such property.

     (d) Effective as of the Closing Date, Sellers or the applicable Sellers' Affiliates will enter into (i) a lease for a term of one year of space at CNA Plaza, 333 South Wabash Avenue, Chicago, Illinois, equal in extent to space currently occupied by the Business on an exclusive basis, for a term commencing on the Closing Date, for rental charges equal to space charges currently allocated to the Business under Parent's internal cost accounting practices; provided that upon ninety days prior written notice, Sellers may cause Purchaser to relocate at Sellers' expense to space of equivalent rentable square footage on at least two adjacent floors in the 333 South Wabash Avenue Twin Tower Complex, and (ii) a lease of space in the office building in Reading, Pennsylvania, owned by Continental Assurance Company, an Affiliate of Sellers, equal in extent to space currently occupied by the Business on an exclusive basis, for a term commencing on the Closing Date and ending two years after the Closing Date; provided, however, that Purchaser shall have the right to extend the term of the lease for an additional one-year term, for rental charges equal to space charges currently allocated to the Business under Parent's internal cost accounting practices.

     Section  VI.16.  Business  Recovery  Plan.  On or before the Closing  Date,
Sellers and Parent shall prepare at their cost a business recovery plan reasonably acceptable to Purchaser through which the Business may avoid severe and prolonged interruption in the event of a catastrophe, disaster, flood, fire, Year 2000 or any other natural or unnatural disaster or problem. Such business recovery plan shall include the identification of a hot site at which all systems required to operate the Business are secure from such interruptions and from which site the Business may be operated while the primary facility of the Business recovers from the interruption or disaster. As soon as reasonably practicable after the Closing Date and in accordance with the letter agreement dated the Closing Date, among CCC, Parent and Purchaser, Sellers and Parent shall implement the business recovery plan as approved by Purchaser and at Sellers' and Parent's cost, and shall inform the management of Purchaser on a bi-weekly basis of all steps taken in connection therewith.

     Section VI.17. Equity-Linked Note. Purchaser Parent will provide such information as Parent shall reasonably request to the Securities Valuation Office of the National Association of Insurance Commissioners in connection with obtaining a rating by such office of the Equity-Linked Note.

     Section VI.18. Assigned and Assumed Contracts. Within twenty-one days following the Signing Date and in any event no less than twenty-eight days prior to the Closing, Parent and Sellers shall deliver Schedule 1.01(a) hereto to Purchaser and shall deliver or make available to Purchaser during such twenty-one day period copies of the contracts and other agreements listed therein. Purchaser shall have twenty-one days from its receipt of Schedule 1.01(a) to review such Schedule. On or prior to the end of such twenty-one day review period, Purchaser shall provide written notice to Parent and Sellers confirming Purchaser's agreement with Schedule 1.01(a) or requiring such additions to Schedule 1.01(a) or deletions therefrom as Purchaser shall determine to be appropriate. Such Schedule, with any modifications contemplated by the preceding sentence, shall constitute Schedule 1.01(a) hereto.

     Section  VI.19.  Supplemental  Schedules;  Revised  Schedules.  (a)  Within
twenty-eight days following the Signing Date and in any event no less than twenty-eight days prior to the Closing, Parent and each Seller shall provide to Purchaser certain schedules required to be delivered in accordance with this
Agreement on or prior to the Signing Date which were not so delivered (such schedules being the "Supplemental Schedules"). Each of such Supplemental Schedules when delivered shall be certified to be a complete schedule being delivered in satisfaction of this covenant. Within fourteen days following the delivery of the last Supplemental Schedule to be delivered in accordance with this Section 6.19, Purchaser may elect to terminate this Agreement by notice, as provided in Section 12.01(d) hereof, if any items disclosed in one or more of the Supplemental Schedules, either individually or in the aggregate, could reasonably be expected to constitute a Seller Material Adverse Effect.
Regardless of whether any such items individually or in the aggregate could reasonably be expected to constitute a Seller Material Adverse Effect, if the Closing occurs, Parent and Sellers shall indemnify Purchaser for any Losses arising from any item disclosed in such Supplemental Schedules in accordance with Article XI hereof, as if such items were not disclosed and, for the purposes of such Article XI hereof, such items do not constitute exceptions to the representations, warranties and covenants contained in this Agreement; provided, however, that contracts disclosed in any Supplemental Schedule shall constitute exceptions to the representations, warranties and covenants in this Agreement if Purchaser has the opportunity to elect not to assume such contracts.

     (b) To the extent that, with the consent of Purchaser, any Schedule which was previously attached to the Asset Purchase and Investment Agreement, dated as of the Signing Date, among the parties hereto (the "Original Agreement"), and regardless of whether such Schedule was accurately listed as to be completed in the "Schedule Cover Memorandum" dated the Signing Date, and such Schedule, as attached hereto, has been revised and/or provides more complete or additional information from the same Schedule which was "completed" or "partially completed" as of the Signing Date, such revised Schedule shall be a "Supplemental Schedule" to the extent of such additional or revised information (including any introductory, a lead-in or qualifying language therein) (such additional or revised information being hereinafter referred to "Supplemental Items") for purposes of this Agreement including, without limitation, this
Section 6.19. Regardless of whether any Supplemental Items individually or in the aggregate could reasonably be expected to constitute a Seller Material Adverse Effect, if the Closing occurs, Parent and Sellers shall indemnify Purchaser for any Losses arising from any Supplemental Items disclosed in such Supplemental Schedules in accordance with Article XI hereof, as if such Supplemental Items were not disclosed and, for the purposes of Article XI hereof, such items do not constitute exceptions to the representations, warranties and covenants contained in this Agreement.

     Section VI.20. Licensed Marks. With respect to any Licensed Marks that are owned by an Affiliate of Parent or an Affiliate of any Seller, Parent shall cause such Affiliate to grant to Purchaser and its Affiliates, either directly by license or by sub-license, the right to use such Licensed Marks pursuant to the terms of the Distribution and License Agreement.

     Section VI.21. CNA Solution. On the Closing Date, Sellers and Parent shall cause CNA Solution Inc. ("CNA Solution") to convey, transfer and assign to Purchaser all of its policy expirations related to the Business except for policies written by Affiliates of the Progressive Corporation. Sellers shall cause CNA Solution to permit the rewriting of any policies written by Affiliates of The Progressive Corporation through CNA Solution in any carrier acceptable to Purchaser.

     Section VI.22. Termination of Progressive Quota Share Agreement. On or prior to the Closing Date, Parent shall have terminated in accordance with its terms the Agreement of Reinsurance between Progressive Casualty Insurance Company and Continental Casualty Company dated July 1, 1998. This termination transaction will be accounted for, and reflected in, the Preliminary, Revised and Final Statement of Net Settlement Liabilities.


                                   ARTICLE VII

                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                    OF PURCHASER, PURCHASER PARENT AND HOLDCO

     The obligations of Purchaser, Purchaser Parent and Holdco under this Agreement are subject to the satisfaction on or prior to the Closing of the following conditions, any one or more of which may be waived by Purchaser to the extent permitted by law:

     Section VII.1. Representations and Covenants. (a) The representations and warranties of Parent and Sellers set forth in this Agreement shall be true and correct (without giving effect to any qualifications as to "Seller Material Adverse Effect," "material" or similar qualifications) as of the Signing Date and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date) except, in either case, where the failure of such representations and warranties to be so true and correct (without giving effect to any qualifications as to "Seller Material Adverse Effect," "material" or similar qualifications) would not, individually or in the aggregate, be reasonably likely to have a Seller Material Adverse Effect.

     (b) Each Seller and Parent shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by such Seller and Parent on or prior to the Closing Date; provided, however, that Sellers and Parent shall have performed or complied with Sections 6.10(g), 6.11 and 9.01 on or prior to the Closing Date except where such failure to perform or comply could not reasonably be expected to have a Seller Material Adverse Effect.

     (c) On the Closing Date, each Seller and Parent shall have delivered to Purchaser a certificate of such Seller and Parent, dated as of the Closing Date and signed on behalf of such Seller and Parent by an executive officer of such Seller and Parent, as to the matters set forth in this Section 7.01.

     Section VII.2. Secretary's Certificate. Each Seller and Parent shall have delivered to Purchaser a certificate of the secretary or assistant secretary of such Seller and Parent, dated as of the Closing Date, as to the resolutions of the Board of Directors of such Seller and Parent authorizing the execution, delivery and performance of the agreements to which it is a party, as to the status and signature of each of its officers who executed and delivered the agreements to which it is a party and any other document delivered by it in connection with the consummation of the transactions contemplated by this Agreement, as to its charter and by-laws, and as to its due organization, existence and good standing.

     Section VII.3. Other Agreements. The Ancillary Agreements and each of the other agreements and instruments contemplated hereby and thereby to which each Seller and Parent is a party shall have been duly executed and delivered by such Seller and Parent on the Closing Date and each of such agreements and instruments shall be in full force and effect with respect to such Seller and Parent on the Closing Date.

     Section VII.4. Governmental and Regulatory Consents and Approvals. (a) All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained prior to the Closing Date from, Governmental Entities, including, without limitation, those set forth in Schedules 4.03 and 5.03 hereto, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained, as the case may be, in each case without any conditions, restrictions or limitations which would, individually or in the aggregate, have a Seller Material Adverse Effect or a Purchaser Material Adverse Effect.

     (b) The waiting period prescribed by the HSR Act shall have expired or been terminated.

     Section VII.5. Third Party Consents. All consents or waivers of third parties to the consummation of the transactions contemplated by this Agreement, including those set forth on Schedule 4.03 hereto, shall have been obtained, other than those that, if not obtained, would not have a Seller Material Adverse Effect or a Purchaser Material Adverse Effect.

     Section VII.6. No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order or decree shall be pending, threatened or issued by any Governmental Entity nor shall any other legal restraint or prohibition preventing, restricting or which is reasonably likely to prevent or restrict the consummation of any of the transactions contemplated hereby be in effect, pending or threatened.

     Section VII.7. No Material Adverse Effect. There shall not have been any change, event or state of circumstances or facts that could, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect.


                                  ARTICLE VIII

                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                              OF PARENT AND SELLERS

     The obligations of Parent and Sellers under this Agreement are subject to the satisfaction on or prior to the Closing of the following conditions, any one or more of which may be waived by Sellers to the extent permitted by law:

     Section VIII.1. Representations and Covenants. (a) The representations and warranties of Purchaser, Purchaser Parent and Holdco set forth in this Agreement shall be true and correct (without giving effect to any qualifications as to "Purchaser Material Adverse Effect," "material" or similar qualifications) as of the Signing Date and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date) except, in either case, where the failure of such representations and warranties to be so true and correct (without giving effect to any qualifications as to "Purchaser Material Adverse Effect," "material" or similar qualifications) would not, individually or in the aggregate, be reasonably likely to have a Purchaser Material Adverse Effect.

     (b) Purchaser shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date.

     (c) On the Closing Date, Purchaser, Purchaser Parent and Holdco shall have delivered to Sellers a certificate of Purchaser, dated as of the Closing Date and signed on behalf of Purchaser by an executive officer of Purchaser, as to the matters set forth in this Section 8.01.

     Section VIII.2. Secretary's Certificate. Purchaser, Purchaser Parent and Holdco shall have delivered to Sellers a certificate of the secretary or assistant secretary of Purchaser, Purchaser Parent and Holdco, dated as of the Closing Date, as to the resolutions of the Board of Directors of Purchaser, Purchaser Parent and Holdco authorizing the execution, delivery and performance of the agreements to which it is a party, as to the status and signature of each of its officers who executed and delivered the agreements to which it is a party and any other document delivered by it in connection with the consummation of the transactions contemplated by this Agreement, as to its charter and by-laws, and as to its due organization, existence and good standing.

     Section VIII.3. Other Agreements. The Ancillary Agreements and each of the other agreements and instruments contemplated hereby and thereby to which Purchaser or any of its Affiliates is a party shall have been duly executed and delivered by Purchaser or its Affiliates on the Closing Date and each of such agreements and instruments shall be in full force and effect with respect to Purchaser or its Affiliates on the Closing Date.

     Section VIII.4. Governmental and Regulatory Consents and Approvals. (a) All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained prior to the Closing Date from, Governmental Entities, including, without limitation, those set forth in Schedules 4.03 and 5.03 hereto, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained (as the case may be), in each case without any conditions, restrictions or limitations which would, individually or in the aggregate, have a Seller Material Adverse Effect or a Purchaser Material Adverse Effect.

     (b) The waiting period prescribed by the HSR Act shall have expired or been terminated.

     Section VIII.5. No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of any of the transactions contemplated hereby shall be in effect; provided, however, that prior to invoking this condition, Sellers shall have used all reasonable efforts to have any such order or injunction vacated.


                                   ARTICLE IX

                               FURTHER AGREEMENTS

     Section IX.1. Access to Books and Records. (a) Following the Closing Date, Purchaser shall afford, and will cause its Affiliates to afford, to Sellers, its counsel and its accountants, during normal business hours, reasonable access to the Books and Records with respect to the period prior to the Closing Date to the extent that such access may be reasonably required by Sellers in connection with (i) the preparation of tax returns or in connection with any audit, amended return, claim for refund or any proceeding with respect thereto and (ii) the investigation, arbitration, litigation and final disposition of any claims which may have been or may be made against Sellers in connection with the Business or which Sellers may make with respect to the Business. Prior to the fifth anniversary of the Closing Date, Purchaser will not, and will cause its Affiliates to not, dispose of, alter or destroy any such Books and Records and other materials without giving 30 days' prior notice to Parent to permit it, at its expense, to examine, duplicate or repossess such records, files, documents and correspondence. Nothing in this Section shall be interpreted to interfere with access of Sellers and their Affiliates to the Books and Records in connection with their performance of work under the Transition Services Agreement.

     (b) Following the Closing Date, Sellers and Parent shall afford, and will cause their Affiliates to afford, to Purchaser, its counsel and its accountants, during normal business hours, reasonable access to all records (including computer generated, recorded or stored records) relating to the Business with respect to the period prior to the Closing Date to the extent that such access may be reasonably required by Purchaser in connection with (i) the preparation of tax returns or in connection with any audit, amended return, claim for refund or any proceeding with respect thereto and (ii) the investigation, arbitration, litigation and final disposition of any claims which may have been or may be made against Purchaser in connection with the Business or which Purchaser may make with respect to the Business. Prior to the fifth anniversary of the Closing Date, Sellers and Parent will not, and will cause their Affiliates to not, dispose of, alter or destroy any such records and other materials without giving 30 days' prior notice to Purchaser to permit it, at its expense, to examine, duplicate or repossess such records, files, documents and correspondence. Nothing in this Section shall be interpreted to interfere with access of Purchaser and Holdco and their Affiliates to the Books and Records in connection with their performance of work under the relevant Ancillary Agreements.

     (c) Parent shall use its reasonable best efforts to make available on an expedited basis such financial information and other data as Purchaser and Holdco may reasonably require to satisfy federal or state regulatory filing or reporting requirements, including those under the United States Securities Laws.

     Section IX.2. Use of Information. Purchaser shall have the unrestricted right to use or cause to be used the knowledge, experience, information and know-how remaining in the unaided memory of the Transferred Employees. The foregoing is not intended to prevent Sellers and Parent from using the knowledge, experience, information and know-how remaining in the unaided memory of their employees, so long as such use does not violate Section 9.03 of this Agreement.

     Section IX.3. Non-Competition. (a) Sellers and Parent. In consideration of the benefits of this Agreement and the Ancillary Agreements including, without limitation, the Distribution and License Agreement, to Sellers and Parent and in order to induce Purchaser, Purchaser Parent and Holdco to enter into this Agreement, Parent and each Seller hereby covenant and agree that during the Non-Compete Period, neither Sellers, Parent, nor any of their Affiliates shall, without the prior written consent of Purchaser, directly or indirectly

     (i) do anything to cause any officer, director, employee, consultant, agent, broker or distributor of the Business to terminate or sever his or her employment or other relationship with the Business for the purpose of competing with or proposing to compete with the Business, or for the purpose of damaging the Business in any way,

     (ii) do anything to cause or encourage any insurer or reinsurer to terminate, modify or fail to renew any insurance or reinsurance policy or treaty or other contract or other relationship with the Business,

     (iii) contact or otherwise act in concert with, for purposes of competing, directly or indirectly, or aiding another to compete, directly or indirectly, with the Business or of damaging the Business in any way, any Person that became known to Sellers or any of their Affiliates by or through the Business or whose name or business was obtained by or from the Business,

     (iv) use or transfer or otherwise disclose to any third party any confidential information included in any Books and Records or any other confidential information about or relating to the Business, or

     (v) subject to Section 9.03(e), directly or indirectly, operate, engage in, manage or own any equity interest in any personal lines insurance or reinsurance business conventionally considered as such in the Restricted Area (as defined below), including marketing or selling any Personal Insurance Products.

Each Seller and Parent specifically agree that this covenant is an integral part of the inducement of Purchaser, Purchaser Parent, and Holdco to enter into this Agreement and that Purchaser, Purchaser Parent, Holdco (or their successors or assigns) and their Affiliates shall be entitled to injunctive relief in addition to all other legal and equitable rights and remedies available to it in connection with any breach by any Seller, Parent or any of their Affiliates of any provision of this Section 9.03 and that, notwithstanding the foregoing, no right, power or remedy conferred upon or reserved or exercised by Purchaser, Purchaser Parent, or Holdco in this Section 9.03 is intended to be exclusive of any other right, power or remedy, each and every one of which (now or hereafter existing at law, in equity, by statute or otherwise) shall be cumulative and concurrent; provided, however, that injunctive relief shall not be available to prevent any Change in Control transaction with respect to any Person.

     (b) Purchaser and Holdco. In consideration of the benefits of this Agreement and the Ancillary Agreements including, without limitation, the Distribution and License Agreement, to Purchaser and Holdco and in order to induce Sellers and Parent to enter into this Agreement, Purchaser and Holdco hereby covenant and agree that, subject to Section 9.03(e), during the Non-Compete Period, neither Purchaser, Holdco nor any of their Affiliates shall, without the prior written consent of Parent, systematically sell through the agents and brokers on the CNA Commercial Agent List as of the Signing Date, who are not agents, brokers or employees of Purchaser, Holdco or any of their Affiliates on or after the Signing Date, any insurance in the Restricted Area other than personal lines insurance conventionally considered as such, including, without limitation, Personal Insurance Products and Other Products; provided, that it is expressly understood and agreed that, except as set forth in the preceding clause, nothing herein contained shall in any way restrict (i) any existing or future independent agent or broker from selling any product bearing the brand, name, mark, logo or other identifying words or images of "Allstate" or that of any of its Affiliates, (ii) the independent agents and brokers of Purchaser, Holdco or any of their Affiliates from selling any products, or (iii) Purchaser, Holdco or any of their Affiliates from marketing and selling any commercial lines insurance and conducting any existing or future commercial lines insurance operations of any nature whatsoever. Purchaser and Holdco specifically agree that this covenant is an integral part of the inducement of Sellers and Parent to enter into this Agreement and that Sellers and Parent shall be entitled to injunctive relief in addition to all other legal and equitable rights and remedies available to it in connection with any breach by Purchaser, Holdco or any of their Affiliates of any provision of this Section
9.03 and that, notwithstanding the foregoing, no right, power or remedy conferred upon or reserved or exercised by Sellers and Parent in this Section
9.03 is intended to be exclusive of any other right, power or remedy, each and every one of which (now or hereafter existing at law, in equity, by statute or otherwise) shall be cumulative and concurrent; provided, however, that injunctive relief shall not be available to prevent any Change in Control transaction with respect to any Person.

     (c) Restricted Area. The covenants contained in Sections 9.03(a) and 9.03(b) shall be construed as a series of separate covenants, one for each county or state of the United States of America (including its territories and possessions) and Intranet, Internet and online sites and usages, and one for the United States (including its territories and possessions), and Intranet, Internet and online sites and usages, as a whole (together, the "Restricted Area").

     (d) Non-Solicitation. Each Seller and Parent hereby covenants and agrees that (i) with respect to each Business Employee, for the period from the Signing Date to the Closing Date, neither it nor any of its Affiliates shall, directly or indirectly, solicit for employment for the period following the Closing Date with Seller, Parent or any Affiliate of any of them, any current employee, agent, broker or distributor of the Business, and (ii) for a period of three years following the Closing Date neither it nor any of its Affiliates shall, without the prior written consent of Purchaser, directly or indirectly, solicit for employment, hire, or enter into an agency relationship with Seller, Parent or any Affiliate of any of them, any current employee, agent, broker or distributor of the Business; provided, however, that the foregoing clause (ii) shall not prevent the dual appointment of agents and brokers appointed to CNA Commercial Distribution System solely for marketing and selling of Competing Products in a manner which is not inconsistent with the provisions of this
Section 9.03, and to the distribution system of Purchaser or any of its Affiliates; provided further, however, that nothing shall preclude any Seller, Parent or any of their Affiliates from employing any Business Employee to the extent that such Business Employee was not offered employment by Purchaser or any of its Affiliates pursuant to Section 6.09(a).

     (e) Exceptions. (i) Notwithstanding any other provisions of this Agreement to the contrary, (A) to the extent and as contemplated by this Agreement each Seller may continue to transact such insurance operations in respect of the Business as are permitted under the Ancillary Agreements in accordance with the terms of the Administrative Services Agreement, (B) Galway may continue to write Personal Insurance Products, (C) any FICOH Company may continue to write
Personal Insurance Products only in the State of Hawaii, the Island of Saipan, the Territory of American Samoa, and the Territory of Guam, (D) Parent's Affiliates may write Personal Insurance Products through UniSource which are offered through worksite marketing to employees of clients of UniSource, (E) CNA Re may continue to reinsure Personal Insurance Products in the ordinary course of its business and consistent with past practice, (F) Parent's Affiliates may continue to write "personal watercraft" insurance through Marine Office of America, (G) Western National and Home Security may continue to write personal auto warranty and homeowners warranty business, respectively, under the "CNA" trademark through agents and brokers that are not part of the CNA Commercial Distribution System on or after the Signing Date, and (H) Parent's Affiliates may continue to write their homeowners warranty product through the Persons identified on Schedule 9.03(c) hereto, regardless of whether such agents are on the CNA Commercial Agent List on the date hereof, and, in each case with respect to the foregoing clauses (B), (C), (D), (E), (F) and (H), in substantially the same manner and using substantially the same distribution system and manner of operations as in effect on the Signing Date; provided, however, Parent and each Seller agrees that it shall not, and it shall cause its Affiliates not to, intentionally or unintentionally circumvent the provisions of this Section 9.03, including either by acting as a reinsurer or through reinsurance or through the conduct of Galway, any FICOH Company, UniSource (including any of Parent's Affiliates through whom UniSource writes business), CNA Re, Marine Office of America (including any of Parent's Affiliates through whom it writes business), Home Security and Western National.

     (ii) Notwithstanding any other provisions of this Agreement to the contrary, from and after the Closing Date until the last day of the Non-Compete Period if Purchaser, Purchaser Parent, Holdco or any of their Affiliates acquires any Person in a transaction that constitutes a Change in Control for such Person (a "Purchaser Acquired Company") or is acquired by any Person in a transaction that constitutes a Change in Control (a "Purchaser Acquiring Company") for Purchaser, Holdco or any of their Affiliates, the Purchaser Acquired Company or Purchaser Acquiring Company, as the case may be, may continue to sell during the Non-Compete Period any insurance product (including Competing Products) through any agents and brokers on the CNA Commercial Agent List through whom it was selling such insurance products (including Competing Products) at the time of such transaction and any other agents or brokers who are appointed to the CNA Commercial Distribution System after the date of such transaction; provided, however, that in so doing, the Purchaser Acquired Company or Purchaser Acquiring Company, as the case may be, may not receive systematic assistance from Holdco or the Newco Insurance Companies with respect to the marketing and sale of any Competing Products. For the purposes hereof, "systematic assistance" shall include access to the Intangible Assets and use of the Licensed Marks. An immaterial, unintentional failure to comply with the terms of this subsection (ii) shall not give rise to any legal remedy of Parent or Sellers.

     (iii) Notwithstanding any other provisions of this Agreement to the contrary, from and after the Closing Date until the last day of the Non-Compete Period, (A) Parent, Sellers and their Affiliates will not engage in a Change of Control transaction with any Person for the principal purpose of marketing and selling Personal Insurance Products or with any Person whose principal business is marketing and selling Personal Insurance Products; (B) subject to the foregoing clause (A), if Parent, Sellers or any of their Affiliates acquires any Person in a transaction that constitutes a Change in Control for such Person and such Person does not have as its principal business the marketing and sale of Personal Insurance Products, but such Person has a personal lines insurance business in excess of $500 million based on 12 month moving net written premiums of such personal lines insurance business at the time of such transaction (such Person or the portion of such Person which constitutes the personal lines insurance business, a "Seller Acquired Company"), Parent, Sellers or such Affiliate shall use its best efforts promptly to divest itself upon commercially reasonable terms of all of such Seller Acquired Company, and in such event Parent, such Seller or such Affiliate shall, if the acquisition is consummated within two and one-half years following the Closing Date, first provide to Purchaser or any Affiliate of Purchaser (as directed by Purchaser) the opportunity to purchase such Seller Acquired Company following the procedures set forth in Section 9.03(h) below prior to negotiating with any prospective purchasers or entertaining an offer; provided, that in the event that Purchaser shall not elect to purchase the Seller Acquired Company or during such time as the Seller Acquired Company shall not be so divested or if the Seller Acquired Company has a personal lines insurance business of $500 million or less based on 12 month moving net written premiums at the time of such acquisition then the Seller Acquired Company may continue to sell during the Non-Compete Period Personal Insurance Products which do not bear the brand, name, mark, logo or other identifying words or images (including the Licensed Marks) of Parent, any Seller or any of their Affiliates (collectively, the "CNA Brand") (other than the Seller Acquired Company as of the date of acquisition) but only through agents and brokers that are part of the Seller Acquired Company's sales force; provided, however, that in so doing the Seller Acquired Company may not receive assistance of any kind, including systematic assistance, from Parent, Sellers or any of their Affiliates with respect to the marketing and sale of any personal lines insurance business, including any Personal Insurance Products and personal warranty products; (C) if Parent, Sellers or any of their Affiliates is acquired (other than a Purchased Seller purchased by Purchaser or an Affiliate of Purchaser) by any Person in a Change in Control transaction (the "Parent Acquiring Company") the Parent Acquiring Company may continue to sell during the Non-Compete Period Personal Insurance Products which do not bear the CNA Brand but only through agents and brokers that are part of the Parent Acquiring Company's sales force; provided, however, that in so doing the Parent Acquiring Company may not receive assistance of any kind, including systematic assistance, from Parent, Sellers or any of their Affiliates with respect to the marketing and sale of any Personal Insurance Products and personal warranty products; (D) the CNA Brand will not be used on any Personal Insurance Products of the Seller Acquired Company or Parent Acquiring Company or any of their Affiliates; and (E) the agents of the Seller Acquired Company and Parent Acquiring Company engaged in the sale of Personal Insurance Products will not be integrated in any way whatsoever with the agents on the CNA Commercial Distribution System. For purposes hereof, "systematic assistance" shall include access to the Intangible Assets and use of the Licensed Marks. An immaterial, unintentional failure to comply with the terms of this subsection (iii) shall not give rise to any legal remedy of Purchaser and Holdco.

     (iv) Notwithstanding any other provision of this Section 9.03 to the contrary, (A) Parent, Sellers, and their Affiliates shall not be prohibited from making investments of not more than 5% of the outstanding voting stock or stock equivalents in its general account or separate accounts in the ordinary course of business in entities engaging in the personal lines insurance business and
(B) Purchaser, Holdco and their Affiliates shall not be prohibited from making investments of not more than 5% of the outstanding voting stock or stock equivalents in its general account or separate accounts in the ordinary course of business in entities utilizing the CNA Commercial Distribution System to sell insurance other than personal lines insurance.

     (f) A change of control ("Change in Control") shall occur for the purposes of this Section 9.03 with respect to a Person if (i) a "person" or "group" (within the meaning of Section 13(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 10% of the total voting power of the then outstanding voting securities of the Person; or (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Person's Board of Directors (together with any new directors whose election by a company's Board of Directors or whose nomination for election by the Person's stockholders was approved by a vote of at least a majority of the Directors then still in office who either were Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reasons to constitute a majority of the directors then in office; or (iii) (A) the Person consolidates with or merges into any other person or conveys, transfers (including through reinsurance) or leases more than 10% of its assets to any Person or (B) any Person merges into the Person, in either event pursuant to a transaction in which any voting securities of the Person outstanding immediately prior to the effectiveness thereof are reclassified or changed into or exchanged for cash, securities or other property; provided, that any consolidation, conveyance, transfer or lease between a Person and any of its subsidiaries (or between subsidiaries) or Affiliates (including without limitation, the reincorporation of a Person in another jurisdiction) shall be excluded from this definition.

     (g) Each Seller, Parent, Purchaser and Holdco agree that in the event that either the length of time or Restricted Area set forth in this Section 9.03 is deemed too restrictive by any Governmental Entity of competent jurisdiction, the covenants and agreements in this Section 9.03 shall be enforceable for such time and within such geographical area as such Governmental Entity may deem reasonable under the circumstances.

     (h) If the Seller Acquired Company has a personal lines insurance business of more than $500 million based on 12 month moving net written premiums of such personal lines insurance business at the time of such acquisition and such acquisition is completed within two and one-half years following the Closing Date, then within 15 days following the end of Purchaser's Due Diligence Period (as defined below), Parent shall offer to sell to Purchaser or its Affiliate (as directed by Purchaser) the Seller Acquired Company on commercially reasonable terms and conditions at a fair market value purchase price, whereupon Purchaser will have 40 days to accept or reject such offer and to either elect not to proceed with such offer, or to make a binding election to effect the purchase upon commercially reasonable terms at a fair market value purchase price determined  within  60  further  days by an  independent  nationally  recognized investment banking firm with recognized experience in valuing insurance companies and which is mutually acceptable to Purchaser and Parent. For the 40 day period following the completion of the acquisition of the Seller Acquired Company by Parent, Seller or an Affiliate (the "Due Diligence Period"), Parent shall provide to Purchaser and Holdco and their respective Representatives upon execution of a customary confidentiality agreement reasonable access to such Seller Acquired Company to conduct customary due diligence of the Seller Acquired Company in connection with Parent's obligation to provide to Purchaser a right of first offer pursuant to Section 9.03(g) in respect of such Seller Acquired Company.

     Section IX.4. Cooperation. (a) Following the Service Date, Purchaser shall cause employees of Purchaser who prior to employment therewith were Business Employees to cooperate, to the fullest extent practicable, with Sellers in (i) the defense or commencement of any litigation or arbitration arising out of any event that occurred on or prior to the Closing Date involving the Business, (ii) connection with any tax or regulatory (including insurance and securities) matter relating to the Business, (iii) the defense or prosecution, as the case may be, of any Third Party Claim in accordance with Section 11.03(b) hereof, and
(iv) in fulfilling such other reasonable requests as shall be made by Sellers in connection with the Business. Sellers shall promptly pay to Purchaser all compensation of Purchaser's employees in respect of the portion of their time devoted to the foregoing activities and all reasonable out-of-pocket expenses of Purchaser incurred as a result of Purchaser's obligations under this Section 9.04.

     (b) Following the Closing Date, Sellers and Parent shall, and shall cause their respective employees to cooperate, to the fullest extent practicable or requested by Purchaser, with Purchaser in (i) the defense of any litigation or arbitration arising out of any event that occurred on or prior to the Closing Date involving the Business, (ii) connection with any tax or regulatory (including insurance and securities) matter relating to the Business, (iii) the defense or prosecution, as the case may be, of any Third Party Claim in accordance with Section 11.03(b) hereof, (iv) connection with any reports, statements or filings required under any Federal and state securities laws and other regulatory authorities, and (v) such other reasonable requests as shall be made by Purchaser in connection with the Business. Any time expended by any of the employees of Sellers or Parent pursuant to this Section 9.04(b) shall be at no cost to Purchaser; provided, however, that Purchaser shall promptly pay to such Seller or Parent all reasonable out-of-pocket expenses of such Seller or Parent as a result of its obligations under this Section 9.04.

     Section IX.5. Taxes. (a) Tax Treatment. Sellers, Parent and Purchaser agree that for all purposes (i) the transfer of the Transferred Assets and the Business effected pursuant to this Agreement are a sale by each Seller of all of its interest in such assets and business, and (ii) the transactions effected by the Indemnity Reinsurance Agreements are reinsurance. Sellers, Parent and Purchaser agree not to take any position inconsistent with these positions for Tax purposes.

     (b) Allocation of Consideration. The parties agree that the consideration payable by Purchaser to Sellers or Parent at the Closing pursuant to this
Agreement (after taking into account the reinsurance premiums, ceded liabilities, ceding commissions and other related items under the Indemnity Reinsurance Agreements) shall be allocated in accordance with Section 1060 of the Code and Temporary Treasury Regulation Section 1.1060-1T in a manner that is not inconsistent with the terms of this Agreement, the Indemnity Reinsurance Agreements, the Renewal Rights Agreement and the Distribution and License Agreement. Within 120 days after the Closing Date, but at least 60 days before the due date (including extensions) of the Federal Income Tax Return on which Sellers report the transaction contemplated by this Agreement, Sellers, Parent and Purchaser shall mutually agree subject to the conditions of this Agreement (such agreement not to be unreasonably withheld) as to the allocation of such consideration among the Transferred Assets and the Business in accordance with
Section 1060 of the Code and Temporary Treasury Regulation Section 1.1060-1T. Purchaser shall be responsible for (i) the preparation of the workpapers which allocate such consideration, and (ii) timely providing such workpapers to Sellers and Parent for their review in connection with granting their approval of the allocation. Purchaser, Sellers and Parent each shall prepare separate Forms 8594, Asset Acquisition Statement, under Section 1060 of the Code, reflecting Purchaser's acquisition of the Transferred Assets and the Business.

     Section IX.6. Internet and Intranet Usage. Sellers and Parent acknowledge that Purchaser intends to establish its own Intranet and its own Internet web site for purposes of carrying on the Business and, at Purchaser's request, Sellers and Parent shall cease operation of those segments of their Intranet and their Internet sites with regard to the Business and shall transfer or license necessary Sellers' information, software, coding, content and domain names, and related documentation. Parent and Sellers agree that any requests by Purchaser for Sellers and Parent (or their Affiliates) to establish a hypertext link with respect to a website shall be referred to the Strategic Marketing Committee (as such term is defined in the Distribution and License Agreement) for consideration thereof.

     Section IX.7. Right of First Offer. (a) For a period of three years following the Closing Date, in the event Parent wishes to dispose of Galway or all or a substantial part of its personal lines insurance business, Parent shall not negotiate with any prospective purchaser or entertain an offer unless Parent first provides Purchaser the opportunity to present an offer to purchase Galway or the portion of Galway's business that is to be offered for sale.

     (b) If Parent decides to offer for sale Galway or all or a substantial part of Galway's personal lines insurance business, Parent shall give written notice to Purchaser (the "Sale Notice") which Sale Notice shall invite Purchaser to make an offer to Parent for Galway or the business or portion thereof that is to be offered for sale. Purchaser shall have the right, exercisable by giving written notice (the "Exercise Notice") within a period of 30 days following receipt of the Sale Notice, to make a bona fide proposal to Parent to purchase Galway or all or a substantial part of its personal lines insurance business (the "Purchaser Offer"). The failure of Purchaser to deliver a Purchaser Offer within 30 days following receipt of the Sale Notice shall be deemed an election by Purchaser not to exercise its right of first offer provided in this Section 9.07.

     (c) In the event that the Exercise Notice contains a Purchaser Offer, for a period of 30 days following Parent's receipt of such Exercise Notice, Purchaser and Parent shall negotiate in good faith to agree on definitive terms and conditions in respect of Purchaser Offer. If Purchaser and Parent are unable to agree on such terms and conditions despite their good faith effort to do so, then Parent may pursue superior offers from any other party or parties and Purchaser's right of first offer hereunder shall terminate.

     (d) Payment by Purchaser to Parent under this Section 9.07 shall be made at a closing to be held within ten days of Purchaser's and Parent's agreement on terms of the sale in accordance with paragraph (c) above (or, if payments are to be deferred under the terms of such offer, an initial payment shall be made at such closing, unless otherwise provided by the terms of such offer); provided that if any governmental or regulatory approvals or clearances required to be obtained in connection with such transaction have not been obtained on or prior to such tenth day, then such closing shall be held as promptly as practicable after such approvals and clearances have been obtained.

     Section 9.08. Transition Services. (a) For a period of twenty-seven months commencing on the Closing Date (the "Transition Period") Sellers and Parent shall make available to Purchaser the services described below in Section
9.08(c) except to the extent that such services relate to the maintenance, updating, provision, conversion and transfer of operating and other data and records primarily relating to the Business (including, without limitation, Transition Services which use the Consent Software), in which case the Transition Period shall commence on the Closing Date and continue for so long as it is reasonably necessary for Purchaser to avail itself of such services, but in no event for a period extending past the date five years and three months from the Closing Date. Sellers and Parent shall only be obligated to provide Transition Services during normal business hours and in a manner that will not interfere with Sellers' or Parent's business operations. Prior to the Closing, Sellers, Parent and Purchaser shall negotiate in good faith and enter into a Transition Services Agreement more fully describing the Transition Services and the legal obligations of the parties to one another.

     (b) Purchaser shall reimburse Sellers and Parent for their allocable overhead and any reasonable out-of-pocket expenses (including reasonable costs of salaries and benefits of employees providing such services) incurred by Sellers and Parent in providing the Transition Services. Any payments required to be made hereunder shall be due and payable within 30 days of date of invoice.

     (c) During the Transition Period, Sellers and Parent shall make available to Purchaser such support services relating to financial, tax, accounting, legal, human resources, claims, underwriting, data processing systems and other administrative services (the "Transition Services") as Purchaser shall reasonably request from time to time during the Transition Period so as to permit Purchaser (taking into account its rights under this Agreement and the Ancillary Agreements) to conduct the Business during the Transition Period as conducted as of the Signing Date. Notwithstanding anything herein to the contrary, Purchaser, Sellers and Seller Parent acknowledge and agree that any services provided by Transferred Employees after the Closing will not constitute Transition Services.

     (d) Sellers and Parent agree to perform the Transition Services to be provided pursuant to this Section 9.08 and under the Transition Services Agreement in a professional and competent manner, using at least the same standard of care that it uses in performing such services in its own affairs.

     (e) SELLERS AND PARENT MAKE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE TRANSITION SERVICES TO BE PROVIDED HEREUNDER.

     (f) In no event shall Sellers or Parent be liable for any incidental or consequential damages to Purchaser arising from the provision of the Transition Services by Sellers and Parent, other than for any Seller's or Parent's gross negligence or willful misconduct.

     Section 9.09. Post-Closing Confidentiality. Following the Closing, each party hereto will hold, and will use its best efforts to cause its Affiliates, and their respective Representatives to hold, in strict confidence from any person (other than any such Affiliate or Representative), unless (i) compelled to disclose by judicial or administrative process (including in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental Entities or by other requirements of law, including securities laws, or rules of any applicable stock exchange or (ii) disclosed in an action brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided, that following the Closing the foregoing restrictions will not apply to Purchaser's, Holdco's, Purchaser Parent's or any of their respective Affiliates use of documents and information concerning the Transferred Assets, the Other Assumed Liabilities or any other documents and information in respect of the Business.


                                    ARTICLE X

            SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND AGREEMENTS

     Section X.1. Survival of Representations and Warranties and Agreements. (a) Notwithstanding any right of Purchaser fully to investigate the affairs of Sellers and Parent and notwithstanding any knowledge of facts determined or determinable by Purchaser pursuant to such investigation or right of investigation, Purchaser, Purchaser Parent and Holdco have the right to rely fully upon the representations, warranties, covenants and agreements of Sellers and Parent contained in this Agreement. The representations and warranties contained in this Agreement and in any certificate delivered pursuant hereto shall survive until the close of business on the second anniversary of the Closing Date, except that the representations and warranties contained in Sections 4.01 through 4.03, Section 4.08, Section 4.11, Section 4.23 and Section
4.25 and Sections 5.01 through 5.03 shall survive the Closing until the expiration of all relevant statutes of limitations.

     (b) All covenants and agreements made by the parties to this Agreement which contemplate performance following the Closing Date, and all covenants which were to be performed prior to the Closing Date but which were not so performed, shall survive the Closing Date. All other covenants and agreements shall not survive the Closing Date and shall terminate as of the Closing.


                                   ARTICLE XI

                                 INDEMNIFICATION

     Section XI.1. Indemnification by Sellers and Parent. From and after the Closing, subject to the limitations set forth in this Article XI, Sellers and Parent jointly and severally agree to indemnify Purchaser and its Affiliates and their respective directors, officers, employees, agents and representatives and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) (collectively, "Indemnifiable Losses") suffered or incurred by any such Indemnified Party, to the extent arising from
(i) any breach of any representation or warranty (without regard to any qualification as to materiality or Seller Material Adverse Effect, but subject to Section 11.04) of Sellers or Parent contained in this Agreement or in any Schedule hereto or certificate delivered pursuant hereto, (ii) any breach of any covenant or agreement of Sellers or Parent contained in this Agreement, (iii) any Excluded Liability without regard as to whether such Indemnifiable Loss exists on the Closing Date or arises at any time thereafter.

     Section XI.2. Indemnification by Purchaser. From and after the Closing, subject to the limitations set forth in this Article XI, Purchaser agrees to indemnify each Seller and its Affiliates and each of their respective directors, officers, employees, agents and representatives against and hold them harmless from any Indemnifiable Losses suffered or incurred by any such indemnified party to the extent arising from (i) any breach of any representation or warranty of Purchaser contained in this Agreement or in any Schedule hereto or certificate delivered pursuant hereto, (ii) any breach of any covenant or agreement of Purchaser contained in this Agreement or (iii) any Other Assumed Liability.

     Section XI.3. Indemnification Procedures. (a) In order for a party (the "Indemnified Party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by, or an action, proceeding or investigation instituted by, any person not a party to this Agreement (a "Third Party Claim"), such Indemnified Party must notify the other party (the "Indemnifying Party") in writing, and in reasonable detail, of the Third Party Claim within ten Business Days after such Indemnified Party learns of the Third Party Claim; provided, however, that an inadvertent failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five Business Days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

     (b) If a Third  Party  Claim is made  against  an  Indemnified  Party,  the
Indemnifying Party will be entitled to participate in the defense thereof (unless (i) the Indemnifying Party is also a party to such Third Party Claim and the Indemnified Party determines in good faith that joint representation would be inappropriate or (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such Third Party Claim and provide indemnification with respect to such Third Party Claim) and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, (i) it shall be conclusively established for purposes of this Agreement that the claims made in such Third Party Claim are within the scope of and subject to indemnification and (ii) the Indemnifying Party will not as long as it legitimately conducts such defense be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not legitimately assumed the defense thereof (other than during any period in which the Indemnified Party shall have failed to give notice of the Third Party Claim as provided above). If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, all of the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnifying Party shall have no liability with respect to any compromise or settlement of such claims effected without its written consent (such consent not to be unreasonably withheld); the Indemnifying Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld) unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnified Party, or (ii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; provided, however, that an Indemnified Party shall not be required to consent to any settlement involving the imposition of equitable remedies.

     (c) The indemnities provided in this Agreement shall survive the Closing; provided, however, that the indemnities provided under Sections 11.01(i) and 11.02(i) shall terminate when the applicable representation or warranty terminates pursuant to Article X, except as to any item as to which the person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the Indemnifying Party. The indemnity provided in Sections 11.01 and 11.02 shall be the sole and exclusive remedy of the Indemnified Party against the Indemnifying Party at law (but not in equity) for any matter covered by such Sections.

     (d) The parties agree that any indemnification payments made pursuant to this Agreement shall be treated for tax purposes as an adjustment to the consideration under Section 2.02 hereof.

     Section XI.4. Limitation on Indemnification. (a) Purchaser shall have no right to make a claim for indemnification under Section 11.01(i) (i) for any claim arising from the inaccuracy of the information provided in response to
Section 6.10(g), unless Seller has acted in bad faith or (ii) to the extent any loss is reinsured under the Pre-Closing Indemnity Reinsurance Agreement, except to the extent that any such loss arises from a breach of Section 4.18 hereof. Purchaser shall have no right to make a claim for indemnification under Section 11.01(i) until Indemnifiable Losses which would otherwise be indemnifiable hereunder have been incurred by Purchaser and its Affiliates exceeding $5,000,000 in the aggregate, and then only to the extent of any such excess. A Seller shall have no right to make a claim for indemnification under Section 11.02(i) until Indemnifiable Losses which would otherwise be indemnifiable hereunder have been incurred by such Seller and its Affiliates exceeding $5,000,000 in the aggregate, and then only to the extent of any such excess. The maximum aggregate amount of which Purchaser may recover under Sections 11.01(i) and 11.01(ii) of this Article XI with respect to all claims under Sections 11.01(i) and 11.01(ii) of this Article XI shall be $500 million. The maximum aggregate amount which Parent or Seller may recover under this Article XI with respect to claims hereunder shall be $500 million.

     (b) The adjustment procedure set forth in Section 2.02 shall be the exclusive monetary remedy of Purchaser with respect to any breach of Section 4.04(a) hereof for which indemnification is provided under this Article XI.

     (c) The limitations set forth in Section 11.04 shall only apply to claims for indemnification asserted under this Article XI and, accordingly, without limiting the generality of the foregoing, no adjustment made pursuant to Section
2.02 shall be limited in any manner by this Section 11.04 or any other Section of this Agreement.


                                   ARTICLE XII

                          TERMINATION PRIOR TO CLOSING

 Section XII.1. Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

     (a) by Parent or Purchaser in writing, if there shall be any order, injunction or decree of any Governmental Entity which prohibits or restrains Sellers or Purchaser from consummating the transactions contemplated hereby, and such order, injunction or decree shall have become final and nonappealable; provided that prior to termination under this Section 12.01(a), the party seeking to terminate this Agreement shall have used all reasonable efforts to have such order, injunction or decree vacated;

     (b) by Purchaser in writing, if the Closing has not occurred on or prior to January 31, 2000, unless due to the failure of Purchaser to materially perform its obligations under this Agreement required to be performed by it on or prior to the Closing Date; provided, however, that if the Closing is delayed as a result of Parent and Sellers failing to materially perform each of their obligations under this Agreement required to be performed by each of them on or prior to the Closing Date, the termination date of January 31, 2000 shall be extended to February 28, 2000 if Parent and Sellers are diligently seeking to perform each of their obligations on or prior to the Closing Date;

     (c) by Parent and Sellers in writing, if the Closing has not occurred on or prior to January 31, 2000, unless due to the failure of Parent and Sellers to materially perform each of their respective obligations under this Agreement required to be performed by each of them on or prior to the Closing Date; provided, however, that if the Closing is delayed as a result of Purchaser failing to materially perform its obligations under this Agreement, required to be performed by it on or prior to the Closing Date, the termination date of January 31, 2000 shall be extended to February 28, 2000 if Purchaser is diligently seeking to perform its obligations on or prior to the Closing Date;

     (d) by Purchaser in writing, if the items disclosed on the Schedules delivered pursuant to Section 6.19, individually or in the aggregate, could reasonably be expected to constitute a Seller Material Adverse Effect; and

     (e) at any time on or prior to the Closing Date, by mutual written consent of Parent and Purchaser.

     Section XII.2. Survival. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become null and void and of no further force and effect, except for the provisions of Sections 6.03, 6.08, this Section 12.02 and Article XIII, and except that no termination pursuant to this Article XII shall relieve any party from any liability for any breach of this Agreement.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

     Section XIII.1. Publicity. Except as may otherwise be required by applicable law, regulation or obligations pursuant to any listing agreement with any national securities exchange, no press release or public announcement concerning this Agreement or the transactions contemplated hereby shall be made by Purchaser, Parent or Sellers prior to the Closing Date without advance approval thereof by the other party, such approval not to be unreasonably withheld. The parties hereto understand and agree that communications with employees and Independent Agent/Brokers shall not constitute a press release or public announcement for purposes of this Section 13.01. The parties hereto shall cooperate with each other in making any press release or public announcement.

 Section XIII.2. Dollar References. All dollar references in this Agreement are to the currency of the United States.

     Section XIII.3. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed) or sent by overnight courier (providing proof of delivery), to the parties at the following address:

     (a)  If to Purchaser or Holdco:

                 Allstate Insurance Company
                 3075 Saunders Road
                 Northbrook, Illinois  60062
                 Attention:  Treasurer
                 Facsimile:  (847) 402-9116

                 With a concurrent copy to:

                 LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                 125 West 55th Street
                 New York, New York  10019-5389
                 Attention:  John M. Schwolsky
                             Donald B. Henderson, Jr.
                             Facsimile:  (212) 424-8500

     (b) If to Sellers or any Seller or to Parent:

                 Continental Insurance Company
                 CNA Plaza
                 333 South Wabash Drive
                 Chicago, Illinois  60685
                 Attention:  Secretary
                 Facsimile:  (312) 822-1297

                 With a concurrent copy to:

                        Mayer, Brown & Platt
                        190 South LaSalle Street
                        Chicago, Illinois  60603
                        Attention:  Richard W. Shepro
                        Facsimile:  (312) 701-7711

     Any party may, by notice given in accordance with this Section 13.03 to the other parties, designate another address or person for receipt of notices hereunder, provided that notice of such a change shall be effective upon receipt.

     Section XIII.4. Entire Agreement. This Agreement (including the Ancillary Agreements, the other agreements contemplated hereby and thereby, the Exhibits and the Schedules hereto) contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, with respect thereto; provided, however, that the Confidentiality Agreement shall remain in full force and effect in accordance with its terms except as contemplated by Section 6.03 prior to the Closing. Without limiting the foregoing, the parties agree that this Agreement and the Ancillary Agreements and the Schedules and Exhibits hereto and thereto shall be kept confidential to the extent required by and in accordance with the Confidentiality Agreement. The parties hereto agree and acknowledge to the extent any provisions in this Agreement or any Ancillary Agreement are inconsistent with any correspondence exchanged between the parties prior to the date hereof the provisions of this Agreement and the Ancillary Agreements will control.

     Section XIII.5. Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

     Section XIII.6. Governing Law; Choice of Forum. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     Section XIII.7. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns and legal representatives. Neither this Agreement or any of the Ancillary Agreements, nor any of the rights, interests or obligations hereunder or thereunder, may be assigned, in whole or in part, by operation of law or otherwise by Parent or any Seller without the prior written consent of Purchaser and any such assignment that is not consented to shall be null and void. Purchaser, Purchaser Parent and Holdco may transfer and assign to one or more Persons, which may be a Newco Insurance Company or other wholly owned Affiliate of Purchaser, some or all of the Transferred Assets and Other Assumed Liabilities, and some or all of the rights and obligations of Purchaser, Purchaser Parent and Holdco under this Agreement and each of the Ancillary Agreements to which any of them is a party, and any other agreements, documents or instruments executed by Purchaser, Purchaser Parent, Holdco, Sellers or Parent, as the case may be, in connection with the transactions under this Agreement; provided that all such assets, liabilities, rights and obligations may be allocated among the Purchaser, Purchaser Parent, Holdco and any such transferee, as may be determined by Purchaser, in its sole discretion; and provided, further, that no such assignment shall limit or adversely affect in any manner whatsoever, Purchaser's indemnification rights hereunder. Purchaser, Purchaser Parent, Holdco, Parent and Sellers agree that, upon such transfers, assignments and assumptions, as the case may be, the transferee or transferees shall be substituted for Purchaser, Purchaser Parent and Holdco, as the case may be, as if such transferee or transferees, as the case may be, were Purchaser, Purchaser Parent and Holdco, as the case may be hereunder and that Purchaser, Purchaser Parent and Holdco, as the case may be, shall be released and discharged in all respects from any and all obligations or liabilities assumed by any such transferee or transferees; provided, however, that in the event that Purchaser assigns any or all of its obligations under either Indemnity Reinsurance Agreement to a transferee insurance company which is not at the time of such assignment rated, as to its claims paying ability, after giving effect to such assignment, A- or better by Standard & Poor's or in the case of Allstate Floridian Insurance Company, Allstate Floridian Indemnity Company, Allstate New Jersey Insurance Company or any "single state" licensed property and casualty insurance company organized as a direct or indirect Subsidiary of Purchaser Parent to write personal lines insurance in Massachusetts B++ or higher by A.M. Best Company, Inc., Purchaser shall not be released and discharged with respect to the liabilities and obligations assumed by such insurance company until such time as such insurance company shall be rated as to its claims paying ability at least A- by Standard & Poor's, or in the case of Allstate Floridian Insurance Company, Allstate Floridian Indemnity Company, Allstate New Jersey Insurance Company or any "single state" licensed property and casualty insurance company organized as a direct or indirect Subsidiary of Purchaser Parent to write personal lines insurance in Massachusetts B++ or higher by A.M. Best Company, Inc.

     Section XIII.8. Interpretation. (a) Notwithstanding anything in this Agreement to the contrary, no term or condition of this Agreement shall be construed to supersede, restrict or otherwise limit any term or condition set forth in the Indemnity Reinsurance Agreements.

     (b) The parties acknowledge and agree that they may pursue judicial remedies at law or equity in the event of a dispute with respect to the interpretation or construction of this Agreement. In the event that an alternative dispute resolution procedure is provided for in any of the Ancillary Agreements or any other agreement contemplated hereby or thereby, and there is a dispute with respect to the construction or interpretation of such Ancillary Agreement, the dispute resolution procedure provided for in such Ancillary Agreement shall be the procedure that shall apply with respect to the resolution of such dispute.

     (c) For purposes of this Agreement, the words "hereof," "herein," "hereby" and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The terms "transactions contemplated by this Agreement" and "transactions contemplated hereby" shall include the sale and purchase of the Transferred Assets, the reinsurance by Purchaser of the Reinsured Liabilities, the assumption of the Other Assumed Liabilities and the execution, delivery and performance by the parties thereto of the Ancillary Agreements and any other agreements contemplated hereby or thereby. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.

     (d) No provision of this Agreement will be interpreted in favor of, or against, either party hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

     Section XIII.9. No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any person (including, but not limited to, the employees of any Seller or any Affiliate of any Seller), other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     Section XIII.10. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     Section XIII.11. Exhibits and Schedules. The Exhibits and the Schedules to this Agreement that are specifically referred to herein are a part of this Agreement as if fully set forth herein. All references herein to Articles, Sections, subsections, paragraphs, subparagraphs, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

     Section XIII.12. Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

     Section XIII.13. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, each Seller, Parent and Purchaser, Purchaser Parent and Holdco directs that such court interpret and apply the remainder of this Agreement in the manner that it determines most closely effectuates their intent in entering into this Agreement, and in doing so particularly take into account the relative importance of the term, provision, covenant or restriction being held invalid, void or unenforceable.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                           THE ALLSTATE CORPORATION

                                 By:     /S/JAMES P. ZILS
                                         Name:    James P. Zils
                                                  Title:   Treasurer


                           ALLSTATE INSURANCE COMPANY


                                 By:      /S/JAMES P. ZILS
                                          Name:    James P. Zils
                                          Title:   Vice President and Treasurer


                         WILLOW INSURANCE HOLDINGS, INC.


                                 By:      /S/JAMES P. ZILS
                                          Name:    James P. Zils
                                          Title:   Vice President and Treasurer


                            CNA FINANCIAL CORPORATION


                                 By:      /S/JOHN M. SQUAROK
                                          Name:    John M. Squarok
                                          Title:   Group Vice President

                          AMERICAN CASUALTY COMPANY OF
                             READING, PENNSYLVANIA


                                 By:      /S/JOHN M. SQUAROK
                                          Name:    John M. Squarok
                                          Title:   Group Vice President


                      BOSTON OLD COLONY INSURANCE COMPANY


                                 By:      /S/JOHN M. SQUAROK
                                          Name:    John M. Squarok
                                          Title:   Group Vice President


                      THE BUCKEYE UNION INSURANCE COMPANY


                                 By:      /S/JOHN M. SQUAROK
                                          Name:    John M. Squarok
                                          Title:   Group Vice President


                           CNA CASUALTY OF CALIFORNIA

                                 By:      /S/JOHN M. SQUAROK
                                          Name:    John M. Squarok
                                          Title:   Group Vice President

                           COLUMBIA CASUALTY COMPANY


                                 By:      /S/JOHN M. SQUAROK
                                          Name:    John M. Squarok
                                          Title:   Group Vice President



                        COMMERCIAL INSURANCE COMPANY OF
                                  NEWARK, N.J.


                                 By:     /S/JOHN M. SQUAROK
                                          Name:    John M. Squarok
                                          Title:   Group Vice President



                          CONTINENTAL CASUALTY COMPANY


                                 By:      /S/JOHN M. SQUAROK
                                          Name:    John M. Squarok
                                          Title:   Group Vice President



                         CONTINENTAL INSURANCE COMPANY


                                 By:       /S/JOHN M. SQUAROK
                                          Name:    John M. Squarok
                                          Title:   Group Vice President

                       THE CONTINENTAL INSURANCE COMPANY
                                 OF NEW JERSEY


                                By:       /S/JOHN M. SQUAROK
                                          Name:    John M. Squarok
                                          Title:   Group Vice President



                     CONTINENTAL LLOYD'S INSURANCE COMPANY


                                By:        /S/JOHN M. SQUAROK
                                          Name:    John M. Squarok
                                          Title:   Underwriter



                      CONTINENTAL REINSURANCE CORPORATION


                                By:       /S/JOHN M. SQUAROK
                                          Name:    John M. Squarok
                                          Title:   Group Vice President



                       THE FIDELITY AND CASUALTY COMPANY
                                  OF NEW YORK


                                By:      /S/JOHN M. SQUAROK
                                          Name:    John M. Squarok
                                          Title:   Group Vice President

               FIREMEN'S INSURANCE COMPANY OF NEWARK, NEW JERSEY


                                By:        /S/JOHN M. SQUAROK
                                          Name:    John M. Squarok
                                          Title:   Group Vice President



                       THE GLENS FALLS INSURANCE COMPANY


                                By:       /S/JOHN M. SQUAROK
                                          Name:    John M. Squarok
                                          Title:   Group Vice President



                 KANSAS CITY FIRE AND MARINE INSURANCE COMPANY


                                By:       /S/JOHN M. SQUAROK
                                          Name:    John M. Squarok
                                          Title:   Group Vice President



                     THE MAYFLOWER INSURANCE COMPANY, LTD.


                                By:       /S/JOHN M. SQUAROK
                                          Name:    John M. Squarok
                                          Title:   Group Vice President

             NATIONAL - BEN FRANKLIN INSURANCE COMPANY OF ILLINOIS


                                By:       /S/JOHN M. SQUAROK
                                          Name:    John M. Squarok
                                          Title:   Group Vice President
                        NATIONAL FIRE INSURANCE COMPANY
                                  OF HARTFORD


                                 By:      /S/JOHN M. SQUAROK
                                          Name:    John M. Squarok
                                          Title:   Group Vice President



                         NIAGARA FIRE INSURANCE COMPANY


                                 By:      /S/JOHN M. SQUAROK
                                          Name:    John M. Squarok
                                          Title:   Group Vice President

                           PACIFIC INSURANCE COMPANY


                                 By:      /S/JOHN M. SQUAROK
                                          Name:    John M. Squarok
                                          Title:   Group Vice President

                       TRANSCONTINENTAL INSURANCE COMPANY


                                 By:      /S/JOHN M. SQUAROK
                                          Name:    John M. Squarok
                                          Title:   Group Vice President



                        TRANSPORTATION INSURANCE COMPANY


                                 By:      /S/JOHN M. SQUAROK
                                          Name:    John M. Squarok
                                          Title:   Group Vice President

                         VALLEY FORGE INSURANCE COMPANY


                                 By:      /S/JOHN M. SQUAROK
                                          Name:    John M. Squarok
                                          Title:   Group Vice President
                              CNA LLOYD'S OF TEXAS


                                 By:      /S/JOHN M. SQUAROK
                                          Name:    John M. Squarok
                                          Title:   Underwriter

Exhibit 10.8

                               EQUITY-LINKED NOTE


$75,000,000                                           Dated: October 1, 1999
                                                      Chicago, Illinois


     FOR VALUE RECEIVED, the undersigned, The Allstate Corporation, a Delaware corporation (the "Maker"), promises to pay to CNA Financial Corporation, a Delaware corporation ("Holder"), at Holder's principal office at CNA Plaza, 333 South Wabash, Chicago, Illinois 60685 or at such other place or places in
Illinois as Holder may from time to time designate in writing, or to the transferee hereof pursuant to Section 19 hereof, the principal sum of Seventy-Five Million Dollars ($75,000,000), with interest (as hereinafter provided) on the principal balance outstanding, plus the Principal Adjustment (as hereinafter defined), all as hereinafter set forth. This Note is issued pursuant to the terms and conditions of the Asset Purchase and Investment Agreement dated June 9, 1999 among Holder, the Maker, certain affiliates of Holder and certain affiliates of the Maker, as amended and restated as of September 30, 1999 (the "Asset Purchase Agreement").

     1. Definitions. As used in this Note, each of the following terms shall have the following meanings, respectively:

     (i) "ALAE" shall have the meaning set forth in Chapter 17 of the NAIC Accounting Practices and Procedures Manual for Property and Casualty Insurance Companies in effect for the year ended December 31, 1998 (with reference to guidance contained therein which became effective on January 1, 1998).

     (ii) "Business Day" shall mean any day (other than a Saturday or Sunday) on which commercial banks are generally open for business in Chicago, Illinois.

     (iii) "Distribution and License Agreement" shall have the meaning set forth in the Asset Purchase Agreement."

     (iv) "Earned Premiums" means the direct voluntary earned premiums on the Policies to the extent such Policies are used as the basis for the calculation of the License Fee pursuant to Section 4.1(a)(i) and 4.1(a)(ii) of the Distribution and License Agreement, excluding all direct voluntary earned premiums which would be excluded from such calculation pursuant to the terms thereof.

     (v) "Interest Rate" shall mean 6.915%.

     (vi) "Involuntary Mechanisms" shall have the meaning set forth in the Asset Purchase Agreement.

     (vii) "LAE" means ALAE and ULAE.

     (viii) "License Fee" shall have the meaning set forth in the Distribution and License Agreement.

     (ix) "Loss" means the amount of liability paid or to be paid with respect to claims arising under the Policies, after making deduction for all salvage and subrogation.

     (x) "Maturity Date" shall mean the first to occur of the Stated Maturity Date or the earlier date (if any) on which the unpaid principal balance of, unpaid interest on, and Principal Adjustment with respect to, this Note shall become due and payable on account of acceleration by Holder or otherwise pursuant to Section 4 or 7 hereof.

     (xi) "Policies" means the insurance products (excluding insurance written through Involuntary Mechanisms) described in Sections 4.1(a)(i) and 4.1(a)(ii) of the Distribution and License Agreement and with respect to which a License Fee has been paid or is due to be paid under Sections 4.1(a)(i) and 4.1(a)(ii) thereof, subject to the limitations set forth in Section 4.1(b) thereof.

     (xii) "Principal Adjustment" shall mean an amount, if any, of up to ten million dollars ($10,000,000) (which may be a negative number) which shall be added to the principal amount of this Note to calculate the amount (other than in respect of interest) due at the Maturity Date of this Note. The Principal Adjustment is intended to reflect cumulative adjusted underwriting earnings over the period from the date hereof to the Maturity Date (the "Cumulative Earnings"), calculated as set forth below. The Principal Adjustment shall be equal to the sum of (i) +$10,000,000 plus (ii) the product of (A) $20,000,000 times (B) the ratio of (a) the Cumulative Earnings to (b) $19.302 billion; provided, however, that the Principal Adjustment shall be +$10,000,000 if the Cumulative Earnings is $0 or less and shall be $10,000,000 if the Cumulative Earnings is $19.302 billion or more; provided, further, that if the Maturity Date shall be any date earlier than the Stated Maturity Date, the Principal Adjustment shall be $0 if Cumulative Earnings is $9.651 billion or less.

     For purposes of the Principal Adjustment, Cumulative Earnings shall be calculated for the period from and including the date hereof to and including the Maturity Date, as follows:

     Cumulative Earnings = Earned Premiums - Total Incurred Losses.

     (xiii) "Stated Maturity Date" means September 30, 2009.

     (xiv) "Total Incurred Losses" means total Loss incurred by any Seller or any Newco Insurance Company (as such terms are defined in the Distribution and License Agreement) under the Policies with respect to losses occurring on or after the date hereof (including incurred catastrophe losses but excluding LAE and changes in Loss and LAE reserves for accident periods prior to the date hereof).

     (xv) "ULAE" means all expenses incurred in connection with the adjusting, recording and paying of claims under the Policies, other than ALAE.

     2. Interest. Prior to the occurrence of a Default or after all Defaults have been cured or waived, interest on this Note shall be due and payable in arrears on the principal amount outstanding hereunder, in cash, semi-annually on the last day of March and September of each year beginning March 31, 2000, and continuing until this Note is paid in full, at the Interest Rate per annum. From and after the occurrence of a Default (after expiration of any applicable notice and cure periods) under this Note and until such Default is cured or waived, interest shall be payable on demand at the rate of twelve percent (12.0%) per annum (the "Default Rate"). Interest shall be calculated on the basis of a 360-day year and actual days elapsed. The Maker and Holder agree that the Principal Adjustment shall be treated as contingent interest as contemplated in Treasury Regulation ss. 1.1275-4. The Maker and Holder further agree that, as a result of the difficulty in predicting the Principal Adjustment, the projected amount of the Principal Adjustment for purposes of Treasury Regulation ss. 1.1275-4 shall be zero.

     3. Payment. The Maker promises to pay to Holder interest as, in the amounts, and at the times provided in Section 2 hereof. The Maker also agrees that, on the Maturity Date, the Maker will pay to Holder the entire principal balance of this Note then outstanding, together with the Principal Adjustment. Unless the Maker is otherwise directed in writing by Holder, all payments and prepayments hereunder shall be paid in immediately available funds in Chicago, Illinois.

     On or before the Maturity Date, the Maker shall provide to Holder copies of such of its financial and other records as Holder shall reasonably request to evidence the calculation of the Principal Adjustment pursuant to the terms of this Note, together with a certificate of the Maker's Chief Financial Officer certifying that such records are true, complete and correct. Holder, or an independent certified public accountant or firm of independent certified public accountants selected by Holder, shall have the right at Holder's sole cost and expense to conduct an audit of such financial and other records upon which the calculation of the Principal Adjustment is based, and the Maker shall cooperate as reasonably requested in such audit. In the event that Holder disagrees with the calculation of the Principal Adjustment as certified by the Maker by delivering notice of disagreement to the Maker within 30 days of receipt of such certification, the Maker and Holder shall, if they are unable to resolve the differences 15 days thereafter, submit such differences to a national accounting firm reasonably acceptable to the Maker and Holder. The determination of such firm shall be binding on the Maker and Holder and the Maker and Holder shall share equally the fees and expenses of such firm.

     4. Payment prior to the Stated Maturity Date. In the event that (a) Holdco (as defined in the Asset Purchase Agreement) ceases at any time to be directly or indirectly wholly owned by the Maker, or (b) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of 25% or more of the outstanding shares of common stock of the Maker, or (c) during any 24-month period, individuals who at the beginning of such period constituted the Maker's board of directors (together with any new directors whose election by the Maker's shareholders was approved by a vote of at least two-thirds of the directors who either were directors at the beginning of such period or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the board of directors of the Maker, then, at any time until the date 90 days after the Maker shall have given written notice to Holder of any such event, (i) the Maker shall have the right to prepay, and (ii) Holder shall have the right to require the Maker to prepay, on 30 days' prior notice, all but not less than all, of the principal and Principal Adjustment of, interest on, and any other amounts with respect to, this Note. No other prepayment of the principal or Principal Adjustment of this Note shall be permitted.

     5. Making of Payments. Each payment of principal or Principal Adjustment of, interest on, or any other amounts of any kind with respect to, this Note shall be made by the Maker to Holder at its office in Chicago, Illinois (or at any other place which Holder may hereafter designate for such purpose in a notice duly given to the Maker hereunder), not later than noon, Chicago time, on the date due thereof; and funds received after that hour shall be deemed to have been received by Holder on the next following Business Day. Whenever any payment to be made under this Note shall be stated to be due on a date which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable at the applicable rate during such extension.

     6. Cooperation. The Maker shall provide such information as Holder shall reasonably request to the Securities Valuation Office of the National Association of Insurance Commissioners in connection with obtaining a rating by such office of this Note.

     7. Default; Remedies. Any one of the following occurrences shall constitute a default ("Default") under this Note: (i) failure by the Maker to pay any interest, principal or Principal Adjustment due on this Note within 5 Business Days after any such payment is due; (ii) failure by the Maker to comply with or to perform any other provision of this Note and continuance of such failure for 10 Business Days after receipt of notice of such Default; (iii) the Maker shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due; or the Maker shall apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for it or any of its property; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Maker or for a substantial part of its property and is not discharged or dismissed within 60 days; any bankruptcy, reorganization, liquidation or similar case or proceeding shall be commenced by or against the Maker and, if such case or proceeding is commenced against the Maker, it continues for 60 days undismissed; or the Maker shall take any corporate action to authorize, or in furtherance of, any of the foregoing; (iv) failure by the Maker to comply with or to perform any of its obligations under the Asset Purchase Agreement and continuance of such failure for 10 Business Days after receipt of notice of such default; or (v) final judgments which exceed an aggregate of $500,000,000 shall be rendered against the Maker and shall not have been discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

     If any Default described in clause (iii) of the preceding paragraph occurs, all amounts due under this Note shall, without demand or notice of any kind to the Maker or any other person (including, but not limited to, any guarantors), immediately become and be due and payable in full; and Holder shall have and may exercise any and all rights and remedies available at law or in equity. If any Default (other than a Default described in clause (iii) of the preceding paragraph) occurs, Holder may declare the entire principal amount hereof, plus Principal Adjustment and unpaid interest, to be immediately due and payable, whereupon such amounts shall become immediately due and payable.

     8. Allocation of Balances or of Payments. At any and all times prior to the occurrence of a Default or after all Defaults have been cured or waived until this Note and all amounts hereunder (including interest, principal, Principal Adjustment and other charges and amounts, if any) are paid in full, all payments (whether of interest, principal, Principal Adjustment or other amounts) made by the Maker to Holder hereof shall be allocated by Holder first to interest, then to principal, Principal Adjustment and other amounts due hereunder. From and after the occurrence of a Default (after expiration of any applicable notice and cure periods) under this Note and until such Default is cured or waived, all amounts referenced in the previous sentence of this Section 8 shall be allocated by Holder to interest, principal, Principal Adjustment or other amounts due hereunder as Holder may determine in its sole and exclusive discretion.

     9. Captions. Any headings or captions in this Note are inserted for convenience of reference only, and they shall not be deemed to constitute a part hereof, nor shall they be used to construe or interpret the provisions of this Note.

     10. Waiver.

     (a) The Maker, for itself and for its successors, transferees and assigns and all guarantors and endorsers, hereby waives diligence, presentment and demand for payment, protest, notice of protest and nonpayment, dishonor and notice of dishonor, notice of the intention to accelerate, notice of acceleration, and all other demands or notices of any and every kind whatsoever, and the Maker agrees that this Note and any or all payments coming due hereunder may be extended from time to time in the sole discretion of Holder hereof without in any way affecting or diminishing its liability hereunder.

     (b) No delay in the exercise of any right or remedy hereunder shall be deemed a waiver of such right or remedy, nor shall the exercise of any right or remedy be deemed an election of remedies or a waiver of any other right or remedy. Without limiting the generality of the foregoing, the failure of Holder promptly after the occurrence of any Default hereunder to exercise its right to declare the indebtedness remaining unmatured hereunder to be immediately due and payable shall not constitute a waiver of such right while such Default continues nor a waiver of such right in connection with any future Default on the part of the Maker.

     11. Payment of Costs. The Maker hereby expressly agrees that upon the occurrence of any Default under this Note, the Maker will pay to Holder, on demand, all costs of collection or enforcement of every kind, including (but not limited to) all attorneys' fees and court costs.

     12. Notices. All notices, demands and other communications hereunder to the Maker or Holder shall be deemed to have been given to and served upon the addressee thereof upon the first to occur of (i) actual delivery to the addresses designated below for the Maker or Holder, respectively, or (ii) on the second business day after the deposit thereof in the United States mails, first class certified or registered mail postage prepaid, return receipt requested, addressed as follows:

If to the Maker: The Allstate Corporation
                 3075 Sanders Road
                 Northbrook, Illinois  60062             Attention:  Treasurer
                 Facsimile: (847) 402-9116

with a copy to:  LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                 125 West 55th Street
                 New York, New York 10019-5389
                                      Attention: John M. Schwolsky
                                                 Donald B. Henderson, Jr.
                                                 Facsimile:    (212) 424-8500

If to Holder:                             CNA Financial Corporation
                                          CNA Plaza
                                          333 South Wabash
                                          Chicago, Illinois  60685
                                          Attention:    Secretary
                                          Facsimile:    (312) 822-1297

with a copy to:                           Mayer, Brown & Platt
                                          190 South LaSalle Street
                                          Chicago, Illinois 60603
                                          Attention:    Richard W. Shepro
                                          Facsimile:    (312) 701-7711

or to either party at such other address as such party may designate for such purpose in a written notice duly given to the other party.

     13. Time of the Essence. Time is hereby declared to be of the essence of this Note and of every part hereof.

     14. Amendment. This Note may not be changed or modified except in a writing signed by the Maker and Holder.

     15. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed entirely in such State.

     16. Jurisdiction. The Maker agrees, and Holder by accepting this Note shall be deemed to agree, that any suit, action or proceeding brought by the Maker or Holder in connection with or arising from this Note shall be brought solely in the Courts of the State of Illinois or the United States District Court for the Northern District of Illinois, and the Maker consents, and Holder shall be deemed to consent, to the jurisdiction and venue of each such court. The Maker further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of Illinois. The Maker hereby waives, and Holder shall be deemed to waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

     17. Waiver of Jury Trial. THE MAKER WAIVES, AND, BY ACCEPTING THIS NOTE, HOLDER SHALL BE DEEMED TO WAIVE, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE OR UNDER ANY AMENDMENT TO THIS NOTE WHICH MAY IN THE FUTURE BE DELIVERED, AND THE MAKER AGREES, AND, BY ACCEPTING THIS NOTE HOLDER SHALL BE DEEMED TO AGREE, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     18. Holder Not Partner of the Maker. Under no circumstances whatsoever shall Holder of this Note be deemed to be a partner or a co-venturer with the Maker or with any other person. The Maker shall not represent to any third party that the Maker and Holder hereof are partners or co-venturers.

     19. Assignment. This Note shall bind the Maker and its successors and assigns. This Note shall not be assigned or transferred by Holder, except to any direct or indirect wholly-owned subsidiary of CNA Financial Corporation, without the express prior consent of the Maker. This Note is non-negotiable.

     20. Severability. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provisions of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Note pursuant to proper authority duly granted, as of the date and year first above written.

                                                THE ALLSTATE CORPORATION

                                                 By
                                                 Name:    James P. Zils
                                                 Title:      Treasurer